                                                                     Exhibit 4.1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                    Depositor

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                     Trustee

                                       and

                             WELLS FARGO BANK, N.A.

                  Master Servicer and Securities Administrator

                                   ----------

                         POOLING AND SERVICING AGREEMENT

                           DATED AS OF OCTOBER 1, 2005

                                   ----------

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST,
             MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2005-A8

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

SECTION 2.01    Conveyance of Mortgage Loans..............................    52
SECTION 2.02    Acceptance of Mortgage Loans by Trustee...................    54
SECTION 2.03    Assignment of Interest in the Assignment, Assumption and
                Recognition Agreement.....................................    57
SECTION 2.04    Substitution of Mortgage Loans............................    58
SECTION 2.05    Issuance of Certificates..................................    59
SECTION 2.06    Representations and Warranties Concerning the Depositor...    59
SECTION 2.07    Representations and Warranties Concerning the Master
                Servicer..................................................    60
SECTION 2.08    REMIC Elections...........................................    61

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

SECTION 3.01    Master Servicer...........................................    65
SECTION 3.02    REMIC-Related Covenants...................................    66
SECTION 3.03    Monitoring of Servicer....................................    66
SECTION 3.04    Fidelity Bond.............................................    67
SECTION 3.05    Power to Act; Procedures..................................    67
SECTION 3.06    Due-on-Sale Clauses; Assumption Agreements................    68
SECTION 3.07    Release of Mortgage Files.................................    68
SECTION 3.08    Documents, Records and Funds in Possession of Master
                Servicer To Be Held for Trustee...........................    68
SECTION 3.09    Standard Hazard Insurance and Flood Insurance Policies....    69
SECTION 3.10    Presentment of Claims and Collection of Proceeds..........    70
SECTION 3.11    Maintenance of the Primary Mortgage Insurance Policies....    70
SECTION 3.12    Trustee to Retain Possession of Certain Insurance Policies
                and Documents.............................................    70
SECTION 3.13    Realization Upon Defaulted Mortgage Loans.................    70
SECTION 3.14    Compensation for the Master Servicer......................    71
SECTION 3.15    REO Property..............................................    71
SECTION 3.16    Annual Officer's Certificate as to Compliance.............    71
SECTION 3.17    Annual Independent Accountant's Servicing Report..........    72
SECTION 3.18    Reports Filed with Securities and Exchange Commission.....    72
SECTION 3.19    Rights of the NIMs Insurer................................    73

                                   ARTICLE IV

                                  DISTRIBUTIONS

SECTION 4.01    Protected Accounts........................................    74
SECTION 4.02    Master Servicer Collection Account........................    75
SECTION 4.03    Permitted Withdrawals and Transfers from the Master
                Servicer Collection Account...............................    76
SECTION 4.04    Distribution Account......................................    77
SECTION 4.05    Permitted Withdrawals and Transfers from the Distribution
                Account...................................................    77
SECTION 4.06    Distributions on the REMIC Interests......................    79
SECTION 4.07    Distributions.............................................    79
SECTION 4.08    Payments..................................................    84
SECTION 4.09    Statements to Certificateholders..........................    84
SECTION 4.10    Monthly Advances..........................................    86
SECTION 4.11    Compensating Interest Payments............................    87

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01    The Certificates..........................................    88
SECTION 5.02    Certificate Register; Registration of Transfer and
                Exchange of Certificates..................................    88
SECTION 5.03    Mutilated, Destroyed, Lost or Stolen Certificates.........    91
SECTION 5.04    Persons Deemed Owners.....................................    92
SECTION 5.05    Access to List of Certificateholders' Names and
                Addresses.................................................    92
SECTION 5.06    Book-Entry Certificates...................................    92
SECTION 5.07    Notices to Depository.....................................    93
SECTION 5.08    Definitive Certificates...................................    93
SECTION 5.09    Maintenance of Office or Agency...........................    94

                                   ARTICLE VI

                      THE MASTER SERVICER AND THE DEPOSITOR

SECTION 6.01    Liabilities of the Master Servicer........................    95
SECTION 6.02    Merger or Consolidation of the Master Servicer............    95
SECTION 6.03    Indemnification from the Master Servicer and the
                Depositor.................................................    95
SECTION 6.04    Limitations on Liability of the Master Servicer and
                Others....................................................    95
SECTION 6.05    Master Servicer Not to Resign.............................    96
SECTION 6.06    Successor Master Servicer.................................    97
SECTION 6.07    Sale and Assignment of Master Servicing...................    97

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01    Events of Default.........................................    98
SECTION 7.02    Trustee to Act; Appointment of Successor..................    99
SECTION 7.03    Notification to Certificateholders........................   100
SECTION 7.04    Waiver of Defaults........................................   100
SECTION 7.05    List of Certificateholders................................   100

                                  ARTICLE VIII

             CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

SECTION 8.01    Duties of Trustee.........................................   101
SECTION 8.02    Certain Matters Affecting the Trustee and the Securities
                Administrator.............................................   102
SECTION 8.03    Trustee and Securities Administrator Not Liable for
                Certificates or Mortgage Loans............................   104
SECTION 8.04    Trustee and Securities Administrator May Own
                Certificates..............................................   104
SECTION 8.05    Trustee's and Securities Administrator's Fees and
                Expenses..................................................   105
SECTION 8.06    Eligibility Requirements for Trustee and Securities
                Administrator.............................................   105
SECTION 8.07    Insurance.................................................   105
SECTION 8.08    Resignation and Removal of the Trustee and Securities
                Administrator.............................................   106
SECTION 8.09    Successor Trustee and Successor Securities Administrator..   106
SECTION 8.10    Merger or Consolidation of Trustee or Securities
                Administrator.............................................   107
SECTION 8.11    Appointment of Co-Trustee or Separate Trustee.............   107
SECTION 8.12    Federal Information Returns and Reports to
                Certificateholders; REMIC Administration..................   108

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01    Termination upon Liquidation or Repurchase of all
                Mortgage Loans............................................   111
SECTION 9.02    Final Distribution on the Certificates....................   112
SECTION 9.03    Additional Termination Requirements.......................   113

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.01   Intent of Parties.........................................   114
SECTION 10.02   Amendment.................................................   114
SECTION 10.03   Recordation of Agreement..................................   115
SECTION 10.04   Limitation on Rights of Certificateholders................   115
SECTION 10.05   Acts of Certificateholders................................   116
SECTION 10.06   Governing Law.............................................   117
SECTION 10.07   Notices...................................................   117
SECTION 10.08   Severability of Provisions................................   117
SECTION 10.09   Successors and Assigns....................................   118
SECTION 10.10   Article and Section Headings..............................   118
SECTION 10.11   Counterparts..............................................   118
SECTION 10.12   Notice to Rating Agencies.................................   118
SECTION 10.13   Third Party Beneficiary...................................   118
SECTION 10.14   Additional Rights of the NIMs Insurer.....................   118

Exhibit A-1 - Form of Class A Certificates
Exhibit A-2 - Form of Class M and Class B Certificates
Exhibit A-3 - Form of Class R Certificates
Exhibit A-4 - Form of Class C and Class P Certificates
Exhibit B   - Mortgage Loan Schedule
Exhibit C   - Form of MI Policy
Exhibit D   - Request for Release of Documents
Exhibit E-1 - Form of Transfer Affidavit pursuant to Section 860E(e)(4) Exhibit E-2 - Form of Transferor Affidavit
Exhibit E-3 - Form of Transferor Certificate
Exhibit F-1 - Form of Transferor Representation Letter
Exhibit F-2 - Form of Investor Representation Letter
Exhibit F-3 - Form of Rule 144A Letter
Exhibit G   - Form of Custodial Agreement
Exhibit H   - Servicing Agreements
Exhibit I   - Mortgage Loan Purchase Agreement
Exhibit J   - Assignment Agreements
Exhibit K   - Form Certification to be Provided by the Master Servicer
                 with Form 10-K
Exhibit L-1 - Form of Class A-2 Cap Contract
Exhibit L-2 - Form of Class A-3 Cap Contract
Exhibit L-3 - Form of Subordinate Certificate Cap Contract
Exhibit M-1 - Class A-2 One-Month LIBOR Cap Table
Exhibit M-2 - Class A-3 One-Month LIBOR Cap Table
Exhibit M-3 - Subordinate Certificate One-Month LIBOR Cap Table

     This POOLING AND SERVICING AGREEMENT (the "Agreement"), dated as of October 1, 2005, among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee") and WELLS FARGO BANK, N.A., a national banking association, as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator").

                              PRELIMINARY STATEMENT

     The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of (i) two real estate mortgage investment conduits, (ii) the right to receive payments distributable to the Class P Certificates pursuant to Section 4.07(a)(i) hereof, (iii) each Cap Contract and the Cap Contract Account and (iv) the grantor trusts described in Section 2.08 hereof. The Lower Tier REMIC will consist of all of the assets constituting the Trust Fund (other than the assets described in clauses (ii), (iii) and (iv) above and the Lower Tier REMIC Regular Interests) and will be evidenced by the Lower Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the Class LTR Interest as the single "residual interest" in the Lower Tier REMIC. The Trustee will hold the Lower Tier REMIC Regular Interests. The Upper Tier REMIC will consist of the Lower Tier REMIC Regular Interests and will be evidenced by the REMIC Regular Interests (which will represent the "regular interests" in the Upper Tier REMIC) and the Residual Interest as the single "residual interest" in the Upper Tier REMIC. The Class R Certificate will represent beneficial ownership of the Class LTR Interest and the Residual Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

     The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

                                              INTEGRAL
                                            MULTIPLES IN
                                MINIMUM       EXCESS OF    INITIAL CERTIFICATE
CLASS    PASS-THROUGH RATE   DENOMINATION      MINIMUM      PRINCIPAL BALANCE
-----   ------------------   ------------   ------------   -------------------
 A-1A      Fixed Rate(1)      $25,000.00       $1.00         $ 55,000,000.00
A-1B1      Fixed Rate(1)      $25,000.00       $1.00         $ 66,936,000.00
A-1B2      Fixed Rate(1)      $25,000.00       $1.00         $ 36,501,000.00
A-1B3      Fixed Rate(1)      $25,000.00       $1.00         $ 23,575,000.00
A-1B4      Fixed Rate(1)      $25,000.00       $1.00         $ 14,112,000.00
A-1C1      Fixed Rate(1)      $25,000.00       $1.00         $ 67,250,000.00
A-1C2      Fixed Rate(1)      $25,000.00       $1.00         $ 18,650,000.00
 A-2A   Adjustable Rate(2)    $25,000.00       $1.00         $182,558,000.00.
A-2B1   Adjustable Rate(2)    $25,000.00       $1.00         $178,723,000.00
A-2B2   Adjustable Rate(2)    $25,000.00       $1.00         $  3,872,000.00
A-3A1   Adjustable Rate(2)    $25,000.00       $1.00         $141,194,000.00
A-3A2   Adjustable Rate(2)    $25,000.00       $1.00         $ 99,728,000.00
A-3A3   Adjustable Rate(2)    $25,000.00       $1.00         $ 43,046,000.00
 M-1    Adjustable Rate(2)    $25,000.00       $1.00         $ 26,337,000.00

                                              INTEGRAL
                                            MULTIPLES IN
                                MINIMUM       EXCESS OF    INITIAL CERTIFICATE
CLASS    PASS-THROUGH RATE   DENOMINATION      MINIMUM      PRINCIPAL BALANCE
-----   ------------------   ------------   ------------   -------------------
 M-2    Adjustable Rate(2)    $25,000.00       $1.00         $ 20,766,000.00
 B-1    Adjustable Rate(2)    $25,000.00       $1.00         $ 13,168,000.00
 B-2    Adjustable Rate(2)    $25,000.00       $1.00         $  5,064,000.00
  C         Variable(3)               (4)         (4)                     (4)
  P             (5)                   (5)         (5)                     (5)
  R        Fixed Rate(1)      $   100.00         N/A         $        100.00

----------
(1) The Pass-Through Rate for each of the Class A-1 and Class R Certificates shall equal the corresponding fixed Pass-Through Rate for each Class of Certificates as provided herein.

(2) The Pass-Through Rate for each of the Class A-2 Certificates, Class A-3 Certificates, Class B Certificates and Class M Certificates shall equal the corresponding Pass-Through Rate for such Class of Certificates as provided herein.

(3) The Class C Certificates will accrue interest in an amount equal to the Class C Current Interest.

(4) The Class C Certificates shall not have minimum dollar denominations or certificate notional amounts and shall be issued in a minimum percentage interest of 10%. The initial principal amount of the Class C Certificates shall equal the initial Overcollateralization Amount.

(5) The Class P Certificates are entitled to all Prepayment Charges and are not entitled to any interest or principal.

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer), or
(y) as provided in the applicable Servicing Agreement, to the extent applicable to the related Servicer, but in no event below the standard set forth in clause
(x).

     Account: The Master Servicer Collection Account, Distribution Account and any Protected Account as the context may require.

     Accrual Period: With respect to each Class of Certificates (other than the Class A-1, Class R and Class P Certificates) and Lower Tier REMIC Interests and any Distribution Date, the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to and including the day prior to such Distribution Date. With respect to the Class A-1 and Class R Certificates and any Distribution Date, the calendar month immediately preceding such Distribution Date. All calculations of interest on each Class of Certificates (other than the Class A-1 and Class R Certificates) and the Lower Tier REMIC Interests will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year. All calculations of interest on the Class A-1 and Class R Certificates will be made on the basis of a 360 day year comprised of 12 30-day months.

     Adjustable Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate which is adjustable.

     Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

     Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Certificate Principal Balance: For any date of determination, the sum of the Class A-1A Certificate Principal Balance, the Class A-1B1 Certificate Principal Balance, the Class A-1B2 Certificate Principal Balance, the Class A-1B3 Certificate Principal Balance, the Class A-1B4 Certificate Principal Balance, the Class A-1C1 Certificate Principal Balance, the Class A-1C2 Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B1 Certificate Principal Balance, the Class A-2B2 Certificate Principal Balance, the Class A-3A1 Certificate Principal Balance, the Class A-3A2 Certificate Principal Balance, the Class A-3A3 Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance, in each case as of such date of determination.

     Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

     Ameriquest: Ameriquest Mortgage Company, a Delaware corporation, or its successor in interest.

     Applicable State Law: For purposes of Section 8.12(d), the Applicable State Law shall be (a) the law of the State of New York and (b) such other state law whose applicability shall have been brought to the attention of the Securities Administrator and the Trustee by either (i) an Opinion of Counsel reasonably acceptable to the Securities Administrator and the Trustee delivered to it by the Master Servicer or the Depositor, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

     Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which, the sum of (i) the Aggregate Certificate Principal Balance and (ii) the Class C Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property, the "Appraised Value" of a Mortgaged Property is the lesser of (1) the appraised value based on an appraisal made for the Seller by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (2) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

     Assignment Agreements: The GreenPoint Assignment Agreement, and the PHH Assignment Agreement, which are attached hereto as Exhibit J.

     Auction: The one-time auction conducted by the Securities Administrator, as described in Section 9.01(b) hereof.

     Auction Date: The date on which the Auction occurs.

     Available Funds Cap: Any of the Group Two Available Funds Cap, the Group Three Available Funds Cap or the Weighted Average Available Funds Cap.

     Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. Sections 101-1330.

     Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant," or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in

Section 5.06). As of the Closing Date, each of the Class A, Class M and Class B Certificates constitutes a Class of Book-Entry Certificates.

     Business Day: Any day other than (1) a Saturday or a Sunday, or (2) a day on which banking institutions in the State of Maryland, State of Minnesota and in the State of New York are authorized or obligated by law or executive order to be closed.

     Cap Contract: Any of the Class A-2 Cap Contract, the Class A-3 Cap Contract or the Subordinate Certificate Cap Contract.

     Cap Contract Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Section 4.07(j)(i) in the name of the Trustee for the benefit of the Trust Fund and designated "Wells Fargo Bank, National Association, as Securities Administrator, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-A8." Funds in the Cap Contract Account shall be held in trust for the Trust Fund for the uses and purposes set forth in this Agreement.

     Cap Contract Counterparty: The Royal Bank of Scotland plc.

     Cap Contract Notional Balance: Any of the Class A-2 Cap Contract Notional Balance, the Class A-3 Cap Contract Notional Balance or the Subordinate Certificate Cap Contract Notional Balance.

     Cap Contract Termination Date: Any of the Class A-2 Cap Contract Termination Date, the Class A-3 Cap Contract Termination Date or the Subordinate Certificate Cap Contract Termination Date.

     Certificate: Any one of the certificates of any Class executed by the Trustee and authenticated by the Trustee in substantially the forms attached hereto as Exhibits A-1, A-2, A-3 and A-4.

     Certificate Group: Any of Certificate Group One, Certificate Group Two or Certificate Group Three.

     Certificate Group One: The Class A-1 and Class R Certificates. For purposes of Section 2.08 hereof, Certificate Group One shall be related to Group One.

     Certificate Group Two: The Class A-2 Certificates. For purposes of Section
2.08 hereof, Certificate Group Two shall be related to Group Two.

     Certificate Group Three: The Class A-3 Certificates. For purposes of
Section 2.08 hereof, Certificate Group Three shall be related to Group Three.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

     Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance as reduced, but not below zero, by (i) all amounts distributed on previous Distribution Dates on such class on account of principal; and (ii) such class's share of any Applied Realized Loss Amounts for previous Distribution Dates. On each Distribution Date, after all distributions of principal on such Distribution Date, a portion of the Class C Interest Carry Forward Amount in an amount equal to the excess of the Overcollateralization Amount on such Distribution Date over the Overcollateralization Amount as of the preceding Distribution Date (or, in the case of the first Distribution Date, the initial Overcollateralization Amount (based on the Stated Principal Balance of the Mortgage Loans as of the Cut-Off
Date)) will be added to the aggregate Certificate Principal Balance of the Class C Certificates (on a pro rata basis) Notwithstanding the foregoing, on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the related Servicer, the Certificate Principal Balance of any class of Subordinate Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (I) the Unpaid Realized Loss Amount for such class of certificates and (II) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

     Certificate Register: The register maintained pursuant to Section 5.02 hereof.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository) in the case of any Class of Regular Certificates or the Class R Certificate, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The NIMs Insurer and the Securities Administrator are entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

     Class: All Certificates bearing the same Class designation as set forth in
Section 5.01 hereof.

     Class A Certificate Principal Balance: For any date of determination, the sum of the Class A-1A Certificate Principal Balance, the Class A-1B1 Certificate Principal Balance, the Class A-1B2 Certificate Principal Balance, the Class A-1B3 Certificate Principal Balance, the Class A-1B4 Certificate Principal Balance, the Class A-1C1 Certificate Principal Balance, the Class A-1C2 Certificate Principal Balance, the Class R Certificate Principal Balance, the Class A-2A Certificate Principal Balance, the Class A-2B1 Certificate Principal Balance, the Class A-2B2 Certificate Principal Balance, the Class A-3A1 Certificate Principal Balance, the Class A-3A2 Certificate Principal Balance and the Class A-3A3 Certificate Principal Balance.

     Class A Certificates: Any of the Class A-1A Certificates, the Class A-1B1 Certificates, the Class A-1B2 Certificates, the Class A-1B3 Certificates, the Class A-1B4 Certificates, the Class A-1C1 Certificates, the Class A-1C2 Certificates, the Class A-2A Certificates, the Class A-2B1 Certificates, the Class A-2B2 Certificates, the Class A-3A1 Certificates, the Class A-3A2 Certificates, the Class A-3A3 Certificates and the Class R Certificates.

     Class A Principal Distribution Amount: With respect to any Distribution Date (1) prior to the Stepdown Date or any Distribution Date on which a Stepdown Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (2) on or after the Stepdown Date where a Stepdown Trigger Event does not exist, the excess of (A) the Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (i) 83.90% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (ii) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A Certificates.

     Class A-1 Certificates: Any of the Class A-1A, Class A-1B1, Class A-1B2, Class A-1B3, Class A-1B4, Class A-1C1 and Class A-1C2 Certificates.

     Class A-1A Certificate: Any Certificate designated as a "Class A-1A Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-1A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1A Certificates.

     Class A-1A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1A Pass-Through Rate on the Class A-1A Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-1A Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class A-1A Certificates.

     Class A-1A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1A Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1A Pass-Through Rate for the related Accrual Period.

     Class A-1A Pass-Through Rate: For any Distribution Date on or before the Initial Optional Termination Date, the lesser of (x) 5.250% and (y) the Group One Net WAC Cap, and as of any Distribution Date after the Initial Optional Termination Date, the lesser of (x) 5.750% and (y) the Group One Net WAC Cap.

     Class A-1B Certificates: The Class A-1B1, Class A-1B2, Class A-1B3 and Class A-1B4 Certificates.

     Class A-1B1 Certificate: Any Certificate designated as a "Class A-1B1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-1B1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1B1 Certificates.

     Class A-1B1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1B1 Pass-Through Rate on the Class A-1B1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-1B1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class A-1B1 Certificates.

     Class A-1B1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1B1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1B1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1B1 Pass-Through Rate for the related Accrual Period.

     Class A-1B1 Pass-Through Rate: For any Distribution Date on or before the Initial Optional Termination Date, the lesser of (x) 5.250% and (y) the Group One Net WAC Cap, and as of any

Distribution Date after the Initial Optional Termination Date, the lesser of (x) 5.750% and (y) the Group One Net WAC Cap.

     Class A-1B2 Certificate: Any Certificate designated as a "Class A-1B2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-1B2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1B2 Certificates.

     Class A-1B2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1B2 Pass-Through Rate on the Class A-1B2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-1B2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class A-1B2 Certificates.

     Class A-1B2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1B2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1B2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1B2 Pass-Through Rate for the related Accrual Period.

     Class A-1B2 Pass-Through Rate: For any Distribution Date on or before the Initial Optional Termination Date, the lesser of (x) 5.250% and (y) the Group One Net WAC Cap, and as of any Distribution Date after the Initial Optional Termination Date, the lesser of (x) 5.750% and (y) the Group One Net WAC Cap.

     Class A-1B3 Certificate: Any Certificate designated as a "Class A-1B3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-1B3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1B3 Certificates.

     Class A-1B3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1B3 Pass-Through Rate on the Class A-1B3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-1B3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class A-1B3 Certificates.

     Class A-1B3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1B3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1B3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1B3 Pass-Through Rate for the related Accrual Period.

     Class A-1B3 Pass-Through Rate: For any Distribution Date on or before the Initial Optional Termination Date, the lesser of (x) 5.250% and (y) the Group One Net WAC Cap, and as of any Distribution Date after the Initial Optional Termination Date, the lesser of (x) 5.750% and (y) the Group One Net WAC Cap.

     Class A-1B4 Certificate: Any Certificate designated as a "Class A-1B4 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-1B4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1B4 Certificates.

     Class A-1B4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1B4 Pass-Through Rate on the Class A-1B4 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-1B4 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class A-1B4 Certificates.

     Class A-1B4 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1B4 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1B4 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1B4 Pass-Through Rate for the related Accrual Period.

     Class A-1B4 Lockout Distribution Amount: For any Distribution Date, the product of (x) the Class A-1B4 Lockout Distribution Percentage and (y) the Class A-1B4 Pro Rata Distribution Amount. In no event shall the Class A-1B4 Class Lockout Distribution Amount for a Distribution Date exceed the portion of the Group One Principal Distribution Amount allocable to the Class A-1B Certificates for such Distribution Date or the Certificate Principal Balance of the Class A-1B4 Certificates immediately prior to such Distribution Date.

     Class A-1B4 Lockout Distribution Percentage: means, for a Distribution Date in any period listed in the table below, the applicable percentage listed opposite such period:

Distribution Dates                                 Lockout Percentage
------------------                                 ------------------
November 2005 through and including October 2008            0%
November 2008 through and including October 2010           45%
November 2010 through and including October 2011           80%
November 2011 through and including October 2012          100%
November 2012 and thereafter                              300%

     Class A-1B4 Pass-Through Rate: For any Distribution Date on or before the Initial Optional Termination Date, the lesser of (x) 5.25% and (y) the Group One Net WAC Cap, and as of any Distribution Date after the Initial Optional Termination Date, the lesser of (x) 5.75% and (y) the Group One Net WAC Cap.

     Class A-1C Certificates: The Class A-1C1 and Class A-1C2 Certificates.

     Class A-1C1 Certificate: Any Certificate designated as a "Class A-1C1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-1C1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1C1 Certificates.

     Class A-1C1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1C1 Pass-Through Rate on the Class A-1C1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-1C1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class A-1C1 Certificates.

     Class A-1C1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1C1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1C1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1C1 Pass-Through Rate for the related Accrual Period.

     Class A-1C1 Pass-Through Rate: For any Distribution Date on or before the Initial Optional Termination Date, the lesser of (x) 5.250% and (y) the Group One Net WAC Cap, and as of any Distribution Date after the Initial Optional Termination Date, the lesser of (x) 5.750% and (y) the Group One Net WAC Cap.

     Class A-1C2 Certificate: Any Certificate designated as a "Class A-1C2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-1C2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1C2 Certificates.

     Class A-1C2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1C2 Pass-Through Rate on the Class A-1C2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-1C2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class A-1C2 Certificates.

     Class A-1C2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1C2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1C2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1C2 Pass-Through Rate for the related Accrual Period.

     Class A-1C Pass-Through Rate: For any Distribution Date on or before the Initial Optional Termination Date, the lesser of (x) 5.250% and (y) the Group One Net WAC Cap, and as of any Distribution Date after the Initial Optional Termination Date, the lesser of (x) 5.750% and (y) the Group One Net WAC Cap.

     Class A-2 Cap Contract: The confirmation and agreement between the Trust Fund or Securities Administrator and the Cap Contract Counterparty (in the form of Exhibit L-1 hereto).

     Class A-2 Cap Contract Notional Balance: With respect to any Distribution Date, the Class A-2 Cap Contract Notional Balance set forth for such Distribution Date in the Class A-2 One-Month LIBOR Cap Table attached hereto as Exhibit O-2.

     Class A-2 Cap Contract Termination Date: The Distribution Date in August 2012.

     Class A-2 Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Class A-2 Cap Contract, a rate equal to the lesser of One-Month LIBOR and 9.74% per annum.

     Class A-2 Certificates: The Class A-2A, Class A-2B1 and Class A-2B2 Certificates.

     Class A-2A Certificate: Any Certificate designated as a "Class A-2A Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2A Certificates.

     Class A-2A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2A Pass-Through Rate on the Class A-2A Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2A Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class A-2A Certificates.

     Class A-2A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2A Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2A Pass-Through Rate for the related Accrual Period.

     Class A-2A Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.270% annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.540% per annum.

     Class A-2A Pass-Through Rate: For the first Distribution Date, 4.3850% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2A Margin, (2) the Group Two Available Funds Cap and (3) the Group Two Maximum Rate Cap for such Distribution Date.

     Class A-2B1 Certificate: Any Certificate designated as a "Class A-2B1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2B1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2B1 Certificates.

     Class A-2B1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2B1 Pass-Through Rate on the Class A-2B1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2B1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class A-2B1 Certificates.

     Class A-2B1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2B1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2B1 Certificates with respect to interest on such prior

Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class A-2B1 Pass-Through Rate for the related Accrual Period.

     Class A-2B1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.2675% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.5350% per annum.

     Class A-2B1 Pass-Through Rate: For the first Distribution Date, 4.3825% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2B1 Margin, (2) the Group Two Available Funds Cap and (3) the Group Two Maximum Rate Cap for such Distribution Date.

     Class A-2B2 Certificate: Any Certificate designated as a "Class A-2B2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-2B2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2B2 Certificates.

     Class A-2B2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2B2 Pass-Through Rate on the Class A-2B2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2B2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class A-2B2 Certificates.

     Class A-2B2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2B2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2B2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2B2 Pass-Through Rate for the related Accrual Period.

     Class A-2B2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.350% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.700% per annum.

     Class A-2B2 Pass-Through Rate: For the first Distribution Date, 4.4650% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2B2 Margin, (2) the Group Two Available Funds Cap and (3) the Group Two Maximum Rate Cap for such Distribution Date.

     Class A-3 Cap Contract: The confirmation and agreement between the Trust Fund or Securities Administrator and the Cap Contract Counterparty (in the form of Exhibit L-2 hereto).

     Class A-3 Cap Contract Notional Balance: With respect to any Distribution Date, the Class A-3 Cap Contract Notional Balance set forth for such Distribution Date in the Class A-3 One-Month LIBOR Cap Table attached hereto as Exhibit M-2.

     Class A-3 Cap Contract Termination Date: The Distribution Date in August 2012.

     Class A-3 Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Class A-3 Cap Contract, a rate equal to the lesser of One-Month LIBOR and 9.80% per annum.

     Class A-3 Certificates: The Class A-3A1, Class A-3A2 and Class A-3A3 Certificates.

     Class A-3A1 Certificate: Any Certificate designated as a "Class A-3A1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-3A1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-3A1 Certificates.

     Class A-3A1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-3A1 Pass-Through Rate on the Class A-3A1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-3A1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class A-3A1 Certificates.

     Class A-3A1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-3A1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-3A1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-3A1 Pass-Through Rate for the related Accrual Period.

     Class A-3A1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.110% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.220% per annum.

     Class A-3A1 Pass-Through Rate: For the first Distribution Date, 4.2250% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-3A1 Margin, (2) the Group Three Available Funds Cap and (3) the Group Three Maximum Rate Cap for such Distribution Date.

     Class A-3A2 Certificate: Any Certificate designated as a "Class A-3A2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-3A2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-3A2 Certificates.

     Class A-3A2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-3A2 Pass-Through Rate on the Class A-3A2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-3A2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class A-3A2 Certificates.

     Class A-3A2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-3A2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-3A2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-3A2 Pass-Through Rate for the related Accrual Period.

     Class A-3A2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.250% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.500% per annum.

     Class A-3A2 Pass-Through Rate: For the first Distribution Date, 4.3650% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-3A2 Margin, (2) the Group Three Available Funds Cap and (3) the Group Three Maximum Rate Cap for such Distribution Date.

     Class A-3A3 Certificate: Any Certificate designated as a "Class A-3A3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

     Class A-3A3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-3A3 Certificates.

     Class A-3A3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-3A3 Pass-Through Rate on the Class A-3A3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-3A3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class A-3A3 Certificates.

     Class A-3A3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-3A3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-3A3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-3A3 Pass-Through Rate for the related Accrual Period.

     Class A-3A3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.370% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.740% per annum.

     Class A-3A3 Pass-Through Rate: For the first Distribution Date, 4.4850% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-3A3 Margin, (2) the Group Three Available Funds Cap and (3) the Group Three Maximum Rate Cap for such Distribution Date.

     Class B Certificates: Any of the Class B-1 or Class B-2 Certificates.

     Class B-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Certificate: Any Certificate designated as a "Class B-1 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

     Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class B-1 Certificates.

     Class B-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Pass-Through Rate for the related Accrual Period.

     Class B-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 1.500% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 2.250% per annum.

     Class B-1 Pass-Through Rate: For the first Distribution Date, 5.6150% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-1 Margin, (2) the Weighted Average Available Funds Cap and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the aggregate of the Class A and the Class M Certificate Principal Balances have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the Class B-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 95.80% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M Certificates and (II) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-1 Certificate Principal Balance.

     Class B-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class B-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Certificate: Any Certificate designated as a "Class B-2 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

     Class B-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class B-2 Certificates.

     Class B-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Pass-Through Rate for the related Accrual Period.

     Class B-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 2.000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.000% per annum.

     Class B-2 Pass-Through Rate: For the first Distribution Date, 6.1150% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-2 Margin, (2) the Weighted Average Available Funds Cap and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the aggregate of the Class A, Class M and the Class B-1 Certificate Principal Balances have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date) and (E) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 96.80% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M and Class B-1 Certificates and (II) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-2 Certificate Principal Balance.

     Class B-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class B-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class C Certificates.

     Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, in the form of Exhibit A-4 hereto, representing the right to its Percentage Interest of distributions provided for the Class C Certificates herein.

     Class C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class C Certificates.

     Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to the aggregate principal balance of the Lower Tier REMIC Regular Interests immediately prior to such Distribution Date, plus the portion of any previous distributions on such Class in respect of Current Interest or a Class C Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class C Certificates.

     Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower Tier REMIC Regular Interests over (b) two times the weighted average of the interest rates on the Lower Tier REMIC I Marker Interests and the Class LTIX Interest (treating for purposes of this clause (b) the interest rate on each of the Lower Tier REMIC I Marker Interests as being subject to a cap and a floor equal to the interest rate of the Corresponding Certificates (as adjusted to reflect accruals based on the actual number of days in the Accrual Period) and treating the Class LTIX Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower Tier REMIC Regular Interests immediately prior to any date of determination.

     Class C Interest Carry Forward Amount: As of any Distribution Date, the excess of (A) the Class C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates or added to the aggregate Certificate Principal Balance of the Class C Certificates.

     Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class C Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class C Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class C Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class LTA-1A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificates and an interest rate equal to the Net Rate.

     Class LTA-1B1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-1B2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-1B3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-1B4 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-1C1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-1C2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2B1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-2B2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-3A1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-3A2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTA-3A3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the

Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTIIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTII1A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans over
(ii) the aggregate of the initial Certificate Principal Balances of Certificate Group One, and with an interest rate equal to the Net Rate.

     Class LTII1B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans, and with an interest rate equal to the Group One Net WAC Cap multiplied by a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period.

     Class LTII2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans over
(ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Two, and with an interest rate equal to the Net Rate.

     Class LTII2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans and with an interest rate equal to the Group Two Available Funds Cap.

     Class LTII3A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Three Mortgage Loans over
(ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Three, and with an interest rate equal to the Net Rate.

     Class LTII3B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Cut-off Date Principal Balance of the Group Three Mortgage Loans and with an interest rate equal to the Group Three Available Funds Cap.

     Class LTM-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTR Interest: The sole class of "residual interest" in the Lower Tier REMIC.

     Class M Certificates: Any of the Class M-1 Certificates and Class M-2 Certificates.

     Class M Certificate Principal Balance: For any date of determination, the sum of the Class M-1 Certificate Principal Balance and Class M-2 Certificate Principal Balance.

     Class M-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

     Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class M-1 Certificates.

     Class M-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period.

     Class M-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.460% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.690% per annum.

     Class M-1 Pass-Through Rate: For the first Distribution Date, 4.575% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-1 Margin, (2) the Weighted Average Available Funds Cap and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance has been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class M-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 89.10% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A Certificates and (II) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-1 Certificate Principal Balance.

     Class M-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A-2 hereto, representing the right to distributions as set forth herein.

     Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or Class M-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class M-2 Certificates.

     Class M-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period.

     Class M-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date for the Certificates, 0.630% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 0.945% per annum.

     Class M-2 Pass-Through Rate: For the first Distribution Date, 4.745% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-2 Margin, (2) the Weighted Average Available Funds Cap and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A and the Class M-1 Certificate Principal Balance have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date) and
(C) the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 93.20% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and the Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M-1 Certificates and (II) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-2 Certificate Principal Balance.

     Class M-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class P Certificate: Any Certificate designated as a "Class P Certificate" on the face thereof, in the form of Exhibit A-4 hereto.

     Class R Certificate: Any Certificate designated as a "Class R Certificate" on the face thereof, in the form of Exhibit A-3 hereto, representing the right to distributions as set forth herein.

     Class R Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class R Certificate.

     Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Pass-Through Rate on the Class R Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Current Interest or a Class R Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Compensating Interest Payment allocated on such Distribution Date to the Class R Certificate.

     Class R Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class R Certificate with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class R Pass-Through Rate for the related Accrual Period.

     Class R Pass-Through Rate: For any Distribution Date, the Class A-1A Pass-Through Rate.

     Closing Date: November 15, 2005.

     Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

     Commission: The Securities and Exchange Commission.

     Compensating Interest Payment: As defined in Section 4.11.

     Controlling Class C Holder: The entity that owns the majority of the Class C Certificates.

     Cooperative: A corporation that has been formed for the purpose of cooperative apartment ownership.

     Cooperative Assets: Shares issued by Cooperatives, the related Cooperative Lease and any other collateral securing the Cooperative Loans.

     Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the cooperative apartment occupied by the Mortgagor and relating to the related Cooperative Assets, which lease or agreement confers an exclusive right to the holder of such Cooperative Assets to occupy such apartment.

     Cooperative Loan: The indebtedness of a Mortgagor evidenced by a Mortgage Note which is secured by Cooperative Assets and which is being sold to the Depositor pursuant to this Agreement, the Mortgage Loans so sold being identified in the Mortgage Loan Schedule.

     Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

     Corporate Trust Office: With respect to the Trustee, its principal corporate trust office at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at Wachovia Bank, National Association, 401 South Tryon Street, 12th Floor, Charlotte, NC 28288-1179, Attention: Corporate Trust Group - Merrill Lynch Mortgage Investors, Inc., MLMI Series 2005-A8, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Master Servicer. With respect to the Securities Administrator, its principal corporate trust office of which at any particular time its corporate trust business in connection with this agreement shall be administered, which office at the date of execution of this instrument is located at Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, MD 21045, Attention: Client Services Manager - MLMI Series 2005-A8, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Trustee.

     Corresponding Certificates: With respect to each of the Lower Tier REMIC Regular Interests listed below, the corresponding Class or Classes of Certificates listed below:

Lower Tier REMIC Regular Interest   Corresponding Class or Classes of Certificates
---------------------------------   ----------------------------------------------
Class LTA-1A Interest               Class A-1A and Class R Certificates

Class LTA-1B1 Interest              Class A-1B1 Certificates

Class LTA-1B2 Interest              Class A-1B2 Certificates

Class LTA-1B3 Interest              Class A-1B3 Certificates

Class LTA-1B4 Interest              Class A-1B4 Certificates

Class LTA-1C1 Interest              Class A-1C1 Certificates

Class LTA-1C2 Interest              Class A-1C2 Certificates

Class LTA-2A Interest               Class A-2A Certificates

Class LTA-2B1 Interest              Class A-2B1 Certificates

Class LTA-2B2 Interest              Class A-2B2 Certificates

Class LTA-3A1 Interest              Class A-3A1 Certificates

Class LTA-3A2 Interest              Class A-3A2 Certificates

Class LTA-3A3 Interest              Class A-3A3 Certificates

Class LTM-1 Interest                Class M-1 Certificates

Class LTM-2 Interest                Class M-2 Certificates

Class LTB-1 Interest                Class B-1 Certificates

Class LTB-2 Interest                Class B-2 Certificates

     Current Interest: Any of the Class A-1A Current Interest, the Class A-1B1 Current Interest, the Class A-1B2 Current Interest, the Class A-1B3 Current Interest, the Class A-1B4 Current Interest, the Class A-1C1 Current Interest, the Class A-1C2 Current Interest, the Class A-2A Current Interest, the Class A-2B1 Current Interest, the Class A-2B2 Current Interest, the Class A-3A1 Current Interest, the Class A-3A2 Current Interest, the Class A-3A3 Current Interest, the Class R Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class B-1 Current Interest, the Class B-2 Current Interest and the Class C Current Interest.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

     Custodial Agreement: An agreement, dated as of the Closing Date among the Depositor, the Master Servicer, the Trustee and the Custodian in substantially the form of Exhibit G hereto.

     Custodian: Wells Fargo Bank, N.A., or any successor custodian appointed pursuant to the provisions hereof and of the Custodial Agreement.

     Cut-off Date: October 1, 2005.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

     Debt Service Reduction: Any reduction of the Monthly Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

     Defective Mortgage Loan: A Mortgage Loan replaced or to be replaced by one or more Substitute Mortgage Loans.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     Definitive Certificates: As defined in Section 5.06.

     Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate."

     Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

         Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement between the Trustee and the initial Depository.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

     Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

     Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Class R Certificate by such Person may cause any REMIC contained in the Trust or any Person having an ownership interest in the Class R Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Class R Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     Distribution Account: The trust account or accounts created and maintained pursuant to Section 4.04, which shall be denominated "Wells Fargo, National Association, as Securities Administrator for Wachovia Bank, National Association, as Trustee f/b/o holders of Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MLMI Series 2005-A8 - Distribution Account." The Distribution Account shall be an Eligible Account.

     Distribution Account Deposit Date: The Business Day prior to each Distribution Date.

     Distribution Date: The 25th day of each calendar month, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in November 2005.

     Due Date: With respect to each Mortgage Loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

     Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     Eligible Account: An account that is (i) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (ii) maintained with the corporate trust department of a bank which (A) has a rating of at least Baa3 or P-3 by Moody's and (B) is either the Depositor or the corporate trust department of a national bank or banking corporation which has a rating of at least A-1 by S&P or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or
(iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing, by a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee, the NIMs Insurer and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P and F-1+ by Fitch, or (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P or Prime-1 by Moody's at the time any deposits are held on deposit therein, (vii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, that is acceptable to the Rating Agencies or (viii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Trustee and the NIMs Insurer.

     ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted to the Underwriter by the United States Department of Labor (or any other applicable underwriter's exemption granted by the United States Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of the Rating Agencies.

     ERISA Restricted Certificates: Any of the Class C and Class P Certificates, and any other Certificate, as long as the acquisition and holding of such Certificate is not covered by and exempt under an underwriter's exemption.

     Event of Default: As defined in Section 7.01 hereof.

     Excess Interest: On any Distribution Date, for each Class of the Class A, Class M and Class B Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the REMIC Pass-Through Rate.

     Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Extra Principal Distribution Amount: With respect to any Distribution Date
(1) prior to the Stepdown Date, the excess of (A) the sum of (x) the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates and (y) $16,207,753 over (B) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, (A) the sum of (x) the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates and (y) the greater of (a) 3.20% of the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (b) the Minimum Required Overcollateralization Amount less (B) the aggregate Stated Principal Balance of the Mortgage Loans; provided, however, that if on any Distribution Date a Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of then-current Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Trigger Event until the next Distribution Date on which the Trigger Event is not in effect).

     Extraordinary Trust Fund Expenses: Any amounts reimbursable to the Master Servicer or the Depositor pursuant to this Agreement, including but not limited to Sections 4.03, 4.05 and 7.04, any amounts reimbursable to the Trustee and the Securities Administrator from the Trust Fund pursuant to this Agreement, including but not limited to Section 9.05, and any other costs, expenses, liabilities and losses borne by the Trust Fund (exclusive of any cost, expense, liability or loss that is specific to a particular Mortgage Loan or REO Property and is taken into account in calculating a Realized Loss in respect thereof) for which the Trust Fund has not and, in the reasonable good faith judgment of the Trustee, shall not, obtain reimbursement or indemnification from any other Person.

     Fannie Mae: A federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     Final Certification: The certification substantially in the form of Exhibit Two to the Custodial Agreement.

     Fitch: Fitch, Inc., or any successor in interest.

     Fixed Rate Mortgage Loans: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate which is fixed.

     Floating Rate Certificate Carryover: With respect to a Distribution Date, in the event that the Pass-Through Rate for a class of Class A-2, Class A-3, Class M or Class B Certificates is based upon the related Available Funds Cap, the excess of (1) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the related Available Funds Cap, up to but not exceeding greatest of (x) the related Maximum Rate Cap or (y) the sum of (i) the related Available Funds Cap and (ii) the product of (A) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period, and (B) the quotient obtained by dividing
(I) an amount equal to the proceeds, if any, payable under the related Cap Contract with respect to such Distribution Date by (II) the aggregate Certificate Principal Balance of each Class of Certificates to which such Cap Contract relates for such Distribution Date over (2) the amount of interest such class was entitled to receive on such Distribution Date based on the related Available Funds Cap, together with (i) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related Available Funds Cap) and (ii) any amount previously distributed with respect to Floating Rate Certificate Carryover for such class that is recovered as a voidable preference by a trustee in bankruptcy.

     Freddie Mac: A corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     GreenPoint: GreenPoint Mortgage Funding, Inc., a New York corporation, or its successor in interest.

     GreenPoint Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of November 15, 2005, among the Seller, the Depositor and GreenPoint.

     GreenPoint Servicing Agreement: The Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2003, among Merrill Lynch Mortgage Holdings Inc., Terwin Advisors LLC and GreenPoint, as amended by Amendment No. 1, dated as of August 20, 2004 among Merrill Lynch Mortgage Holdings Inc., Terwin Advisors LLC and GreenPoint.

     Gross Margin: As to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Adjustment Date.

     Group One: The portion of the Mortgage Pool comprised of the Group One Mortgage Loans.

     Group One Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

     Group One Net WAC Cap: With respect to any Distribution Date, the per annum rate equal to the product of (i) 12 and (ii) the quotient of (x) the total scheduled interest on the Group One Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, divided by (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date).

     Group One Principal Distribution Amount: With respect to any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-1 and Class R Certificates and (ii) the Group One Principal Distribution Percentage of the Class A Principal Distribution Amount; provided, however, that (A) on and after the Distribution Date on which the Certificate Principal Balance of the Class A-2 Certificates is reduced to zero, the Group Two Principal Distribution Percentage of the Class A Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class A-2 Certificates to zero will be applied pro rata to increase the Group One Principal Distribution Amount (so long as any of the Class A-1 and Class R Certificates are outstanding) and the Group Three Principal Distribution Amount (so long as any of the Class A-3 Certificates are outstanding) in proportion to the Group One Principal Distribution Percentage or the Group Three Principal Distribution Percentage, as applicable, and (B) on and after the Distribution Date on which the Certificate Principal Balance of each of the Class A-3 Certificates is reduced to zero, the Group Three Principal Distribution Percentage of the Class A Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class A-3 Certificates to zero will be applied pro rata to increase the Group One Principal Distribution Amount (so long as any of the Class A-1 and Class R Certificates are outstanding) and the Group Two Principal Distribution Amount (so long as the Class A-2 Certificates are outstanding) in proportion to the Group One Principal Distribution Percentage or the Group Two Principal Distribution Percentage, as applicable.

     Group One Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to the Group One Mortgage Loans, and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the Mortgage Pool.

     Group Two: The portion of the Mortgage Pool comprised of the Group Two Mortgage Loans.

     Group Two Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group Two Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, divided by (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

     Group Two Maximum Rate Cap: With respect to a Distribution Date, the per annum rate, adjusted to reflect the length of the related Accrual Period, equal to the weighted average of the maximum lifetime Net Mortgage Rates on the Adjustable Rate Mortgage Loans in Group Two. The Group Two Maximum Rate Cap shall relate to the Class A-2 Certificates.

     Group Two Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

     Group Two Principal Distribution Amount: With respect to any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-2 Certificates and (ii) the Group Two Principal Distribution Percentage of the Class A Principal Distribution Amount; provided, however, that (A) on and after the Distribution Date on which the Certificate Principal Balance of each of the Class A-1 and Class R Certificates is reduced to zero, the Group One Principal Distribution Percentage of the Class A Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class A-1 and Class R Certificates to zero will be applied pro rata to increase the Group Two Principal Distribution Amount (so long as the Class A-2 Certificates are outstanding) and the Group Three Principal Distribution Amount (so long as any of the Class A-3 Certificates are outstanding) in proportion to the Group Two Principal Distribution Percentage or the Group Three Principal Distribution Percentage, as applicable, and (B) on and after the Distribution Date on which the Certificate Principal Balance of each of the Class A-3 Certificates is reduced to zero, the Group Three Principal Distribution Percentage of the Class A Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class A-3 Certificates to zero will be applied pro rata to increase the Group One Principal Distribution Amount (so long as any of the Class A-1 and Class R Certificates are outstanding) and the Group Two Principal Distribution Amount (so long as the Class A-2 Certificates are outstanding) in proportion to the Group One Principal Distribution Percentage or the Group Two Principal Distribution Percentage, as applicable.

     Group Two Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to the Group Two Mortgage Loans, and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the Mortgage Pool.

     Group Three: The portion of the Mortgage Pool comprised of the Group Three Mortgage Loans.

     Group Three Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group Three Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, divided by (y) the aggregate Stated Principal Balance of the Group Three Mortgage Loans as of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

     Group Three Maximum Rate Cap: With respect to a Distribution Date, the per annum rate, adjusted to reflect the length of the related Accrual Period, equal to the weighted average of the maximum lifetime Net Mortgage Rates on the Adjustable Rate Mortgage Loans in Group Three and the Net Mortgage Rates on the Fixed Rate Mortgage Loans in Group Three. The Group Three Maximum Rate Cap shall relate to the Class A-3 Certificates.

     Group Three Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

     Group Three Principal Distribution Amount: With respect to any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class A-3 Certificates and (ii) the Group Three Principal Distribution Percentage of the Class A Principal Distribution Amount; provided, however, that (A) on and after the Distribution Date on which the Certificate Principal Balance of each of the Class A-1 and Class R Certificates is reduced to zero, the Group One Principal Distribution Percentage of the Class A Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class A-1 and Class R Certificates to zero will be applied pro rata to increase the Group Two Principal Distribution Amount (so long as the Class A-2 Certificates are outstanding) and the Group Three Principal Distribution Amount (so long as any of the Class A-3 Certificates are outstanding) in proportion to the Group Two Principal Distribution Percentage or the Group Three Principal Distribution Percentage, as applicable, and (B) on and after the Distribution Date on which the Certificate Principal Balance of the Class A-2 Certificates is reduced to zero, the Group Two Principal Distribution Percentage of the Class A Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class A-2 Certificates to zero will be applied pro rata to increase the Group One Principal Distribution Amount (so long as any of the Class A-1 and Class R Certificates are outstanding) and the Group Three Principal Distribution Amount (so long as any of the Class A-3 Certificates are outstanding) in proportion to the Group One Principal Distribution Percentage or the Group Three Principal Distribution Percentage, as applicable.

     Group Three Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to the Group Three Mortgage Loans, and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the Mortgage Pool.

     Indemnified Persons: The Trustee, the Master Servicer, the Depositor, the NIMs Insurer and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

     Indenture: An indenture relating to the issuance of notes guaranteed by the NIMs Insurer.

     Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

     Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

     Initial Certificate Principal Balance: With respect to any Class A, Class M, Class B or Class C Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in the Preliminary Statement.

     Initial Certification: The certification substantially in the form of Exhibit One to the Custodial Agreement.

     Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

     Initial Optional Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Insurance Policy: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

     Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

     Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to a Mortgage Loan or the related Mortgaged Property.

     Interest Carry Forward Amount: Any of the Class A-1A Interest Carry Forward Amount, the Class A-1B1 Interest Carry Forward Amount, the Class A-1B2 Interest Carry Forward Amount, the Class A-1B3 Interest Carry Forward Amount, the Class A-1B4 Interest Carry Forward Amount, the Class A-1C1 Interest Carry Forward Amount, the Class A-1C2 Interest Carry Forward Amount, the Class A-2A Interest Carry Forward Amount, the Class A-2B1 Interest Carry Forward Amount, the Class A-2B2 Interest Carry Forward Amount, the Class A-3A1 Interest Carry Forward Amount, the Class A-3A2 Interest Carry Forward Amount, the Class A-3A3 Interest Carry Forward Amount, The Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount, the Class B-2 Interest Carry Forward Amount, the Class C Interest Carry Forward Amount or the Class R Interest Carry Forward Amount, as the case may be.

     Interest Determination Date: With respect to the Certificates, (i) for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period and (ii) for the first Accrual Period, November 10, 2005.

     Interest Funds: With respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee, (2) all Monthly Advances relating to interest with respect to the Mortgage Loans and such Distribution Date, (3) all Compensating Interest with respect to the Mortgage Loans and such Distribution Date, (4) Liquidation Proceeds with respect to the Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) collected during the related Prepayment Period, (5) all proceeds of any purchase pursuant to Section 2.02 or 2.03 during the related Prepayment Period or pursuant to Section 9.01 not later than the related Determination Date (to the extent that such proceeds relate to interest) less the Servicing Fee, (6) all Prepayment Charges received with respect to the Mortgage Loans during the related Prepayment Period and (7) refunds, if any, of amounts paid to the MI Insurer as MI Insurer Fees, less (A) all Non-Recoverable Advances relating to interest and (B) other amounts reimbursable to the related Servicer, the Master Servicer, the Securities Administrator and the Trustee pursuant to this Agreement.

     Latest Possible Maturity Date: The latest maturity date for any Mortgage Loan in the Trust Fund plus one year.

     LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

     Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the related Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

     Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the related Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

     Liquidation Proceeds: Amounts received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

     Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (X) the Appraised Value of the related Mortgaged Property and (Y) the sales price of the related Mortgaged Property at the time of origination.

     Loan Group: Any of the Group One Mortgage Loans, the Group Two Mortgage Loans or the Group Three Mortgage Loans.

     Losses: Any losses, claims, damages, liabilities or expenses collectively.

     Lower Tier REMIC: As described in the Preliminary Statement and Section
2.08.

     Lower Tier REMIC Interests: Each of the Class LTA-1A Interest, the Class LTA-1B1 Interest, the Class LTA-1B2 Interest, the Class LTA-1B3 Interest, the Class LTA-1B4 Interest, the Class LTA-1C1 Interest, the Class LTA-1C2 Interest, the Class LTA-2A Interest, the Class LTA-2B1 Interest, the Class LTA-2B2 Interest, the Class LTA-3A1 Interest, the Class LTA-3A2 Interest, the Class LTA-3A3 Interest, the Class LTM-1 Interest, the Class LTM-2 Interest, the Class LTB-1 Interest, the Class LTB-2 Interest, the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest, the Class LTII3A Interest, the Class LTII3B Interest and the Class LTR Interest.

     Lower Tier REMIC I Marker Interests: Each of the classes of Lower Tier REMIC Regular Interests other than the Class LTIX Interest, the Class LTIIX Interest, and the Lower Tier REMIC II Marker Interests.

     Lower Tier REMIC II Marker Interests: Each of the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest, the Class LTII3A Interest and the Class LTII3B Interest.

     Lower Tier REMIC Regular Interests: Each of the Lower Tier REMIC Interests other than the Class LTR Interest.

     Lower Tier REMIC Subordinated Balance Ratio: The ratio among (i) the principal balance of the Class LTII1A Interest, (ii) the principal balance of the Class LTII2A Interest and (iii) the principal balance of the Class LTII3A Interest that is equal to the ratio among (i) the excess of (A) the aggregate Stated Principal Balance of Group One over (B) the current Certificate Principal Balance of the Class A-1 and Class R Certificates, (ii) the excess of (A) the aggregate Stated Principal Balance of Group Two over (B) the current Certificate Principal Balance of the Class A-2 Certificates and (iii) the excess of (A) the aggregate Stated Principal Balance of Group Three over (B) the current Certificate Principal Balance of the Class A-3 Certificates.

     Master Servicer: Wells Fargo Bank, N.A., a national banking association, or its successor in interest.

     Master Servicer Collection Account: The separate Eligible Account created and initially maintained by the Master Servicer pursuant to Section 4.02 in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as Master Servicer for Wachovia Bank, National Association, as Trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-A8." Funds in the Master Servicer Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Master Servicing Compensation: The meaning specified in Section 3.14.

     Maximum Lifetime Mortgage Rate: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

     Maximum Mortgage Rate: With respect to each Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note.

     Maximum Rate Cap: Any of the Group Two Maximum Rate Cap, the Group Three Maximum Rate Cap or the Weighted Average Maximum Rate Cap.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

     MERS System: The system of recording transfers of mortgage electronically maintained by MERS.

     MI Insurer: Radian.

     MI Insurer Fee: The amount payable to the MI Insurer on each Distribution Date, which amount shall equal one-twelfth of the product of (i) the MI Insurer Fee Rate and (ii) the Stated Principal Balance of the applicable MI Mortgage Loan (or the related REO Property) as of the first day of the related Due Period.

     MI Insurer Fee Rate: With respect to each MI Mortgage Loan, the rate specified for such Mortgage Loan on the schedule attached to the related MI Policy, plus a rate computed so that the related MI Insurer Fee would make the related MI Insurer whole for any taxes imposed on such MI Insurer by the States of Kentucky or West Virginia with respect to MI Mortgage Loans located in such States, which rate shall be provided to the Securities Administrator by the applicable MI Insurer.

     MI Mortgage Loans: The Mortgage Loans identified as being insured by the MI Insurer on the Mortgage Loan Schedule.

     MI Policy: The MI Insurer primary private mortgage insurance Policy No. 57466 and all endorsements thereto, dated November 15, 2005, which is attached hereto as Exhibit C.

     MIN: The loan number for any MERS Loan.

     Minimum Mortgage Rate: With respect to each Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

     Minimum Required Overcollateralization Amount: An amount equal to the product of (x) 0.50% and (y) the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     MLMLI: Merrill Lynch Mortgage Lending, Inc.

     MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

     Monthly Advance: An advance of principal or interest required to be made by the applicable Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 4.10.

     Monthly Payment: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined:
(a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the applicable Servicer pursuant to the related Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

     Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.09(a).

     Moody's: Moody's Investors Service, Inc. or any successor in interest.

     Mortgage: With respect to each Mortgage Loan, the mortgage, deed of trust or other instrument with all riders attached thereto creating a first lien or a first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01(b) hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is equal to the "Mortgage Interest Rate" as set forth with respect thereto on the Mortgage Loan Schedule.

     Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

     Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of November 15, 2005, between MLMLI, as seller, and the Depositor, as purchaser, and all amendments thereof and supplements thereto, attached as
Exhibit I.

     Mortgage Loan Schedule: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

     Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

     Mortgage Pool: The pool of Mortgage Loans, identified on Exhibit B from time to time, and any REO Properties acquired in respect thereof.

     Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

     Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

     Mortgagor: The obligor on a Mortgage Note.

     Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom by the related Servicer or the Master Servicer in accordance with the related Servicing Agreement or this Agreement and (ii) unreimbursed advances by the related Servicer or the Master Servicer and Monthly Advances.

     Net Mortgage Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the Servicing Fee Rate and MI Insurer Fee Rate, if applicable.

     Net Rate: With respect to any Distribution Date, the product of (x), the weighted average Net Mortgage Rate for the Mortgage Loans calculated based on the respective Net Mortgage Rates and the Stated Principal Balances of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

     NIM Notes: The notes to be issued pursuant to the Indenture.

     NIMs Insurer: Any of the one or more insurers, if any, that is guaranteeing certain payments under any NIM Notes; provided, that upon the payment in full of the NIM Notes, all rights of the NIMs Insurer hereunder shall terminate.

     NIMs Insurer Default: As defined in Section 10.14.

     Nonrecoverable Advance: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer (as successor servicer), the Trustee (as successor Master Servicer) or applicable Servicer and
(ii) which, in the good faith judgment of the Master Servicer, the Trustee or related Servicer, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer (as successor servicer), the Trustee (as successor Master Servicer) or related Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made.

     Offered Certificate: The Class A (other than the Class R Certificates), Class M and Class B Certificates.

     Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the

Master Servicer or the Depositor, as applicable, and delivered to the Trustee, as required by this Agreement.

     One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Securities Administrator as follows:

(i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

(ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

     Opinion of Counsel: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Master Servicer or the Depositor.

     Optional Termination: The termination of the Trust Fund hereunder pursuant to Section 9.01(a) hereof.

     Optional Termination Amount: The amount received by the Securities Administrator in connection with any purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01(b) hereof.

     Optional Termination Price: On any date after the Initial Optional Termination Date, an amount equal to the sum of (A) the aggregate Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan that has become an REO Property) as of the Distribution Date on which the proceeds of the Optional Termination are distributed to the Certificateholders, plus accrued interest thereon at the applicable Mortgage Rate as of the Due Date preceding the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders and the fair market value of any REO Property, plus accrued interest thereon as of the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders, (B) any unreimbursed out-of-pocket costs and expenses owed to the Master Servicer, the Trustee or the Securities Administrator (including any amounts incurred by the Securities Administrator in connection with conducting the Auction), a Servicer or the Master Servicer and any unpaid or unreimbursed Servicing Fees, Monthly Advances and Servicing Advances, (C) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law and (D) in the event an Auction has been conducted, all reasonable fees and expenses incurred by the Trust to conduct the Auction.

     Originator: Either of GreenPoint or Ameriquest.

     OTS: The Office of Thrift Supervision.

     Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (1) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (2) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Trustee and delivered by the Trustee pursuant to this Agreement.

     Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in Full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

     Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

     Overcollateralization Amount: As of any date of determination, the excess of (1) the Stated Principal Balance of the Mortgage Loans over (2) the Certificate Principal Balance of the Certificates (other than the Class C Certificates).

     Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     Pass-Through Rate: With respect to any Class A Certificates, Class B Certificates or Class M Certificates, the corresponding Pass-Through Rate for such Class of Certificates.

     Percentage Interest: With respect to:

          (i) any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Certificate Principal Balance of such Class divided by the aggregate Certificate Principal Balance of all Classes; and

          (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class P Certificates, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

     Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

     Permitted Investments: At any time, any one or more of the following obligations and securities:

          (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

          (iii) commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Trustee or any of its Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

          (iv) certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by the Trustee or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

          (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

          (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

          (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

          (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Trustee or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

          (ix) interests in any money market fund (including those managed or advised by the Master Servicer or the Trustee or any of their respective affiliates) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund; and

          (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than the Trustee or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by a Servicer or Master Servicer but not yet deposited in the Master Servicer Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless such Servicer and/or the Trustee shall receive an Opinion of Counsel acceptable to such Servicer and/or the Trustee, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Trust Fund or any REMIC provided for herein and (II) each such investment must be a "permitted investment" within the meaning of
Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

     Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificate, (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     PHH: PHH Mortgage Corporation, a New Jersey corporation, or its successor in interest.

     PHH Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of November 15, 2005, among the Seller, the Depositor and PHH.

     PHH Servicing Agreement: The Mortgage Loan Flow Purchase, Sale and Servicing Agreement dated as of March 27, 2001 between Merrill Lynch Mortgage Capital Inc., Cendant Mortgage Corporation and Bishop's Gate Residential Mortgage Trust (formerly known as Cendant Residential Mortgage Trust).

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

     Prepayment Assumption: A rate or rates of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Offered Certificates.

     Prepayment Charges: Any prepayment premium, fee or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note or Mortgage, as applicable, as identified on the Mortgage Loan Schedule.

     Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 9.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or in the case of a partial Principal Prepayment, on the amount of such prepayment, exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

     Prepayment Period: As to any Distribution Date, the period beginning with the opening of business on the 1st day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, beginning with the opening of business on the Cut-off Date) and ending on the close of business on the last day of the month in which such Distribution Date occurs.

     Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, if any or any replacement policy therefor through the related Interest Accrual Period for such Class relating to a Distribution Date.

     Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

     Principal Funds: With respect to the Mortgage Loans and any Distribution Date, the sum, without duplication, of (1) all scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (2) all Principal Prepayments collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or a Servicer during the related Prepayment Period or, in the case of a purchase pursuant to
Section 9.01, on any Business Day prior to such Distribution Date, (4) the amount, if any, by which the aggregate unpaid principal balance of any replacement Mortgage Loan is less than the aggregate unpaid principal balance of any Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan pursuant to Section 2.03(c), (5) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds related to principal), (6) all Subsequent Recoveries received during the related Due Period and (7) all other collections and recoveries in respect of principal during the related Prepayment Period less (A) all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and (B) all other amounts reimbursable to the Master Servicer, Securities Administrator, any Servicer and the Trustee pursuant to this Agreement and allocable to principal.

     Principal Prepayment: Any Mortgagor payment of principal or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its Due Date and applied to reduce the Stated Principal Balance of the Mortgage Loan in accordance with the terms of the related Mortgage Note.

     Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire unpaid principal balance of the Mortgage Loan.

     Principal Remittance Amount: With respect to each Distribution Date, the sum of the amounts listed in clauses (1) through (7) of the definition of Principal Funds.

     Prospectus Supplement: The Prospectus Supplement dated November 11, 2005 relating to the public offering of the Offered Certificates.

     Protected Account: An account established and maintained for the benefit of Certificateholders by a Servicer with respect to the Mortgage Loans and with respect to REO Property pursuant to the related Servicing Agreement. Each Protected Account shall be an Eligible Account.

     PUD: A Planned Unit Development.

     Purchase Price: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01),
(ii) accrued interest on such Stated Principal Balance at the applicable Mortgage Interest Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the related Servicer or Master Servicer, which payment or advance had as of the date of purchase been distributed to Certificateholders, through the end of the calendar month in which the purchase is to be effected less any unreimbursed Monthly Advances and any unpaid Servicing Fees payable to the purchaser of the Mortgage Loan and (iii) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan or REO Property of any predatory or abusive-lending law.

     Radian: Radian Guaranty Inc., a Pennsylvania insurance corporation, or its successor in interest.

     Rating Agency: Each of S&P and Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     Realized Loss: With respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. To the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Class Certificate Balance of any Class of Certificates on any Distribution Date.

     Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Closing Date).

     Reference Banks: Barclays Bank PLC, JPMorgan Chase Bank, N.A., Citibank, N.A., Wells Fargo Bank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee with the consent of the NIMs Insurer which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England and (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iii) which have been designated as such by the Servicer.

     Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

     Regular Certificate: Any one of the Class A (other than the Class R Certificates), Class M, and Class B Certificates.

     Relief Act: The Servicemembers Civil Relief Act or any similar state or local law.

     Relief Act Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

     REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMICs" or "a REMIC" shall mean any of (or, as the context requires, all of) the Lower Tier REMIC and the Upper Tier REMIC.

     REMIC Opinion: An Opinion of Independent Counsel to the effect that a contemplated action will neither adversely affect the status as a REMIC of any REMIC created hereunder nor subject any such REMIC to any tax under the REMIC Provisions.

     REMIC Pass-Through Rate: The Group One Net WAC Cap (in the case of a Class included in Certificate Group One), the Group Two Available Funds Cap (in the case of a Class included in Certificate Group Two), the Group Three Available Funds Cap (in the case of a Class included in Certificate Group Three) or the Weighted Average Available Funds Cap (in the case of the Subordinate Certificates).

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

     REMIC Regular Interests: (i) any of the rights under any of the Certificates (other than the Class P Certificates, the Class R Certificate and the Class C Certificates) other than the rights in interest rate cap contracts described in Section 2.08 and (ii) the Uncertificated Class C Interest.

     REO Property: A Mortgaged Property acquired by a Servicer or Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23 in connection with a defaulted Mortgage Loan.

     Repurchase Proceeds: The repurchase price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

     Request for Release: The Request for Release of Documents submitted by a Servicer to the Custodian and the Trustee, substantially in the form of Exhibit D hereto.

     Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE OCCURRING IN   REQUIRED LOSS PERCENTAGE
------------------------------   ------------------------
November 2008 - October 2009     0.80% with respect to November 2008, plus an
                                 additional 1/12th of 0.45% for each month thereafter

November 2009 - October 2010     1.25% with respect to November 2009, plus an
                                 additional 1/12th of 0.30% for each month thereafter

November 2010 - October 2011     1.55% with respect to November 2010, plus an
                                 additional 1/12th of 0.10% for each month thereafter

November 2011 and thereafter     1.65%

     Required Percentage: As of any Distribution Date following the Stepdown Date, the quotient of (1) the excess of (A) the Stated Principal Balances of the Mortgage Loans as of such Distribution Date, over (B) the Certificate Principal Balance of the most senior Class of Certificates outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution Date and (2) the Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

     Residual Certificate: Any Class R Certificate.

     Residual Interest: An interest in the Upper Tier REMIC that is entitled to all distributions of principal and interest on the Class R Certificate other than distributions in respect of the Class LTR Interest and distributions on the Class R Certificate in respect of Excess Interest.

     Responsible Officer: Any officer assigned to the Corporate Trust Office (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee to whom a matter arising hereunder may be referred.

     Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

     Rule 144A Letter: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-3 hereto.

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

     Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

     Scheduled Principal: The principal portion of any Scheduled Payment.

     Section 302 Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

     Securities Act: The Securities Act of 1933, as amended.

     Securities Administrator: Wells Fargo Bank, N.A., a national banking association, or its successor in interest.

     Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

     Seller: Merrill Lynch Mortgage Lending, Inc., a Delaware corporation, or its successors in interest.

     Servicers: Either of GreenPoint or PHH.

     Servicer Remittance Date: With respect to any Distribution Date, the 18th day of each month, commencing on the eighteenth day of the month next following the month in which the related Cut-off Date occurs, or if such 18th day is not a Business Day, the first Business Day immediately following such 18th day.

     Servicing Advances: All customary, reasonable and necessary "out-of-pocket" costs and expenses incurred by a Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration, protection and repair of a Mortgaged Property or Cooperative Unit, as applicable, (ii) any enforcement or judicial proceedings with respect to a Mortgage Loan, including foreclosure actions and (iii) the management and liquidation of REO Property.

     Servicing Agreements: Either of the GreenPoint Servicing Agreement and the PHH Servicing Agreement.

     Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) one-twelfth of the Servicing Fee Rate.

     Servicing Fee Rate: With respect to the One-Month LIBOR Loans and the Six-Month LIBOR Loans serviced by GreenPoint, 0.375% per annum, with respect to all other Mortgage Loans serviced by GreenPoint, 0.250% per annum and with respect to all Mortgage Loans serviced by PHH, 0.250% per annum.

     Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may be amended from time to time.

     Startup Day: November 15, 2005.

     Stated Principal Balance: With respect to a Mortgage Loan and the Cut-off Date, the Cut-off Date Principal Balance. With respect to a Mortgage Loan and any Distribution Date, the amount equal to the outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Payments due on or before that date, reduced by (1) the principal portion of all Scheduled Payments due on or before the Due Date in the Due Period immediately preceding such Distribution Date, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such Distribution Date.

     Stepdown Date: The later to occur of (1) the Distribution Date in November 2008 or (2) the first Distribution Date on which (A) the Class A Certificate Principal Balance (reduced by the Principal Funds with respect to such Distribution Date) is less than or equal to (B) 83.90% of the aggregate Stated Principal Balances of the Mortgage Loans as of such Distribution Date.

     Subordinate Certificate Cap Contract: The confirmation and agreement between the Trust Fund or the Securities Administrator and the Cap Contract Counterparty (in the form of Exhibit L-3 hereto).

     Subordinate Certificate Cap Contract Notional Balance: With respect to any Distribution Date, the Subordinate Certificate Cap Contract Notional Balance set forth for such Distribution Date in the Subordinate Certificate One-Month LIBOR Cap Table attached hereto as Exhibit M-3.

     Subordinate Certificate Cap Contract Termination Date: The Distribution Date in August 2012.

     Subordinate Certificate Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Subordinate Certificate Cap Contract, a rate equal to the lesser of One-Month LIBOR and 9.15% per annum.

     Subordinate Certificates: Each Class of the Class M Certificates and Class B Certificates.

     Subsequent Recoveries: Any amount recovered by a Servicer or the Master Servicer (net of reimbursable expenses) with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan.

     Substitute Mortgage Loan: A mortgage loan tendered to the Trustee pursuant to the related Servicing Agreement, the Mortgage Loan Purchase Agreement or
Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (viii) which has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan.

     Tax Matters Person: The Person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

     Transferor: Any originator of a Mortgage Loan.

     Trigger Event: The situation that exists with respect to any Distribution Date on or after the Stepdown Date, if (a) the quotient of (1) the aggregate Stated Principal Balance of all Mortgage Loans 60 or more days delinquent, measured on a rolling three-month basis (including Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable mortgagor is in bankruptcy) and (2) the aggregate Stated Principal Balance of all the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 35.00% and (ii) the Required Percentage or
(b) the quotient (expressed as a percentage) of (1) the aggregate amount of Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the Required Loss Percentage.

     Trust Fund: The corpus of the trust (the "Merrill Lynch Mortgage Investors Trust, Series 2005-A8") created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Master Servicer Collection Account; (ii) the Master Servicer Collection Account and the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans (including, without limitation the MI Policy); (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property; and (vi) the Cap Contracts and Cap Contract Account.

     Trustee: Wachovia Bank, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

     Uncertificated Class C Interest: An uncertificated interest having (i) the same rights to payments as the Class C Certificates, other than the rights to payments of amounts with respect to the Cap Contracts, and (ii) the rights to the payments treated as distributed to the Class C Certificates under Section 2.08(d), provided, however, that such interest shall have no obligation to make any payments treated as paid by the Class C Certificates pursuant to interest rate cap agreements under Section 2.08(d).

     Unpaid Realized Loss Amount: The Class M-1 Unpaid Realized Loss Amount, Class M-2 Unpaid Realized Loss Amount, Class B-1 Unpaid Realized Loss Amount, Class B-2 Unpaid Realized Loss Amount and Class C Unpaid Realized Loss Amount, collectively.

     Upper Collar: Any of the Class A-2 Upper collar, the Class A-3 Upper Collar or the Subordinate Certificate Upper Collar.

     Upper Tier REMIC: As described in the Preliminary Statement and Section
2.08.

     USAP Report: A report in compliance with the Uniform Single Attestation Program for Mortgage Bankers delivered in accordance with Section 3.17.

     Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated as follows: (1) 98% to the Class A, Class M and Class B Certificates, with the allocation among such Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other Classes and (2) each Class of the Class C Certificates and Class P Certificates will be allocated all of the remaining voting rights. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

     Weighted Average Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Loan Group as of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date), the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, the Class A-2 Certificates, in the case of Group Two or the Class A-3 Certificates in the case of Group Three) of the Group One Net WAC Cap, the Group Two Available Funds Cap and the Group Three Available Funds Cap; provided that for purposes of calculating the Weighted Average Available Funds Cap, the Group One Net WAC Cap shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

     Weighted Average Maximum Rate Cap: With respect to any Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Loan Group as of the immediately preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date), the current Certificate Principal Balance of the Class A-1 and Class R Certificates, in the case of Group One, the Class A-2 Certificates, in the case of Group Two or the Class A-3 Certificates in the case of Group Three) of the Group One Net WAC Cap, the Group Two Maximum Rate Cap and the Group Three Maximum Rate Cap; provided that for purposes of calculating the Weighted Average Maximum Rate Cap, the Group One Net WAC Cap shall be multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Weighted Average Maximum Rate Cap shall relate only to the Subordinate Certificates.

     Wells Fargo: Wells Fargo Bank, N.A., a national banking association, or its successor in interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.01 Conveyance of Mortgage Loans.

     (a) The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust Fund without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Master Servicer Collection Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Servicers in Protected Accounts, the Master Servicer in the Master Servicer Collection Account and the Securities Administrator in the Distribution Account for the benefit of the Trustee on behalf of the Regular Certificateholders, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a), (vii) the rights with respect to the Servicing Agreements as assigned to the Depositor on behalf of the Certificateholders by the Assignment Agreements and (viii) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

     (b) In connection with the above transfer and assignment, the Depositor hereby deposits with the Trustee or the Custodian, as its agent, the following documents or instruments (I) with respect to each Mortgage Loan, other than a Cooperative Loan:

(i) the original Mortgage Note, endorsed in the following form: "Pay to the order of Wachovia Bank, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2005-A8, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

(ii) the original recorded Mortgage or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(iii) an original Assignment of the Mortgage executed in the following form:
"Wachovia Bank, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2005-A8.

(iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause
(iii), if applicable and only to the extent available to the Depositor with evidence of recording thereon;

(v) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon, if any;

(vi) the original of any guarantee executed in connection with the Mortgage
Note;

(vii) the original mortgagee title insurance policy;

(viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

(ix) the original power of attorney, if applicable;

and (II) with respect to each Mortgage Loan that is a Cooperative Loan:

(i) the original Mortgage Note, endorsed in the following form: "Pay to the order of Wachovia Bank, National Association, as Trustee for the registered holders of the Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, Series 2005-A8, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

(ii) the original duly executed assignment of Security Agreement to the Trustee;

(iii) the acknowledgment copy of the original executed Form UCC-1 (or certified copy thereof) with respect to the Security Agreement, and any required continuation statements;

(iv) the acknowledgment copy of the original executed Form UCC-3 with respect to the Security Agreement, indicating the Trustee as the assignee of the secured party;

(v) the stock certificate representing the Cooperative Assets allocated to the cooperative unit, with a stock power in blank attached;

(vi) the original collateral assignment of the proprietary lease by Mortgagor to the originator;

(vii) a copy of the recognition agreement;

(viii) if applicable and to the extent available, the original intervening assignments, including warehousing assignments, if any, showing, to the extent available, an unbroken chain of the related Mortgage Loan to the Trustee, together with a copy of the related Form UCC-3 with evidence of filing thereon; and

(ix) the originals of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loan;

provided, however, that in lieu of the foregoing, the Depositor may deliver the following documents, under the circumstances set forth below: (w) the Depositor may deliver a Mortgage Note pursuant to clauses (b)(I)(i) and (b)(II)(i) endorsed in blank, provided that the endorsement is completed within 60 days of the Closing Date; (x) in lieu of the original Mortgage, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Mortgage required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Depositor on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Mortgage, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor or the Master Servicer, to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Distribution Account on the Closing Date. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee promptly after they are received. The Depositor shall cause, at its expense, the assignment of the Mortgage to the Trustee to be recorded not later than 180 days after the Closing Date, unless such recordation is not required by the Rating Agencies or an Opinion of Counsel has been provided as set forth below in this Section 2.01. With respect to the Cooperative Loans, the Depositor will, promptly after the Closing Date, cause the related financing statements (if not yet filed) and an assignment thereof from the Depositor to the Trustee to be filed in the appropriate offices. The Depositor need not cause to be recorded any assignment in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Depositor to the Trustee and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan; provided, however, notwithstanding the delivery of any Opinion of Counsel, each assignment shall be submitted for recording by the Depositor in the manner described above, at no expense to the Trust Fund, the Trustee or the Custodian, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Depositor, (iv) the occurrence of a servicing transfer as described in Section
8.02 hereof and (v) with respect to any one assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Depositor fails to pay the cost of recording the assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust Fund in accordance with Section 9.05.

     If any original Mortgage Note referred to in Section 2.01(b)(I)(i) or 2.01
(b)(II)(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of a photocopy of such Mortgage Note, if available, with a lost note affidavit. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Trustee is subsequently located, such original Mortgage Note shall be delivered to the Trustee within three Business Days.

     (c) The parties hereto agree that it is not intended that any mortgage loan be included in the Trust Fund that is, without limitation, a "High-Cost Home Loan" as defined by the Home Ownership and Equity Protection Act of 1994 or any other applicable anti-predatory lending laws, including, but not limited to (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a "High Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.

     SECTION 2.02 Acceptance of Mortgage Loans by Trustee.

     (a) The Trustee acknowledges the sale, transfer and assignment of the Trust Fund to it by the Depositor and its receipt thereof, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it, or the Custodian on its behalf, holds the documents (or certified copies thereof) delivered to it pursuant to Section 2.01, and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates and the NIMs Insurer, if any. On or before the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof), the Trustee agrees, for the benefit of the Certificateholders and the NIMs Insurer, if any, to review or cause to be reviewed by the Custodian on its behalf (under the Custodial Agreement), each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Depositor and the NIMs Insurer, if any, on the Closing Date an Initial Certification. In conducting such review, the Trustee or Custodian will certify as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(b)(I)(iii)) required to be delivered to it pursuant to this Agreement are in its possession, provided that with respect to the documents described in
Section 2.01(b)(I)(v), (vi), (viii) and (ix) and 2.01(b)(II)(viii) and (ix) to the extent the Trustee or the Custodian on its behalf has actual knowledge that such documents exist, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and appear to relate on their face to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule corresponding to the loan number for the Mortgage Loan, the Mortgagor's name, including the street address but excluding the zip code, the Mortgage Interest Rate and the original principal balance of the Mortgage Loan accurately reflects information set forth in the Mortgage File,
(iv) with respect to Mortgage Loans with a Mortgage Interest Rate subject to adjustment, the Gross Margin and the lifetime cap and the periodic cap for such Mortgage Loan and (v) the Cap Contracts (a form of which is attached hereto as Exhibit L).

     In performing any such review, the Trustee, or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. Notwithstanding anything to the contrary in this Agreement, it is herein acknowledged that, in conducting such review, the Trustee or the Custodian on its behalf is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine. If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian, as its agent, shall promptly notify the Seller and the NIMs Insurer, if any. In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such defect within ninety (90) days from the date of notice from the Trustee or the Custodian, as its agent, of the defect and if the Seller fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee, shall enforce the Seller's obligation pursuant to the Mortgage Loan Purchase Agreement, within 90 days from the Trustee's or the Custodian's notification, to purchase such Mortgage Loan at the Purchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

     (b) No later than 180 days after the Closing Date, the Trustee or the Custodian, as its agent, will review, for the benefit of the Certificateholders and the NIMs Insurer, if any, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor a Final Certification. In conducting such review, the Trustee or the Custodian, as its agent, will certify as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), that (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(b)(I)(v) and (ix)) required to be delivered to it pursuant to this Agreement are in its possession, provided that with respect to the documents described in Section 2.01(b)(I)(v), (vi), (viii) and (ix) and 2.01(b)(II)(viii) and (ix) to the extent the Trustee or the Custodian on its behalf has actual knowledge that such documents exist, (ii) such documents have been reviewed by it and are not torn, mutilated, defaced or otherwise altered (except if initialed by the obligor) and appear regular on their face and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule corresponding to the loan number for the Mortgage Loan, the Mortgagor's name, including the street address but excluding the zip code, the Mortgage Interest Rate and the original principal balance of the Mortgage Loan accurately reflects information set forth in the Mortgage File. In performing any such review, the Trustee, or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. Notwithstanding anything to the contrary in this Agreement, it is herein acknowledged that, in conducting such review, the Trustee or the Custodian on its behalf is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face, or to determine whether any Person executing any documents is authorized to do so or whether any signature is genuine. If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee or the Custodian, as its agent, shall promptly notify the Seller and the NIMs Insurer, if any. In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Seller is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders or the NIMs Insurer, if any, in the related Mortgage Loan, the Trustee shall enforce the Seller's obligation under the Mortgage Loan Purchase Agreement to purchase such Mortgage Loan at the Purchase Price, provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

     (c) In the event that a Mortgage Loan is purchased by the Seller in accordance with Subsections 2.02(a) or (b) above, the Seller shall remit to the Master Servicer the Purchase Price for deposit in the Master Servicer Collection Account and the Seller shall provide to the Trustee written notification detailing the components of the Purchase Price. Upon deposit of the Purchase Price in the Master Servicer Collection Account, the Depositor shall notify the Trustee and the Custodian and the Trustee or the Custodian, as its agent (upon receipt of a Request for Release in the form of Exhibit D attached hereto with respect to such Mortgage Loan), shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Seller as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Purchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule, which was previously delivered to it by Depositor in a form agreed to between the Depositor and the Trustee, to reflect such repurchase and shall promptly notify the Rating Agencies and the Master Servicer of such amendment. The obligation of the Seller to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

     SECTION 2.03 Assignment of Interest in the Mortgage Loan Purchase
Agreement.

     (a) The Depositor hereby assigns to the Trustee, on behalf of the Certificateholders and the NIMs Insurer, all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to Depositor's rights and obligations pursuant to the Servicing Agreements (noting that the Seller has retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the related Mortgage Loans of the related Servicer under the related Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies). The obligations of the Seller to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee's and the Certificateholders' sole remedy for any breach thereof. At the request of the Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement. With respect to the representations and warranties described in the Mortgage Loan Purchase Agreement that are made to the best of the Seller's knowledge, if it is discovered by any of the Depositor, the Seller, the Master Servicer, the Securities Administrator, the NIMS Insurer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

     (b) If the Depositor, the Master Servicer, Securities Administrator, the NIMs Insurer or the Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of Certificateholders, the NIMs Insurer or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Seller, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Purchase Price, any excess of the Purchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Purchase Price, any excess shall be paid to the Seller to the extent not required by law to be paid to the borrower.) Any such purchase by the Seller shall be made by providing an amount equal to the Purchase Price to the Master Servicer for deposit in the Master Servicer Collection Account and written notification detailing the components of such Purchase Price. The Depositor shall notify the Trustee and submit to the Trustee or the Custodian, as its agent, a Request for Release, and the Trustee shall release, or the Trustee shall cause the Custodian to release, to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Seller, without recourse, as are necessary to vest in the Seller title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Purchase Price in available funds is received by the

Trustee. The Trustee or the Master Servicer shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Master Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of the Seller to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Purchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders, the NIMs Insurer or the Trustee on their behalf.

     SECTION 2.04 Substitution of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the Seller may, no later than the date by which such purchase by the Seller would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Seller that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan" in the Mortgage Loan Purchase Agreement or this Agreement, as applicable; provided, however, that substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. The Trustee or the Custodian, as its agent, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Trustee or the Custodian, as its agent, shall notify the Seller, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the fourth sentence of Subsection 2.02(a). Within two Business Days after such notification, the Seller shall provide to the Securities Administrator for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Seller of the Purchase Price for the purchase of a Mortgage Loan by the Seller . After such notification to the Seller and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Seller. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Trustee or Custodian of a Request for Release for such Mortgage Loan), the Trustee shall release to the Seller the related Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or
Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in the Seller title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable. The Seller shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement or Subsections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Seller with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee, the NIMs Insurer, if any, and the Rating Agencies.

     Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Mortgage Loan shall be made unless the Master Servicer, the Trustee and the NIMs Insurer shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC provisions.

     SECTION 2.05 Issuance of Certificates. The Trustee acknowledges the assignment to it on behalf of the Trust Fund of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Percentage Interests as the Depositor has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

     SECTION 2.06 Representations and Warranties Concerning the Depositor. The Depositor hereby represents and warrants to the Trustee, the NIMs Insurer, if any, the Master Servicer and the Securities Administrator as follows:

(i) the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor's business as presently conducted or on the Depositor's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(ii) the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(v) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor's ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(vii) immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

     SECTION 2.07 Representations and Warranties Concerning the Master Servicer and Securities Administrator. Wells Fargo Bank, National Association, in its capacity as Master Servicer and Securities Administrator hereby represents and warrants to the Seller, the Depositor and the Trustee as follows, as of the Closing Date:

(i) It is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer and the Securities Administrator in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to master service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof;

(ii) It has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on its part the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii) The execution and delivery of this Agreement by it, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in its ordinary course of business and will not (A) result in a material breach of any term or provision of its charter or by-laws or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it; and it is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair its ability to perform or meet any of its obligations under this Agreement.

(iv) No litigation is pending or, to the best of its knowledge, threatened, against it that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(v) No consent, approval, authorization or order of any court or governmental agency or body is required for its execution, delivery and performance of, or compliance with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same.

     SECTION 2.08 REMIC Elections.

     (a) The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of the Upper Tier REMIC and the Lower Tier REMIC as a REMIC. The Trustee shall sign the returns providing for such elections and such other tax or information returns which are required to be signed by the Trustee under applicable law. This Agreement shall be construed so as to carry out the intention of the parties that each of the Upper Tier REMIC and the Lower Tier REMIC be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

     (b) The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

     The Lower Tier REMIC shall consist of all of the assets of the Trust Fund, other than (i) amounts distributable to the Class P Certificates pursuant to
Section 4.07(a)(i) hereof, (ii) the interests issued by the Lower Tier REMIC,
(iii) the grantor trusts described in Section 2.08 hereof and (iv) each Cap Contract and the Cap Contract Account. The Lower Tier REMIC shall issue the Lower Tier REMIC Regular Interests which shall be designated as regular interests of such REMIC and shall issue the Class LTR Interest that shall be designated as the sole class of residual interest in the Lower Tier REMIC. Each of the Lower Tier REMIC Regular Interests shall have the characteristics set forth in its definition.

     The assets of the Upper Tier REMIC shall be the Lower Tier REMIC Regular Interests. The REMIC Regular Interests shall be designated as the regular interests in the Upper Tier REMIC and the Residual Interest shall be designated as the sole class of residual interest in the Upper Tier REMIC. For federal income tax purposes, (i) the pass-through rate on the REMIC Regular Interests represented by the Class A-1 Certificates and on the sole class of residual interest in the Upper Tier REMIC shall be subject to a cap equal to the Group One Net WAC Cap; (ii) the pass-through rate on the REMIC Regular Interests represented by the Class A-2 Certificates shall be subject to a cap equal to the Group Two Available Funds Cap; (iii) the pass-through rate on the REMIC Regular Interests represented by the Class A-3 Certificates shall be subject to a cap equal to the Group Three Available Funds Cap; and (iv) the pass-through rate on the REMIC Regular Interests represented by the Subordinate Certificates shall be subject to a cap equal to the Weighted Average Available Funds Cap.

     The beneficial ownership of the Class LTR Interest and the Residual Interest shall be represented by the Class R Certificate. The Class LTR Interest shall not have a principal balance or bear interest.

     (c) The "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of the Class R Certificate, by its acceptance thereof, irrevocably appoints the Trustee as its agent and attorney-in-fact to act as "tax matters person" with respect to each REMIC for purposes of the REMIC

Provisions. If there is more than one beneficial owner of the Class R Certificate, the "tax matters person" shall be the Person with the greatest percentage interest in the Class R Certificate and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

     (d) It is intended that the rights of each Class of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the holders of each Class of the Class A, Class M and Class B Certificates and such shall be accounted for as property held separate and apart from the regular interests in the Upper Tier REMIC held by the holders of the Class A (other than the Class R Certificate), Class M Certificates, Class B Certificates and the residual interest in the Upper Tier REMIC held by the holder of the Class R Certificate. For information reporting requirements, the rights of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be assumed to have zero or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class A, Class M and Class B Certificates receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on the Cap Contracts, will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts payable to the Class C Certificates specified in Section 4.04(e) and then paid to the relevant Class of Certificates pursuant to the related interest rate cap agreement.

     (e) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class C Interest, the Cap Contracts, the Cap Contract Account, and the obligation of the holders of the Class C Certificates to pay amounts in respect of Excess Interest to the holders of the Class A, Class M and Class B Certificates shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class C Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall (i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and
(iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Class A, Class M, Class B and Class C Certificates as may be applicable under the Code.

     (f) The parties intend that the portion of the Trust Fund consisting of the right to receive amounts distributable to the Class P Certificates pursuant to
Section 4.07(a)(i) hereof shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class P Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Securities Administrator shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

     (g) [RESERVED]

     (h) All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans (other than amounts distributable to the Class P Certificates pursuant to Section 4.07(a)(i) hereof) received from the Mortgage Loans shall be paid to the Lower Tier REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTR Interest. On each Distribution Date, payments and losses shall be allocated among the Lower Tier REMIC Regular Interests so that
(i) each of the Lower Tier REMIC I Marker Interests shall have a principal balance equal to 25% of the principal balance of the Corresponding Certificates, (ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over (y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests (if necessary to reflect an increase in overcollateralization, accrued and unpaid interest on the Class LTIX interest may be added to its principal amount to achieve this result) and (iii) the aggregate principal amount of the Class LTII1A Interest, Class LTII1B Interest, Class LTII2A Interest, Class LTII2B Interest, Class LTII3A Interest, Class LTII3B Interest and the Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Distributions and losses allocated to the Lower Tier REMIC Regular Interests described in clause (iii) of the preceding sentence will be allocated among such Lower Tier REMIC Regular Interests in the following manner: (x) such distributions shall be deemed made to such Lower Tier REMIC Regular Interests first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Loan Group and second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Loan Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, Certificate Group Two, in the case of the Class LTII2A Interest, or Certificate Group Three, in the case of the Class LTII3A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of principal shall be distributed to each Lower Tier REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinated Balance Ratio is maintained) and finally, any remaining distributions of principal to the Class LTIIX Interest and (y) such losses shall be allocated among the Lower Tier REMIC Regular Interests described in clause
(iii) of the preceding sentence first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Loan Group; second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Loan Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, Certificate Group Two, in the case of the Class LTII2A Interest or Certificate Group Three, in the case of the Class LTII3A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of losses shall be allocated to each Lower REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinated Balance Ratio is maintained) and finally, any remaining losses to the Class LTIIX Interest. Notwithstanding the preceding two sentences, however, losses not allocated to any Class of Certificates will not be allocated to any Lower Tier REMIC Regular Interests. All computations with respect to the Lower Tier REMIC Regular Interests shall be taken out to ten decimal places.

     Any available funds remaining in the Lower Tier REMIC on a Distribution Date after distributions to the Lower Tier REMIC Regular Interests shall be distributed to the Class R Certificates in respect of the Class LTR Interest.

     If on any Distribution Date the Certificate Principal Balance of any Class of Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amounts of the Lower Tier REMIC Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the Lower Tier REMIC Regular Interests on such Distribution Date) among the Lower Tier REMIC Regular Interests so that, to the greatest extent possible, (i) each of the Lower Tier REMIC I Marker Interests has a principal balance equal to 25% of the principal balance of the Corresponding Certificates,
(ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the

Mortgage Loans over (y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests and (iii) the aggregate principal amount of the Lower Tier REMIC II Marker Interests and the Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Allocations in connection with clause (iii) shall be made so that, to the greatest extent possible, (a) the principal balance of each Lower Tier REMIC II Marker Interest with "B" at the end of its designation equals 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in related Loan Group, (b) the principal balance of each Lower Tier REMIC II Marker Interest with "A" at the end of its designation equals 0.05% of the excess of (x) the aggregate scheduled principal balance of the Mortgage Loans in related Loan Group over (y) the aggregate principal balance of Certificate Group One in the case of the Class LTII1A Interest, Certificate Group Two in the case of the Class LTII2A Interest or Certificate Group Three in the case of the Class LTII3A Interest and (c) any remaining allocations are made to the Class LTIIX Interest.

     For purposes of this Section 2.08, (i) the Class LTII1A Interest and Class LTII1B Interest shall be related to Group One, (ii) the Class LTII2A Interest and Class LTII2B Interest shall be related to Group Two and (iii) the Class LTII3A Interest and Class LTII3B Interest shall be related to Group Three.

     (i) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein, the Master Servicer shall indemnify the NIMs Insurer, the Trustee, the Securities Administrator and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Servicers, the Trustee, the Securities Administrator, the Depositor or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

     (j) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Securities Administrator of its duties and obligations set forth herein, the Securities Administrator shall indemnify the Trustee, the Master Servicer, the NIMs Insurer and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Securities Administrator shall not be liable for any such Losses attributable to the action or inaction of the related Servicer, the Master Servicer, the Depositor, the Trustee or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the Securities Administrator has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Securities Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

     SECTION 3.01 Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer's servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers' and Master Servicer's records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.04, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its monitoring with the actual remittances of the Servicers to the Master Servicer Collection Account pursuant to the applicable Servicing Agreements.

     If the Master Servicer and the Securities Administrator are the same entity, then at any time the Master Servicer is terminated as Master Servicer, the Securities Administrator shall likewise be removed as securities administrator.

     The Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property. The Trustee shall have no liability with respect to the use of any such limited power of attorney.

     The Trustee or the Custodian shall provide access to the records and documentation in possession of the Trustee or the Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee or the Custodian; provided, however, that, unless otherwise required by law, the Trustee or the Custodian shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee or the Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's or the Custodian's actual costs.

     The Trustee shall execute and deliver to the related Servicer and the Master Servicer upon request any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument;
(iii) obtain a deficiency
judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

     SECTION 3.02 REMIC-Related Covenants. For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

     SECTION 3.03 Monitoring of Servicer. (a) The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer's activities, the Master Servicer may rely upon an officer's certificate of a Servicer with regard to such Servicer's compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

     (b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans, or if the Master Servicer is unwilling or unable to act as a servicer, the Master Servicer or the NIMs Insurer shall cause the Trustee to enter into a new Servicing Agreement with a successor servicer selected by the Master Servicer that is eligible in accordance with the criteria specified in this Agreement and reasonably acceptable to the NIMs Insurer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor servicer. In either event, such enforcement, including, without limitation, the legal prosecution of claims, termination of the Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense subject to Section 3.03(c), provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

     (c) To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of a Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account pursuant to Section 4.03(b).

     (d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

     (e) If the Master Servicer acts as a Servicer, it will not assume liability for the representations and warranties of such Servicer, if any, that it replaces.

     SECTION 3.04 Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

     SECTION 3.05 Power to Act; Procedures. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC created hereunder. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any limited powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

     SECTION 3.06 Due-on-Sale Clauses; Assumption Agreements. To the extent provided in the applicable Servicing Agreement, and to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

     SECTION 3.07 Release of Mortgage Files. (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicers or the Master Servicer will, if required under the applicable Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit D hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall no later than five Business Days (or to the extent that the applicable Servicer notifies the Seller that a document is not in the Servicer's possession as part of the Servicing File which is needed for purposes of the Servicer complying with any applicable law, within such shorter period as may be necessary to enable the Servicer to comply with such law), release the related Mortgage File to the applicable Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

     (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as requested and as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. In connection with the foregoing, the Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a Request for Release signed by a Servicing Officer substantially in the form of Exhibit D (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the related Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the related Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the related Servicer or the Master Servicer.

     SECTION 3.08 Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

     (a) The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer's right to retain or withdraw from the Master Servicer Collection Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

     (b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

     SECTION 3.09 Standard Hazard Insurance and Flood Insurance Policies.

     (a) For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

     (b) Pursuant to Section 4.01 and 4.02, any amounts collected by the Servicers or the Master Servicer under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Master Servicer Collection Account, subject to withdrawal pursuant to Section 4.02 and 4.03 in accordance with the terms and conditions of the related Servicing Agreement. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02 and 4.03.

     SECTION 3.10 Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

     SECTION 3.11 Maintenance of the Primary Mortgage Insurance Policies.

     (a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

     (b) The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.02, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Collection Account, subject to withdrawal pursuant to Section 4.03.

     SECTION 3.12 Trustee to Retain Possession of Certain Insurance Policies and Documents.

     The Trustee or the Custodian shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee or its Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the Custodian upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

     SECTION 3.13 Realization Upon Defaulted Mortgage Loans. The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the terms and conditions of the applicable Servicing Agreement.

     SECTION 3.14 Compensation for the Master Servicer.

     The Master Servicer will be entitled to all income and gain realized from any investment of funds in the Master Servicer Collection Account, pursuant to
Article IV, for the performance of its activities hereunder. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty) shall be retained by the applicable Servicer and shall not be deposited in the Protected Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

     SECTION 3.15 REO Property.

     (a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on "net income from foreclosure property" or cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code.

     (b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

     (c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

     (d) To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Master Servicer Collection Account on the next succeeding Servicer Remittance Date.

     SECTION 3.16 Annual Officer's Certificate as to Compliance.

     (a) The Master Servicer shall deliver to the Trustee, the NIMs Insurer, if any, and the Rating Agencies on or before March 15 of each year, commencing on March 15, 2006, an Officer's Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer's knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

     (b) Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer's expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or
(ii) the Trustee shall be unaware of the Master Servicer's failure to provide such statement).

     SECTION 3.17 Annual Independent Accountant's Servicing Report. If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the NIMs Insurer, the Rating Agencies and the Depositor on or before March 15 of each year, commencing on March 15, 2006 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer's performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer's activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

     SECTION 3.18 Reports Filed with Securities and Exchange Commission.

     (a) Within 15 days after each Distribution Date, the Master Servicer shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K (or other comparable form containing the same or comparable information or other information mutually agreed upon) with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto and provide a copy of the statement to the NIMs Insurer and the Trustee who shall make available on its website. Prior to March 31, 2006 (and each year thereafter unless a Form 15D Suspension Notification has been filed pursuant to Section 3.18(d) below), the Master Servicer shall prepare and file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Each such Form 10-K shall include as exhibits each Servicer's annual statement of compliance and annual accountant's report as described in the related Servicing Agreement, in each case to the extent timely delivered to the Master Servicer. If they are not so timely delivered, the Master Servicer shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Master Servicer. The Form 10-K shall also include a certification in the form attached hereto as Exhibit K, in compliance with Rules 13a-14 and 15d-14 under the Securities

Exchange Act of 1934, as amended (the "Exchange Act") and any additional directives of the Commission, which shall be signed by a Servicing Officer of the Master Servicer. The Depositor hereby grants to the Master Servicer a limited power of attorney to execute and file the Form 8-K and Form 10-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Master Servicer from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Master Servicer, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the Commission. Notwithstanding the foregoing sentence, the Master Servicer shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Master Servicer will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Master Servicer under the Exchange Act shall be sent to: the Depositor c/o Merrill Lynch & Co. Inc. Attn: Managing Director-Analysis and Control. Fees and expenses incurred by the Master Servicer in connection with this Section 3.18 shall not be reimbursable from the Trust Fund except as pursuant to Sections 7.04(c) hereof.

     (b) The Master Servicer shall indemnify and hold harmless the Trustee, the Depositor and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer's obligations under this Section 3.18 or the Master Servicer's negligence, bad faith or willful misconduct in connection therewith.

     (c) If, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) Rules 13a-14 and 15d-14 under the Exchange Act and any related directives of the Commission are modified or superseded by any subsequent statement, rule, directive or regulation of the Commission or any division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affect the form or substance of the required certification under Rule 13a-14 and 15d-14 of the Exchange Act such that, in the reasonable judgment of the Master Servicer, the required certification is materially more onerous than the form of the requirement attached hereto as Exhibit K as of the Closing Date, the Master Servicer and the Depositor shall negotiate in good faith to determine how to amend the certification attached hereto as Exhibit K or any of the provisions in this Section 3.18 to comply with any such new requirements. Notwithstanding any other provision of this Agreement, the provisions of this Section 3.18 may be amended by the Depositor, the Master Servicer and the Trustee without the consent of the Certificateholders.

     (d) Unless otherwise instructed by the Depositor, prior to January 30th of the first year in which the Master Servicer is able to do so under applicable law, the Master Servicer shall execute and file with the Commission a Form 15D Suspension Notification with respect to the Trust Fund. The Depositor hereby grants to the Master Service a limited power of attorney to execute and file the Form 15D Suspension Notification on behalf of the Depositor. Such power of attorney shall continue until either (i) receipt by the Master Servicer from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund.

     SECTION 3.19 Rights of the NIMs Insurer. Each of the rights of the NIMs Insurer set forth in this Agreement shall exist so long as the NIM Notes issued pursuant to the Indenture remain outstanding or the NIMs Insurer is owed amounts in respect of its guarantee of payment on such NIM Notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section
10.14 in the case of clause (ii) below) during the period of time, if any, that
(i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

     SECTION 3.20 [RESERVED]

     SECTION 3.21 Notice from Depositor Regarding Controlling Class C Holder.
Section 11.02 of the Servicing Addendum to the GreenPoint Servicing Agreement (as modified by the GreenPoint Assignment Agreement) and Section 5.15 of the PHH Servicing Agreement (as modified by the PHH Assignment Agreement) grants the Controlling Class C Holder certain rights with respect to foreclosure proceedings (the "Class C Foreclosure Rights"). Upon receiving notice from the Controlling Class C Holder that the Controlling Class C Holder does not wish to exercise its Class C Foreclosure Rights, the Depositor shall promptly notify the Master Servicer that the provisions of the Servicing Agreements granting such Class C Foreclosure Rights (the "Class C Provisions") are no longer required. Upon receiving such notice, the Master Servicer shall, pursuant to the Servicing Agreements, promptly notify each of the Servicers that the Class C Provisions are no longer required. If the Controlling Class C Holder (or any subsequent Controlling Class C Holder) shall thereafter notify the Depositor that such Controlling Class C Holder wishes to exercise the Class C Foreclosure Rights, the Depositor, upon receiving such notice, shall promptly notify the Master Servicer that the Class C Provisions are in effect. Upon receiving such notice from the Depositor, the Master Servicer shall, pursuant to the Servicing Agreements, promptly notify each of the Servicers that the Class C Provisions are in effect.

                                   ARTICLE IV

                                  DISTRIBUTIONS

     SECTION 4.01 Protected Accounts. (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within two Business Days (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and advances made from the Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of the Servicer) and all other amounts to be deposited in the Protected Account. Each Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in the related Servicing Agreement, the Protected Account shall be held in a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

     (b) To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of

Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer, as set forth in the applicable Servicing Agreement. The related Servicer (to the extent provided in the related Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

     (c) To the extent provided in the related Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and shall immediately deposit or cause to be deposited in the Master Servicer Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each Loan Group:

(i) Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by such Servicer pursuant to the related Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

(ii) Principal Prepayments in Full and any Liquidation Proceeds received by such Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees;

(iii) Curtailments received by such Servicer for such Mortgage Loans in the related Prepayment Period; and

(iv) Any amount to be used as a Monthly Advance.

     (d) Withdrawals by the Master Servicer may be made from an Account only to make remittances as provided in Section 4.01(c), 4.02 and 4.03; to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 4.01(c) and 4.02(b) certain amounts otherwise due to the Servicers may be retained by them as set forth in the related Servicing Agreements and need not be deposited in the Master Servicer Collection Account.

     SECTION 4.02 Master Servicer Collection Account.

     (a) The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Master Servicer Collection Account as a segregated trust account or accounts. The Master Servicer Collection Account shall be a sub-account of the Distribution Account. The Master Servicer will deposit in the Master Servicer Collection Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

(i) Any amounts withdrawn from a Protected Account or other permitted account;

(ii) Any Monthly Advance and any Compensating Interest Payments;

(iii) Any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer or which were not deposited in a Protected Account or other permitted account;

(iv) The repurchase price with respect to any Mortgage Loans repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the trust;

(v) Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

(vi) Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

     (b) All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Account or the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.05(a)(i), (ii),
(iii), (iv), (vi), (vii), (viii), (ix), (xi) and (xii) with respect to the Securities Administrator, need not be credited by the Master Servicer or the related Servicer to the Distribution Account or the Master Servicer Collection Account, as applicable. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer from the Distribution Account, any provision herein to the contrary notwithstanding.

     (c) The amount at any time credited to the Master Servicer Collection Account shall be invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments as directed by Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Account Deposit Date. Any and all investment earnings on amounts on deposit in the Master Servicer Collection Account from time to time shall be for the account of the Master Servicer. The Master Servicer from time to time shall be permitted to withdraw or receive distribution of any and all investment earnings from the Master Servicer Collection Account. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Master Servicer Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

     SECTION 4.03 Permitted Withdrawals and Transfers from the Master Servicer Collection Account.

     (a) The Master Servicer will, from time to time on demand of the Master Servicer, the Trustee or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Master Servicer Collection Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements. The Master Servicer may clear and terminate the Master Servicer Collection Account pursuant to Section 9.01 and remove amounts from time to time deposited in error.

     (b) On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account (i) any expenses recoverable by the Trustee, the Master Servicer or the Securities Administrator pursuant to this Agreement, including but not limited to Sections 2.01(b), 3.03, 6.04 and 8.05 and (ii) any amounts payable to the Master Servicer as set forth in Section 3.14.

     (c) In addition, on or before each Distribution Account Deposit Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Securities Administrator for deposit therein) any Monthly Advances required to be made by the Master Servicer with respect to the Mortgage Loans.

     (d) No later than 3:00 p.m. New York time on each Distribution Account Deposit Date, the Master Servicer will transfer all Interest Funds and Principal Funds on deposit in the Master Servicer Collection Account with respect to the related Distribution Date to the Securities Administrator for deposit in the Distribution Account.

     SECTION 4.04 Distribution Account. (a) The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

     (b) All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

     (c) The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected to the maximum extent permitted by applicable law from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator or the Master Servicer). The Distribution Account shall be an Eligible Account. The amount at any time credited to the Distribution Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments selected by the Securities Administrator or deposited in demand deposits with such depository institutions as selected by the Securities Administrator, provided that time deposits of such depository institutions would be a Permitted Investment. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Securities Administrator or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Securities Administrator. The Securities Administrator shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Securities Administrator shall deposit the amount of such loss in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Securities Administrator) as provided by 12 U.S.C. Section 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

     SECTION 4.05 Permitted Withdrawals and Transfers from the Distribution Account. (a) The Securities Administrator will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Master Servicer Collection Account in accordance with the terms of this Agreement):

(i) to reimburse the Master Servicer or any Servicer for any Monthly Advance of its own funds or any advance of such Servicer's own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

(ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith as a Servicing Advance in connection with the restoration of the related Mortgaged Property or in connection with the liquidation of such Mortgage Loan;

(iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Subsection 4.03 (a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv) to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

(v) to pay the Master Servicer or any Servicer from the Purchase Price for any Mortgage Loan, the amount which it or such Servicer would have been entitled to receive under subclause (ix) of this Subsection 4.03 (a) as servicing compensation;

(vi) to reimburse the Master Servicer or any Servicer for advances of funds pursuant to Sections, and the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(vii) to reimburse the Master Servicer or any Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

(viii) to pay the Master Servicer as set forth in Section 3.14;

(ix) to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to this Agreement, including but not limited to Sections 3.03, 7.04(c) and (d);

(x) to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the related Servicer;

(xi) to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer, to the extent provided in the related Servicing Agreement;

(xii) to reimburse the Trustee or itself for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

(xiii) to pay to the MI Insurer, the MI Insurer Fee pursuant to Section 4.07(a);

(xiv) to remove amounts deposited in error; and

(xv) to clear and terminate the Distribution Account pursuant to Section 9.01.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through
(vi), inclusive, and (viii) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.02(b).

     (c) On each Distribution Date, the Securities Administrator shall distribute the Interest Funds and Principal Funds to the Holders of the Certificates in accordance with Section 4.07.

     SECTION 4.06 Distributions on the REMIC Interests.

     On each Distribution Date, amounts on deposit in the Distribution Account shall be treated for federal income tax purposes as applied to distributions on the interests in the Lower Tier REMIC in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 4.07.

     SECTION 4.07 Distributions.

     (a) On each Distribution Date, prior to any distributions to the Certificateholders, the Securities Administrator shall pay to the MI Insurer, the MI Insurer Fee for such Distribution Date from Interest Funds then on deposit in the Distribution Amount. Thereafter, on each Distribution Date, the Securities Administrator shall make the following distributions from funds then available in the Distribution Account, of an amount equal to the Interest Funds remaining in the following order of priority:

(i) to the Class P Certificates, any Prepayment Charges received with respect to the Mortgage Loans during the related Prepayment Period and all amounts paid by a Servicer or the Seller in respect of Prepayment Charges pursuant to this Agreement during the related Prepayment Period;

(ii) to each class of the Class A Certificates, the Current Interest and any Interest Carry Forward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A Certificates, such amount will be distributed pro rata among each Class of the Class A Certificates based on the ratio of (x) the Current Interest and Interest Carry Forward Amount for each class of the Class A Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class A Certificates in the aggregate;

(iii) to the Class M-1 Certificates, the Class M-1 Current Interest and any Class M-1 Interest Carry Forward Amount;

(iv) to the Class M-2 Certificates, the Class M-2 Current Interest and any Class M-2 Interest Carry Forward Amount;

(v) to the Class B-1 Certificates, the Class B-1 Current Interest and any Class B-1 Interest Carry Forward Amount;

(vi) to the Class B-2 Certificates, the Class B-2 Current Interest and any Class B-2 Interest Carry Forward Amount; and

(vii) any remainder pursuant to Section 4.07(e) hereof.

     On each Distribution Date, subject to the proviso in (ii) above, Interest Funds received on the Group One Mortgage Loans will be deemed to be distributed to the Class A-1 and Class R Certificates, Interest Funds received on the Group Two Mortgage Loans will be deemed to be distributed to the Class A-2 Certificates and Interest Funds received on the Group Three Mortgage Loans will be deemed to be distributed to the Class A-3 Certificates, in each case, until the related Current Interest and Interest Carry Forward Amount of each such Certificate Group or such Distribution Date has been paid in full, and thereafter, Interest Funds not required for such distributions will be available to be applied, if necessary, to the class or classes of certificates that are not related to such Loan Group.

     (b) [Reserved]

     (c) On each Distribution Date, the Securities Administrator shall make the following distributions from the Distribution Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 4.07(a) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

          (i) the Group One Principal Distribution Amount will be distributed as follows: concurrently on a pro rata basis:

               (A) first to the Class R Certificate until its Certificate Principal Balance has been reduced to zero and then to the Class A-1 Certificates until its Certificate Principal Balance has been reduced to zero;

               (B) first, to the Class A-1B4 Certificates, the Class A-1B4 Lockout Distribution Amount and then sequentially, first, to the Class A-1B1 Certificates until the Certificate Principal Balance thereof has been reduced to zero, second, to the Class A-1B2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, third, to the Class A-1B3 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and fourth, to the Class A-1B4 Certificates until the Certificate Principal Balance thereof has been reduced to zero, in that order; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M, Class B and Class C Certificates has been reduced to zero, any portion of the Group One Principal Distribution Amount allocated pursuant to this clause (B) shall be allocated pro rata to the Class A-1B1, Class A-1B2, Class A-1B3 and Class A-1B4 Certificates based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero; and

               (C) sequentially, first, to the Class A-1C1 Certificates until the Certificate Principal Balance thereof has been reduced to zero and second, to the Class A-1C2 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

          provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M, Class B and Class C Certificates has been reduced to zero, any portion of the Group One Principal Distribution Amount allocated pursuant to this clause (C) shall be allocated pro rata to the Class A-1C1 and Class A-1C2 Certificates based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero;

          (ii) the Group Two Principal Distribution Amount will be distributed as follows: pro rata, to the Class A-2A Certificates and the Class A-2B Certificates until the Certificate Principal Balance of each such class has been reduced to zero. Any distributions to the Class A-2B Certificates will be distributed as follows: pro rata, to the Class A-2B1 and Class A-2B2 Certificates until the Certificate Principal Balance of each such Class has been reduced to zero and then to the Class A-2B2 Certificates until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M, Class B and Class C Certificates has been reduced to zero, any principal distributions to the Class A-2B Certificates are required to be allocated sequentially, first to the Class A-2B1 Certificates until the Certificate Principal Balance thereof has been reduced to zero and second, to the Class A-2B2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

          (iii) the Group Three Principal Distribution Amount will be distributed to the Class A-3A1 Certificates until the Certificate Principal Balance thereof has been reduced to zero, then to the Class A-3A2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class A-3A3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M, Class B and Class C Certificates have been reduced to zero, any amounts allocated to the Class A-3A Certificates will be distributed pro rata to the Class A-3A1, Class A-3A2 and Class A-3A3 Certificates;

          (iv) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

          (v) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

          (vi) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

          (vii) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount; and

          (viii) any remainder pursuant to Section 4.07(e) hereof.

     (d) [Reserved].

     (e) On each Distribution Date, the Securities Administrator shall make the following distributions up to the following amounts from the Distribution Account of the remainders pursuant to Section 4.07(a)(vii) and (c)(viii) hereof until such remainders shall have been fully distributed for such Distribution
Date:

(i) for distribution as part of the Principal Distribution Amount, the Extra Principal Distribution Amount;

(ii) to the Class M-1 Certificates, the Class M-1 Unpaid Realized Loss Amount;

(iii) to the Class M-2 Certificates, the Class M-2 Unpaid Realized Loss Amount;

(iv) to the Class B-1 Certificates, the Class B-1 Unpaid Realized Loss Amount;

(v) to the Class B-2 Certificates, the Class B-2 Unpaid Realized Loss Amount;

(vi) from any amounts otherwise distributable to the Class C Certificates, to pay to the Class A-2, Class A-3, Class M and Class B Certificates, any Floating Rate Certificate Carryover for each such Class for such Distribution Date, on a pro rata basis, based on the amount of the Floating Rate Certificate Carryover for each such Class and to the extent not fully paid pursuant to Section 4.07(h)(i);

(vii) to the Class C Certificates, in the following order of priority, (A) the Class C Current Interest, (B) the Class C Interest Carry Forward Amount, (C) as principal on the Class C Certificate until the Certificate Principal Balance of the Class C Certificates has been reduced to zero and (D) the Class C Unpaid Realized Loss Amount; and

(viii) any remaining amount to the Holders of the Class R Certificate.

     (f) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Securities Administrator shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Class C Certificates and the Subordinate Certificates in the following order of priority:

(i) to the Class C Certificates, until the Class C Certificate Principal Balance is reduced to zero;

(ii) to the Class B-2 Certificates until the Class B-2 Certificate Principal Balance is reduced to zero;

(iii) to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance is reduced to zero;

(iv) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

(v) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

     (g) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Securities Administrator at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

     The Trustee shall promptly notify the NIMs Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class C Certificates or the Class P Certificates. Each Holder of the Class C Certificates or the Class P Certificates, by its purchase of such Certificates and the Trustee hereby agree that the NIMs Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the NIMs Insurer shall be subrogated to the rights of the Trustee and each

Holder of the Class C Certificates and the Class P Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim; provided, however, that the NIMs Insurer will not have any rights with respect to any Preference Claim set forth in this paragraph unless the indenture trustee with respect to the NIM Notes or the holder of any NIMs Notes has been required to relinquish a distribution made on the Class C Certificates, the Class P Certificates or the NIM Notes, as applicable, and the NIMs Insurer made a payment in respect of such relinquished amount.

     (h) The Securities Administrator is hereby directed by the Depositor to execute each of the Cap Contracts on behalf of the Trust Fund in the forms presented to it by the Depositor and shall have no responsibility for the contents, adequacy or sufficiency of the Cap Contracts, including, without limitation, the representations and warranties contained therein. Any funds payable by the Securities Administrator under the Cap Contracts at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in any Cap Contract, the Securities Administrator shall not be required to make any payments to the counterparty under the Cap Contracts. Any payments received under the terms of the Cap Contracts will be available to pay the holders of the Class A-2, Class A-3, Class M or Class B Certificates up to the amount of any Floating Rate Certificate Carryovers for such classes of certificates remaining after all other distributions required under this Section
4.07 are made on such Distribution Date, other than Floating Rate Certificate Carryovers attributable to the fact that Applied Realized Loss Amounts are not allocated to the Class A Certificates. Any amounts received under the terms of the Cap Contracts on a Distribution Date that are not used to pay such Floating Rate Certificate Carryovers will be distributed to the holders of the Class C Certificates. Amounts received on the Class A-2 Cap Contract will only be available to make payments on the Class A-2 Certificates, amounts received on the Class A-3 Cap Contract will only be available to make payments on the Class A-3 Certificates, and amounts received on the Subordinate Certificate Cap Contract will only be available to make payments on the Class M and Class B Certificates. Payments in respect of such Floating Rate Certificate Carryovers from proceeds of a Cap Contract shall be paid as follows:

          (i) first, to the Classes of Class A-2, Class A-3, Class M or Class B Certificates related to such Cap Contract, pro rata based upon such Floating Rate Certificate Carryovers for each such class of Class A-2, Class A-3, Class M or Class B Certificates; and

          (ii) second, any remaining proceeds shall be distributed to the holders of the Class C Certificates.

     On or before the Closing Date, the Securities Administrator shall establish a Cap Contract Account on behalf of the Holders of the Certificates. The Cap Contract Account must be an Eligible Account. On or prior to the related Cap Contract Termination Date, amounts, if any, received by the Securities Administrator for the benefit of the Trust Fund in respect of the related Cap Contract shall be deposited by the Securities Administrator into the Cap Contract Account and will be used to pay Floating Rate Certificate Carryovers on the Class A-2, Class A-3, Class M or Class B Certificates to the extent provided in the immediately preceding paragraph. With respect to any Distribution Date on or prior to the related Cap Contract Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the related Cap Contract will equal the product of (i) the excess, if any, of (x) One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to the rate with respect to such Distribution Date as shown under the heading "1ML Upper Collar" in the schedule to the related Cap Contract), over (y) the rate with respect to such Distribution Date as shown under the heading "1ML Strike Lower Collar" in the schedule to the related Cap Contract, (ii) an amount equal to the lesser of (x) the related Cap Contract Notional Balance and (y) the Certificate Principal Balance of the related Classes of Certificates and (iii) the number of days in such Accrual Period, divided by 360.

     Amounts on deposit in the Cap Contract Account will remain uninvested pending distribution to Certificateholders.

     Each Cap Contract is scheduled to remain in effect until the related Cap Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty (after a grace period of three local Business Days, as defined in the related Cap Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the related Cap Contract, the failure by the Cap Contract Counterparty or the Securities Administrator (after a cure period of 20 days after notice of such failure is received) to perform any other agreement made by it under the related Cap Contract, the termination of the Trust Fund and the related Cap Contract becoming illegal or subject to certain kinds of taxation.

     The Securities Administrator shall notify the Cap Contract Counterparty at least five (5) Business Days prior to the related Floating Rate Payer Payment Date (as defined in the related Cap Contract) of the aggregate Certificate Principal Balance of the related classes of Certificates as of the first day of such Calculation Period (as defined in the related Cap Contract) and shall send such notification to the Cap Contract Counterparty at the email addresses as specified in the related Cap Contract; provided, however, that if the Securities Administrator does not provide such email notification, the Cap Contract Counterparty is permitted to rely upon the statement of the aggregate Certificate Principal Balance of the Offered Certificates made available on the Securities Administrator's website.

     SECTION 4.08 Payments. (a) On each Distribution Date, other than the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's pro rata share of its Class (based on the aggregate Percentage Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class, based solely on information provided to the Securities Administrator by the Master Servicer. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. All of the Securities Administrator's calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer or the applicable Servicer. The Securities Administrator shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

     (b) Payment of the above amounts to each Certificateholder shall be made
(i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Securities Administrator on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final payment.

     SECTION 4.09 Statements to Certificateholders. (a) Concurrently with each distribution to Certificateholders, the Securities Administrator shall make available to the parties hereto and each Certificateholder via the Securities Administrator's internet website as set forth below, the following information:

(i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates, separately identified, allocable to principal;

(ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest, separately identified;

(iii) the aggregate amount the Servicing Fee during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(iv) the aggregate amount of Monthly Advances for the related Due Period;

(v) the aggregate Stated Principal Balance of the Group One, Group Two and Group Three Mortgage Loans at the close of business at the end of the related Due Period;

(vi) the number, weighted average remaining term to maturity and weighted average Loan Rate of the Group One, Group Two and Group Three Mortgage Loans as of the related Due Date;

(vii) the number and aggregate unpaid principal balance of the Group One, Group Two and Group Three Mortgage Loans (a) one month, two months or three months delinquent on a contractual basis, (b) as to which foreclosure proceedings have been commenced and (c) in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

(viii) with respect to any Group One, Group Two and Group Three Mortgage Loan that became an REO Property during the preceding calendar month, the Stated Principal Balance of such Group One, Group Two and Group Three Mortgage Loan as of the date it became an REO Property;

(ix) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding due period;

(x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xi) the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses;

(xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Master Servicer Collection Account for such Distribution Date;

(xiii) the Class Certificate Balance of each Class of Certificates, after giving effect to the distributions made on such Distribution Date;

(xiv) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xv) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date as determined separately for each Loan Group, to the extent not covered by Compensating Interest Payments by the related Servicer or the Master Servicer pursuant to the related Servicing Agreement or Section 6.06;

(xvi) the Group One, Group Two and Group Three Available Funds;

(xvii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

(xviii) the aggregate Stated Principal Balance of the Group One, Group Two and Group Three Mortgage Loans purchased by the Seller during the related Due Period and indicating the Section of this Agreement requiring or allowing the purchase of each such Group One, Group Two and Group Three Mortgage Loan;

(xix) the amount of the MI Insurer Fee paid to the MI Insurer;

(xx) the number and aggregate Stated Principal Balance of Mortgage Loans covered by the MI Policy as of the end of the related Due Period; and

(xxi) (A) the amount of any claims paid by the MI Insurer pursuant to the MI Policy with respect to principal; (B) the amount of any claims paid by the MI Insurer pursuant to the MI Policy with respect to interest, and (C) solely to the extent provided by the Master Servicer, the amount of any claims made under the MI Policy and the amount of any claims rejected under the MI Policy, each as of such Distribution Date.

     The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the Securities Administrator by the Master Servicer. The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

     The Securities Administrator may make available each month, to any interested party, the Monthly Statement to Certificateholders via the Securities Administrator's website initially located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

     (b) By January 30 of each year beginning in 2006, if so requested in writing, the Securities Administrator will furnish such report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Securities Administrator may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to the requirements of the Code.

     (c) The Master Servicer shall make available to the NIMs Insurer a copy of the Monthly Statement.

     SECTION 4.10 Monthly Advances. If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act and for which the related Servicer was required to make an advance pursuant to the related Servicing Agreement exceeds the amount deposited in the Master Servicer Collection Account that will be used for a Monthly Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Master Servicer Collection Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan, except to the extent the Master Servicer determines any such Monthly Advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Monthly Advance was made. If the Master Servicer has not deposited the amount described above as of the related Distribution Account Deposit Date, the Trustee will deposit in the Master Servicer Collection Account not later than the related Distribution Date, an amount equal to the remaining deficiency as of the Distribution Account Deposit Date. Subject to the foregoing, the Master Servicer shall continue to make such Monthly Advances through the date that the related Servicer is required to do so under its Servicing Agreement. If applicable, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

     SECTION 4.11 Compensating Interest Payments. The Master Servicer shall deposit in the Master Servicer Collection Account not later than each Distribution Account Deposit Date an amount equal to the aggregate amounts required to be paid by the Servicers under the Servicing Agreements with respect to subclause (a) of the definition of Prepayment Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the related Servicers (such amount, the "Compensating Interest Payment"). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

                                    ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01 The Certificates.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Securities Administrator by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

     SECTION 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates.

     (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Securities Administrator shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Securities Administrator duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Securities Administrator in accordance with such Securities Administrator's customary procedures.

     (b) No Transfer of a Class C, Class P or Class R Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class C, Class P or Class R Certificate by Merrill Lynch & Co. or, in connection with a transfer of a Class C, Class P or Class R Certificate to the indenture trustee under an Indenture pursuant to which NIM Notes are issued, whether or not such notes are guaranteed by the NIMs Insurer) each certify to each Securities Administrator in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit E-3 (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit F-2 (the "Investment Letter") or Exhibit F-3 (the "Rule 144A Letter") or (ii) there shall be delivered to the Securities Administrator an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Securities Administrator. The Depositor shall provide to any Holder of a Class C, Class P or Class R Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Securities Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Securities Administrator regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class C, Class P or Class R Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor and the Securities Administrator against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of an ERISA Restricted Certificate or a Class R Certificate will be registered unless the Securities Administrator has received (A) a representation to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring such Certificate for, on behalf of, or with any assets of any such Plan, or (B) solely in the case of an ERISA Restricted Certificate (I) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation to the effect that such transferee is an insurance company that is acquiring the Certificate with assets contained in an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (II) solely in the case of a Definitive Certificate, an Opinion of Counsel satisfactory to the Securities Administrator, and upon which the Securities Administrator and the NIMs Insurer shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Securities Administrator, the Servicers, the NIMs Insurer, the Trustee or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Master Servicer, the NIMs Insurer, the Trustee or the Depositor.

     Except in the case of a Definitive Certificate, the representations set forth in the immediately preceding paragraph of this Subsection 5.02(b), other than clause (B)(II) in the immediately preceding paragraph, shall be deemed to have been made to the Securities Administrator by the transferee's acceptance of an ERISA Restricted Certificate or a Class R Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA Restricted Certificates or a Class R Certificate). Notwithstanding any other provision herein to the contrary, any purported transfer of an ERISA Restricted Certificate or a Class R Certificate to or on behalf of a Plan without the delivery to the Securities Administrator of a representation or an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect. The Securities Administrator shall not be under any liability to any Person for any registration or transfer of any ERISA Restricted Certificate or Class R Certificate that is in fact not permitted by this Section 5.02(b), nor shall the Trustee or the Securities Administrator be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements. The Trustee or the Securities Administrator shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate or Class R Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(b) all payments made on such ERISA Restricted Certificate or a Class R Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

     (c) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

(i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(ii) No Ownership Interest in a Class R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Securities Administrator prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(c)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

(iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of Section 7701 of the Code) unless such person furnishes the transferor and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Securities Administrator consents to such transfer, sale or other disposition in writing.

(iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate.

(v) At the option of the Holder of the Class R Certificate, the Class LTR Interest and the Residual Interest may be severed and represented by separate certificates (with the certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to a Pass-Through Rate on the Class R Certificate in excess of the REMIC Pass-Through Rate); provided, however, that such separate certification may not occur until the Securities Administrator and the NIMs Insurer receive an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Trust Fund or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(b) and (c) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class LTR Interest and the Residual Interest shall be severed and represented by separate Certificates.

     The restrictions on Transfers of a Class R Certificate set forth in this
Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator and the NIMs Insurer of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

     (d) The transferor of the Class R Certificate shall notify the Securities Administrator in writing upon the transfer of the Class R Certificate.

     (e) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Trust Fund, the Depositor or the Securities Administrator.

     SECTION 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.

     If (a) any mutilated Certificate is surrendered to the Securities Administrator or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Securities Administrator and the NIMs Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Securities Administrator under the terms of this Section 5.03 shall be canceled and destroyed by the Securities Administrator in accordance with its standard procedures without liability on its part.

     SECTION 5.04 Persons Deemed Owners.

     The NIMs Insurer, the Securities Administrator and any agent of the NIMs Insurer or the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the NIMs Insurer or the Securities Administrator, nor any agent of the NIMs Insurer or the Securities Administrator shall be affected by any notice to the contrary.

     SECTION 5.05 Access to List of Certificateholders' Names and Addresses.

     If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the NIMs Insurer or the Depositor shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the NIMs Insurer or the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 5.06 Book-Entry Certificates.

     The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08:

     (a) the provisions of this Section shall be in full force and effect;

     (b) the Depositor, the NIMs Insurer and the Securities Administrator may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

     (c) registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository;

     (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

     (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

     (f) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

     (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

     SECTION 5.07 Notices to Depository.

     Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners and the Securities Administrator shall give all such notices and communications to the Depository.

     SECTION 5.08 Definitive Certificates.

     If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Securities Administrator that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor notifies the Securities Administrator and the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Securities Administrator and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Securities Administrator shall notify all Certificate Owners of such Book-Entry Certificates and the NIMs Insurer, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Securities Administrator of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Securities Administrator shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

     SECTION 5.09 Maintenance of Office or Agency.

     The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its offices at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust, Series 2005-A8 as offices for such purposes. The Securities Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                      THE MASTER SERVICER AND THE DEPOSITOR

     SECTION 6.01 Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

     SECTION 6.02 Merger or Consolidation of the Master Servicer.

     (a) The Master Servicer and the Depositor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

     (b) Any Person into which the Master Servicer or the Depositor may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 6.03 Indemnification from the Master Servicer and the Depositor.
(a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement or the Certificates (i) related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee or the Securities Administrator shall have given the Master Servicer and the Depositor written notice of such claim or legal action promptly after the Trustee or the Securities Administrator shall have received knowledge thereof. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

     (b) The Depositor will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise referred to in Subsection (a) above.

     SECTION 6.04 Limitations on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 6.03:

     (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

     (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     (c) The Master Servicer, the Custodian and any director, officer, employee or agent of the Master Servicer or the Custodian, shall be indemnified by the Trust Fund and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Certificates or any Servicing Agreement (except to the extent that the Master Servicer or the Custodian, as the case may be, is indemnified by a Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer's failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian's failure to perform its duties under the Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer's or the Custodian's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

     (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Account as provided by Section 4.03. Nothing in this Subsection 6.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

     (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust Fund might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

     (f) The Master Servicer shall not be liable for any acts or omissions of any Servicer, except as otherwise expressly provided herein.

     SECTION 6.05 Master Servicer Not to Resign. Except as provided in Section 6.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee and the NIMs Insurer, if any. No such resignation by the Master Servicer shall become effective until MLMLI or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee and the NIMs Insurer shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 7.02 hereof. The Trustee shall notify the Rating Agencies of the resignation of the Master

Servicer. If the Master Servicer and the Securities Administrator are the same entity, then at any time the Master Servicer is terminated as master servicer, the Securities Administrator shall likewise be removed as securities administrator.

     SECTION 6.06 Successor Master Servicer. In connection with the appointment of any successor Master Servicer or the assumption of the duties of the Master Servicer, MLMLI or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as MLMLI or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans.

     SECTION 6.07 Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and
(iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                   ARTICLE VII

                                     DEFAULT

     SECTION 7.01 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

(i) The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(ii) The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund or by the NIMs Insurer; or

(iii) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(iv) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(v) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 6.05 or 6.07.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee (with the written consent of the NIMs Insurer, except after a NIMs Insurer Default), the NIMs Insurer or the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the principal of the Trust Fund (with the written consent of the NIMs Insurer, except after a NIMs Insurer Default), by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, and with the consent of MLMLI, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 7.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

     SECTION 7.02 Trustee to Act; Appointment of Successor. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 7.01 or an Opinion of Independent Counsel pursuant to Section 6.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that MLMLI shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, or anything herein to the contrary, the Trustee, if it becomes Master Servicer, shall have no responsibility or obligation (i) to repurchase or substitute any Mortgage Loan,
(ii) for any representation or warranty of the Master Servicer hereunder, and
(iii) for any act or omission of either a predecessor or successor Master Servicer other than the Trustee. The Trustee may conduct any activity required of it as Master Servicer hereunder through an Affiliate or through an agent. Neither the Trustee nor any other successor Master Servicer shall be deemed to be in default hereunder due to any act or omission of a predecessor Master Servicer, including but not limited to failure to timely deliver to the Trustee distribution instructions, any funds required to be deposited to the Trust Fund, or any breach of its duty to cooperate with a transfer of master servicing. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, the appointment of which successor shall be approved by the NIMs Insurer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates and the NIM Notes, if any, will not be lowered as a result of the selection of the successor to the Master Servicer. No appointment of a successor to the Master Servicer hereunder shall be effective until the Trustee and the NIMs Insurer shall have consented thereto and prior written consent of the NIMs Insurer is obtained. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, in the event that the provisions of Section 6.06 shall apply, no such compensation shall be in excess of that permitted the Trustee under this Subsection 7.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

     SECTION 7.03 Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, the NIMs Insurer, if any, and to the Rating Agencies.

     SECTION 7.04 Waiver of Defaults. The Trustee shall transmit by mail to all Certificateholders and the NIMs Insurer, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

     SECTION 7.05 List of Certificateholders. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

                                  ARTICLE VIII

                           CONCERNING THE TRUSTEE AND
                          THE SECURITIES ADMINISTRATOR

     SECTION 8.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 7.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

     (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities Administrator pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected and if the instrument is not corrected to its satisfaction, the Trustee will provide notice thereof to the NIMs Insurer and the Certificateholders and take such further action as directed by the NIMs Insurer and the Certificateholders.

     (c) On each Distribution Date, the Securities Administrator shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 4.07 and 9.01 herein based solely on the report of the Master Servicer or the Servicers.

     (d) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii) Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the NIMs Insurer or the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

(iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

(v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(vii) None of the Securities Administrator, the Depositor, the Master Servicer, any Servicer or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

     Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer hereunder or under the Servicing Agreements, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

     (e) All funds received by the Master Servicer and the Securities Administrator and required to be deposited in the Master Servicer Collection Account or Distribution Account pursuant to this Agreement will be promptly so deposited by the Master Servicer and the Securities Administrator.

     (f) Except for those actions that the Trustee or the Securities Administrator is required to take hereunder, neither the Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

     SECTION 8.02 Certain Matters Affecting the Trustee and the Securities Administrator. Except as otherwise provided in Section 8.01:

(i) The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of a Depositor, Master Servicer or Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders or the NIMs Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or NIMs Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's Corporate Trust Office has actual knowledge (which has not been cured or waived), subject to Section 8.02(b), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(iv) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of the Trust Fund or the NIMs Insurer and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders or the NIMs Insurer requesting the investigation;

(vi) The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee's or the Securities Administrator's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

(vii) Should the Trustee or the Securities Administrator deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.01(b) or Section 4.02, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions;

(viii) The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

(ix) Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Section 8.07; and

(x) Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

     SECTION 8.03 Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee or the Custodian of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee of the Trust Fund and shall not constitute the Certificates an obligation of the Trustee in any other capacity. Neither the Trustee or the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, neither the Trustee nor the Securities Administrator shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder, or of any guaranty of a NIMs Insurer or related document other than with respect to the Trustee's execution and authentication of the Certificates. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

     SECTION 8.04 Trustee and Securities Administrator May Own Certificates. The Trustee and the Securities Administrator in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

     SECTION 8.05 Trustee's and Securities Administrator's Fees and Expenses. The fees and expenses of the Trustee and the Securities Administrator shall be paid by the Master Servicer in accordance with a side letter agreement. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Master Servicer Collection Account pursuant to Section 4.03(b) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Trust Fund hereunder. If funds in the Master Servicer Collection Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses from the Depositor. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

     SECTION 8.06 Eligibility Requirements for Trustee and Securities Administrator. (a) The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated "BBB" or higher by S&P and Fitch with respect to their long-term rating and rated "BBB" or higher by S&P and Fitch with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to
Section 8.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies and reasonably acceptable to the NIMs Insurer. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 8.08.

     (b) In addition, the Securities Administrator (i) may not be an Originator, Seller, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department of the relevant entity, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P or Moody's, or such other rating as is acceptable to Fitch as provided in an Rating Agency Confirmation. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 8.08, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement until such time as a new Securities Administrator is appointed. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

     SECTION 8.07 Insurance. The Trustee and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the Trustee's or the Securities Administrator's, respectively, compliance with this Section 8.07 shall be furnished to any Certificateholder upon reasonable written request.

     SECTION 8.08 Resignation and Removal of the Trustee and Securities Administrator. (a) The Trustee and the Securities Administrator may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor, the NIMs Insurer and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator. If the Securities Administrator and the Master Servicer are the same entity, then at any time the Securities Administrator resigns or is removed as Securities Administrator, the Master Servicer shall likewise be terminated as Master Servicer.

     (b) If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly remove the Trustee, or shall be entitled to remove the Securities Administrator, as applicable, and appoint a successor Trustee or Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee or Securities Administrator, as applicable, so removed, the successor Trustee or Securities Administrator, as applicable.

     (c) The Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund, with the consent of the NIMs Insurer, or the NIMs Insurer, may at any time remove the Trustee or the Securities Administrator and appoint a successor Trustee or Securities Administrator by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized (or the NIMs Insurer), one complete set of which instruments shall be delivered to the Depositor, the Master Servicer, the Securities Administrator (if the Trustee is removed), the Trustee (if the Securities Administrator is removed), and the Trustee or Securities Administrator so removed and the successor so appointed. Notice of any removal of the Trustee or Securities Administrator shall be given to the NIMs Insurer and each Rating Agency by the successor Trustee or Securities Administrator.

     (d) No resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by a successor Trustee or Securities Administrator acceptable to the NIMs Insurer as provided in Section 8.09.

     SECTION 8.09 Successor Trustee and Successor Securities Administrator. (a) Any successor Trustee or Securities Administrator appointed as provided in
Section 8.08 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the NIMs Insurer and its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee or Securities Administrator shall then become effective and such successor Trustee or

Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator herein. The predecessor Trustee or Securities Administrator shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee or Securities Administrator, as applicable, all assets and records of the Trust held by it hereunder, and the Depositor and the predecessor Trustee or Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

     (b) No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 8.09 unless at the time of such acceptance such successor Trustee or Securities Administrator shall be eligible under the provisions of Section 8.06.

     (c) Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 8.09, the successor Trustee or Securities Administrator shall mail notice of the succession of such Trustee or Securities Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. The Depositor shall pay the cost of any mailing by the successor Trustee or Securities Administrator.

     SECTION 8.10 Merger or Consolidation of Trustee or Securities Administrator. Any state bank or trust company or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator, respectively, shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, respectively, shall be the successor of the Trustee or the Securities Administrator, respectively, hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 8.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.11 Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee, the NIMs Insurer and the Depositor to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Depositor, the NIMs Insurer and the Trustee may consider necessary or desirable.

     (b) If the Depositor, the Trustee or the NIMs Insurer shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Depositor, the Trustee or the NIMs Insurer.

     (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

     (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer, the NIMs Insurer and the Depositor.

     (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Depositor and the Trustee acting jointly, with the consent of the NIMs Insurer, may at any time accept the resignation of or remove any separate trustee or co-trustee.

     SECTION 8.12 Federal Information Returns and Reports to Certificateholders; REMIC Administration. (a) For federal income tax purposes, the taxable year of each REMIC shall be a calendar year and the Securities Administrator shall maintain or cause the maintenance of the books of each REMIC on the accrual method of accounting.

     (b) The Securities Administrator shall prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall sign, federal tax information returns or elections required to be made hereunder with respect to each REMIC and grantor trust created hereunder, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby, including, without limitation, reports relating to interest, original issue discount and market discount or premium using the Prepayment Assumption. The Securities Administrator will apply for an Employee Identification Number from the IRS under Form SS-4 or any other acceptable method for all tax entities. In connection with the foregoing, the Securities Administrator shall timely prepare and file, and the Trustee shall sign, IRS Form 8811, which shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each REMIC (the "REMIC Reporting Agent"). The Trustee shall make elections to treat each REMIC as a REMIC (which elections shall apply to the taxable period ending December 31, 2005 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe, and as described by the Securities Administrator. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code. The Holder of the Class R Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. Sections 1.860F-4(d)) for each REMIC. The Securities Administrator is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Securities Administrator as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each REMIC during such time as the Securities Administrator does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Securities Administrator from acting as agent for the Tax Matters Person, the Trustee and the Securities Administrator shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

     (c) The Securities Administrator shall provide upon request and receipt of reasonable compensation, such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a Permitted Transferee, and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a Permitted Transferee (or which is deemed by statute to be an entity with a disqualified member).

     (d) The Securities Administrator shall prepare and file or cause to be filed, and the Trustee shall sign, any state income tax or information returns required under Applicable State Law with respect to any REMIC or grantor trust created hereunder or the Trust Fund.

     (e) Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Trustee or the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee or the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee or the Securities Administrator shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

     (f) The Trustee and the Securities Administrator agree to indemnify the Trust Fund and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee's covenants and the Securities Administrator's covenants, respectively, set forth in this Section 8.12; provided, however, such liability and obligation to indemnify in this paragraph shall not be joint and several and neither the Trustee nor the Securities Administrator shall be liable or be obligated to indemnify the Trust Fund for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement.

     (g) The Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) of the Tax Matters Person on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) to the extent that they are under its control conduct the affairs of each of the REMICs and grantor trusts provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions and the status of each of the grantor trusts provided for herein as a grantor trust under Subpart E, Part I of Subchapter J of the Code; (b) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (c) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the grantor trust status under Subpart E, Part I of Subchapter J of the Code of any of the grantor trusts provided for herein or result in the imposition of tax upon any such grantor trust; and (d) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.

     (h) Each of the Depositor, the Master Servicer, the Securities Administrator and the Trustee agrees not to take or omit to take knowingly or intentionally, any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01 Termination upon Liquidation or Repurchase of all Mortgage Loans.

     (a) Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund (or any Monthly Advance with respect thereto) and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

     (b) On or before the Determination Date following the Initial Optional Termination Date, the Securities Administrator shall attempt to terminate the Trust Fund by conducting an auction of all of the Mortgage Loans and REO Properties via a solicitation of bids from at least three (3) bidders, each of which shall be a nationally recognized participant in mortgage finance (the "Auction"). The Depositor and the Securities Administrator agree to work in good faith to develop bid procedures in advance of the Initial Optional Termination Date to govern the operation of the Auction. The Securities Administrator shall be entitled to retain an investment banking firm and/or other agents in connection with the Auction, the cost of which shall be included in the Optional Termination Price (unless an Optional Termination does not occur in which case such costs shall be an expense of the Trust Fund). The Securities Administrator shall accept the highest bid received at the Auction; provided that the amount of such bid equals or exceeds the Optional Termination Price. The Securities Administrator shall determine the Optional Termination Price based upon information provided by (i) the Master Servicer with respect to the amounts described in clauses (A) and (B) of the definition of "Optional Termination Price" (other than Securities Administrator's expenses) and (ii) the Depositor with respect to the information described in clause (C) of the definition of "Optional Termination Price." The Securities Administrator may conclusively rely upon the information provided to it in accordance with the immediately preceding sentence and shall not have any liability for the failure of any party to provide such information.

     If an Optional Termination does not occur as a result of the Auction's failure to achieve the Optional Termination Price, the NIMs Insurer (or the Master Servicer, if the NIMs Insurer does not do so) may, on any Distribution Date following such Auction, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. In the event that there is a NIMs Insurer at the time of the Auction, the Auction fails to achieve the Optional Termination Price and the NIMs Insurer does not exercise its option to terminate the Trust Fund on the first Distribution Date on which it is able to exercise such option, the Master Servicer may, at such time, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. In connection with such termination, the Optional Termination Price shall be delivered to the Trustee no later than the Business Day immediately preceding the related Distribution Date. Notwithstanding anything to the contrary herein, the Optional Termination Amount paid to the Securities Administrator by the winning bidder at the Auction or by the NIMs Insurer or the Master Servicer shall be deposited by the Trustee directly into the Distribution Account immediately upon receipt. Upon any termination as a result of an Auction, the Trustee shall, out of the Optional Termination Amount deposited into the Distribution Account, (x) pay the Securities Administrator its costs and expenses necessary to conduct the Auction and any other unreimbursed amounts owing to it and (y) pay to the Master Servicer or Servicer, the aggregate amount of any unreimbursed out-of-pocket costs and expenses owed to the Master Servicer or Servicer and any unpaid or unreimbursed Servicing Fees, Monthly Advances and Servicing Advances.

     (c) Notwithstanding anything to the contrary in clause (b) above, in the event that the Securities Administrator receives the written opinion of a nationally recognized participant in mortgage finance acceptable to the Seller that the Mortgage Loans and REO Properties to be included in the Auction will not be saleable at a price sufficient to achieve the Optional Termination Price, the Trustee need not conduct the Auction. In such event, the NIMs Insurer, if any, and the Master Servicer in the event the NIMs Insurer declines to exercise its option, shall have the option to purchase the Mortgage Loans and REO Properties at the Optional Termination Price as of the Initial Optional Termination Date.

     SECTION 9.02 Final Distribution on the Certificates.

     If on any Determination Date, (i) the Securities Administrator determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Master Servicer Collection Account, the Securities Administrator shall send a final distribution notice promptly to each Certificateholder and the NIMs Insurer or (ii) the Securities Administrator determines that a Class of Certificates shall be retired after a final distribution on such Class, the Securities Administrator shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Securities Administrator.

     Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed no later than the last calendar day of the month immediately preceding the month of such final distribution (or with respect to an Auction, mailed no later than one Business Day following completion of such Auction). Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such notice to the NIMs Insurer and each Rating Agency at the time such notice is given to Certificateholders.

     In the event such notice is given, the Master Servicer shall cause all funds in the Master Servicer Collection Account to be deposited in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Securities Administrator or the NIMs Insurer, as applicable, the Mortgage Files for the Mortgage Loans.

     Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 4.07 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

     In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities

Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, the Securities Administrator shall have no further duties or obligations with respect thereto.

     SECTION 9.03 Additional Termination Requirements.

     (a) In the event the Securities Administrator, the NIMs Insurer or the Master Servicer exercises its purchase option as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Securities Administrator shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i) Within 90 days prior to the final Distribution Date, the Securities Administrator shall adopt and sign a plan of complete liquidation of the Trust Fund as provided to it by the terminating purchaser, meeting the requirements of a "qualified liquidation" under Section 860F of the Code and any regulations thereunder; and

(ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Securities Administrator shall sell all of the assets of the Trust Fund to the Master Servicer for cash pursuant to the terms of the plan of complete liquidation.

     (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Securities Administrator as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Securities Administrator as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.01 Intent of Parties. The parties intend that each REMIC in the Trust Fund shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

     SECTION 10.02 Amendment. This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, with the consent of the NIMs Insurer and without the consent of any of the Certificateholders to:

               (i) to cure any ambiguity or correct any mistake,

               (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein,

               (iii) to add any other provisions with respect to matters or questions arising under this Agreement, or

               (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel addressed to the Securities Administrator to such effect, adversely affect in any material respect the interests of any Holder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

     Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee and the NIMs Insurer shall have been provided an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     This Agreement may also be amended from time to time by the Depositor, the Master Servicer , the Securities Administrator and the Trustee and the Holders of the Certificates affected thereby evidencing not less than 66 2/3% of the Voting Rights, with the consent of the NIMs Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such

Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to the Trustee, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax on the Trust Fund, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding. A copy of such Opinion of Counsel shall be provided to the NIMs Insurer.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee or upon the written request of the Trustee to the Master Servicer, the Master Servicer shall furnish written notification of the substance of such amendment to each Certificateholder, the NIMs Insurer and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Nothing in this Agreement shall require the Trustee or the Master Servicer to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee or the Master Servicer that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

     The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

     SECTION 10.03 Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

     SECTION 10.04 Limitation on Rights of Certificateholders. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, the Securities Administrator, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Percentage Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

     (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 10.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 10.05 Acts of Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section 10.05.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Regular Certificate presented in accordance with Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Depositor, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Regular Certificate shall bind every future holder of the same Regular Certificate and the holder of every Regular Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

     (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Percentage Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Securities Administrator, the Depositor, or the Master Servicer, as the case may be.

     SECTION 10.06 Governing Law. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 10.07 Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, 4 World Financial Center, New York, New York 10281, Attention: Vice President-Servicing, telecopier number: (212) 449-1000, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the MLMLI, 4 World Financial Center, New York, New York 10281,
Attention: Vice President-Servicing, telecopier number: (212) 449-1000, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: MLMI Series 2005-A8, or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: MLMI Series 2005-A8, facsimile no.: (410) 715-4513, or to such other address as may hereafter be furnished to the other parties hereto in writing; (v) in the case of the Custodian, Wells Fargo Bank, N.A., 1015 10th Avenue Southeast, MS 0031, Minneapolis, Minnesota 55414, Attention: MLMI Series 2005-A8, or to such other address as may hereafter be furnished to the other parties hereto in writing; (vi) in the case of the MI Insurer, 1601 Market Street, Philadelphia, Pennsylvania 19103, or (vii) in the case of the Rating Agencies, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, and Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007. Any notice delivered to the Depositor, the Master Servicer, the Securities Administrator or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

     SECTION 10.08 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     SECTION 10.09 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     SECTION 10.10 Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     SECTION 10.11 Counterparts. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

     SECTION 10.12 Notice to Rating Agencies. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency and the NIMs Insurer with respect to each of the following of which it has actual knowledge:

     1. Any material change or amendment to this Agreement or the Servicing Agreements;

     2. The occurrence of any Event of Default that has not been cured;

     3. The resignation or termination of the Master Servicer, the Trustee or the Securities Administrator;

     4. The repurchase or substitution of Mortgage Loans;

     5. The final payment to Certificateholders; and

     6. Any change in the location of the Master Servicer Collection Account or the Distribution Account.

     SECTION 10.13 Third Party Beneficiary. The NIMs Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

     SECTION 10.14 Additional Rights of the NIMs Insurer.

     (a) Each party to this Agreement, any agent thereof and any successor thereto shall furnish to the NIMs Insurer a copy of any notice, direction, demand, opinion, schedule, list, certificate, report, statement, filing, information, data or other communication provided by it or on its behalf to any other Person pursuant to this Agreement at the same time, in the same form and in the same manner as such communication is so provided and shall address or cause such communication to be addressed to the NIMs Insurer in addition to any other addressee thereof. With respect to the Master Servicer and the Trustee, such obligation shall be satisfied with the provision of access to the NIMs Insurer to the Master Servicer's or the Trustee's website.

     (b) Wherever in this Agreement there shall be a requirement that there be no downgrade, reduction, withdrawal or qualification of or other effect on the rating of any Class of Certificates by any Rating Agency as of any date, there also shall be deemed to be a requirement that there be no such effect on any class of notes issued pursuant to the Indenture and guaranteed by the NIMs Insurer as of such date. In addition, unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the NIM Notes (such event, a "NIMs Insurer Default"), wherever in this Agreement there shall be a requirement that any Person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other Person (whether as a condition to the eligibility of such Person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such Person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed.

     IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                        as Depositor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as Master Servicer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                        as Securities Administrator


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                     EXHIBIT A-1

                     FORM OF CLASS [_-A-_][M-_] CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH BENEFICIAL OWNER OF A CLASS [_-A-_][M-_] CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT A PLAN OR A PLAN INVESTOR OR INVESTING WITH PLAN ASSETS, (II) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON THE PROHIBITED TRANSACTION EXEMPTION 90-29 ISSUED BY THE DEPARTMENT OF LABOR, AS AMENDED ("EXEMPTION"), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE EXEMPTION, INCLUDING THAT THE CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN "BBB-" (OR ITS EQUIVALENT) BY FITCH, MOODY'S OR S&P, OR
(III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST THEREIN IS AN "INSURANCE COMPANY GENERAL ACCOUNT," AS SUCH TERM IS DEFINED IN PTCE 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.

IF ANY BOOK-ENTRY CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND


                                     A-1-2

SERVICING AGREEMENT, THEN THE LAST PRECEDING TRANSFEREE THAT IS IN COMPLIANCE WITH SUCH PROVISIONS SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF SUCH CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON SUCH CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF ANY BOOK-ENTRY CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(B) OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE SERVICER AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.


                                     A-1-3

MLMI Series 2005-A8, Class [_-A-_][M-_]      Aggregate Certificate Principal
                                             Balance of the Class [_-A-_][M-_]
                                             Certificates as of the Issue Date:
                                             $____________

Pass-Through Rate: ____%                     Initial Certificate Principal
                                             Balance of this Class [_-A-_][M-_]
                                             Certificate as of the Issue Date:
                                             $____________

Date of Agreement and Cut-off Date:          Master Servicer and Securities
October 1, 2005                              Administrator: Wells Fargo Bank,
                                             N.A.

First Distribution Date: November 25, 2005   Trustee: Wachovia Bank, National
                                             Association

No. ____________                             Issue Date: November 15, 2005

                                             CUSIP: ____________

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

                               MLMI SERIES 2005-A8

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, adjustable-rate, fully amortizing mortgage loans secured by first liens on residential property (the "Mortgage Loans") formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that CEDE & CO. is the registered owner of a Percentage Interest obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class [_-A-_][M-_] Certificates as of the Issue Date in that certain beneficial ownership interest evidenced by all the Class [_-A-_][M-_] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator") and Wachovia


                                     A-1-4

Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Interest on this Certificate will accrue during the period specified in the Agreement on the Certificate Principal Balance hereof at a per annum rate equal to the Pass-Through Rate set forth above and as further described in the Agreement.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [_-A-_][M-_] Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [_-A-_][M-_] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          As described above, each transferee of a Class [_-A-_][M-_] Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or a Plan Investor or investing with Plan assets, (ii) it has acquired and is holding such certificate in reliance on the Prohibited Transaction Exemption 90-29 issued by the Department of Labor, as amended ("Exemption"), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, Moody's or S&P, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and
(3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          If any Book-Entry Certificate (or any interest therein) is acquired or held in violation of the provisions of Section 5.02(b) of the Agreement, then the last preceding Transferee that is in compliance with such provisions shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

          Any purported Certificate Owner whose acquisition or holding of any Book-Entry Certificate (or interest therein) was effected in violation of the restrictions in Section 5.02(b) of the Agreement shall indemnify and hold harmless the Depositor, the Trustee, the Servicer and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.


                                     A-1-5

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Master Servicer Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor the Securities Administrator, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3 % of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Securities Administrator, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Securities Administrator, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, the Master


                                     A-1-6

Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          This certificate shall be governed by and construed in accordance with the laws of the state of New York.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of
(i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (ii) the optional purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Loan Balance of the Mortgage Loans at the time of purchase being 10% or less of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: ______________, 2005             WELLS FARGO BANK, N.A.,
                                        as Securities Administrator


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.


WELLS FARGO BANK, N.A.,
as Authenticating Agent


                                      A-1-7

By:
    ---------------------------------
    Authorized Signatory


                                     A-1-8

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common             UNIF GIFT MIN ACT -         CUSTODIAN

TEN ENT -   as tenants by the entireties                               (Cust) (Minor)
                                                                   under Uniform Gifts to
                                                                         Minors Act

JT TEN -    as joint tenants with right of                             ______________
            survivorship and not as                                        (State)
            tenants in common

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

_______________________________________________________________________________.
(Please print or typewrite name, address including postal zip code and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

_______________________________________________________________________________.

Dated:
       ---------------


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed


                                     A-1-9

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ___________________________________________________________,
account number ___________, or, if mailed by check, to ________________________,
Applicable statements should be mailed to ____________________________________,
_______________________________________________________________________________.

This information is provided by ______________________________________________, the assignee named above, or _________________________________________________, as its agent.


                                     A-1-10

                                                                     EXHIBIT A-2

                         FORM OF CLASS [B-] CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) RIGHTS TO PAYMENTS UNDER CERTAIN INTEREST RATE CAP AGREEMENTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES [,] [AND] THE CLASS M CERTIFICATES [,] [AND] [THE CLASS B-1 CERTIFICATES] AND THE RESIDUAL CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

EACH BENEFICIAL OWNER OF A CLASS [B-_] CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE REPRESENTED, BY VIRTUE OF ITS ACQUISITION OR HOLDING OF THAT CERTIFICATE OR INTEREST THEREIN, THAT EITHER (I) IT IS NOT A PLAN OR A PLAN INVESTOR OR INVESTING WITH PLAN ASSETS, (II) IT HAS ACQUIRED AND IS HOLDING SUCH CERTIFICATE IN RELIANCE ON THE PROHIBITED TRANSACTION EXEMPTION 90-29 ISSUED BY THE DEPARTMENT OF LABOR, AS AMENDED ("EXEMPTION"), AND THAT IT UNDERSTANDS THAT THERE ARE CERTAIN CONDITIONS TO THE AVAILABILITY OF THE EXEMPTION, INCLUDING THAT THE CERTIFICATE MUST BE RATED, AT THE TIME OF PURCHASE, NOT LOWER THAN "BBB-" (OR ITS EQUIVALENT) BY FITCH, MOODY'S OR S&P, OR (III) (1) IT IS AN INSURANCE COMPANY, (2) THE SOURCE OF FUNDS USED TO ACQUIRE OR HOLD THE CERTIFICATE OR INTEREST THEREIN IS AN "INSURANCE COMPANY GENERAL ACCOUNT," AS SUCH TERM IS DEFINED IN PTCE 95-60, AND (3) THE CONDITIONS IN SECTIONS I AND III OF PTCE 95-60 HAVE BEEN SATISFIED.]

IF ANY BOOK-ENTRY CERTIFICATE (OR ANY INTEREST THEREIN) IS ACQUIRED OR HELD IN VIOLATION OF THE PROVISIONS OF SECTION 5.02(B) OF THE POOLING AND SERVICING AGREEMENT, THEN THE LAST PRECEDING TRANSFEREE THAT IS IN COMPLIANCE WITH SUCH PROVISIONS SHALL BE RESTORED, TO THE EXTENT PERMITTED BY LAW, TO ALL RIGHTS AND OBLIGATIONS AS CERTIFICATE OWNER THEREOF RETROACTIVE TO THE DATE OF SUCH TRANSFER OF SUCH CERTIFICATE. THE TRUSTEE SHALL BE UNDER NO LIABILITY TO ANY PERSON FOR MAKING ANY PAYMENTS DUE ON SUCH CERTIFICATE TO SUCH PRECEDING TRANSFEREE.

ANY PURPORTED CERTIFICATE OWNER WHOSE ACQUISITION OR HOLDING OF ANY BOOK-ENTRY CERTIFICATE (OR INTEREST THEREIN) WAS EFFECTED IN VIOLATION OF THE RESTRICTIONS IN SECTION 5.02(B) OF THE AGREEMENT SHALL INDEMNIFY AND HOLD HARMLESS THE DEPOSITOR, THE TRUSTEE, THE SERVICER AND THE TRUST FUND FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, COSTS OR EXPENSES INCURRED BY SUCH PARTIES AS A RESULT OF SUCH ACQUISITION OR HOLDING.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.


                                      A-2-2

MLMI Series 2005-A8, Class [B-_]      Aggregate Certificate Principal Balance of
                                      Class [B-_] Certificates as of the Issue
                                      Date:
                                      $_____________

Pass Through Rate: Variable           Initial Class Certificate Principal
                                      Balance of this Class [B-_] Certificate as
                                      of the Issue Date:
                                      $_____________

Date of Agreement and Cut-off Date:   Master Servicer and Securities Administrator:
October 1, 2005                       Wells Fargo Bank, N.A.

First Distribution Date:              Trustee: Wachovia Bank, National Association
November 25, 2005

No. _______________                   Issue Date: November 15, 2005

                                      CUSIP: _________________

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

                               MLMI SERIES 2005-A8

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, adjustable-rate, fully amortizing mortgage loans secured by first liens on residential property (the "Mortgage Loans") formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that CEDE & CO. is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class [B-_] Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class [B-_] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement),


                                      A-2-3

Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [B-_] Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [B-_] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          As described above, each transferee of a Class [B-_] Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or a Plan Investor or investing with Plan assets, (ii) it has acquired and is holding such certificate in reliance on the Prohibited Transaction Exemption 90-29 issued by the Department of Labor, as amended ("Exemption"), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, Moody's or S&P, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          If any Book-Entry Certificate (or any interest therein) is acquired or held in violation of the provisions of Section 5.02(b) of the Agreement, then the last preceding Transferee that is in compliance with such provisions shall be restored, to the extent permitted by law, to all rights and obligations as Certificate Owner thereof retroactive to the date of such Transfer of such Certificate. The Trustee shall be under no liability to any Person for making any payments due on such Certificate to such preceding Transferee.

          Any purported Certificate Owner whose acquisition or holding of any Book-Entry Certificate (or interest therein) was effected in violation of the restrictions in Section 5.02(b) of the Agreement shall indemnify and hold harmless the Depositor, the Trustee, the Servicer and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.


                                      A-2-4

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Master Servicer Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Securities Administrator, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Securities Administrator, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached to the Agreement as Exhibit F-3) under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption,


                                      A-2-5
describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement as Exhibit F-2) and the transferee to execute an investment letter (in substantially the form attached to the Agreement as Exhibit F-2) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          The Depositor, the Securities Administrator, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Securities Administrator, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (iii) the optional purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Loan Balance of the Mortgage Loans at the time of purchase being 10% or less of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-2-6

     IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: ______________, 2005             WELLS FARGO BANK, N.A., as Securities
                                        Administrator


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.


WELLS FARGO BANK, N.A.,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory


                                      A-2-7

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common            UNIF GIFT MIN ACT -    CUSTODIAN
TEN ENT - as tenants by the entireties                        (Cust) (Minor)
                                                               under Uniform
                                                              Gifts to Minors
                                                              Act

JT TEN - as joint tenants with right of                       ______________
         survivorship and not as                                  (State)
         tenants in common

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

_______________________________________________________________________________.
(Please print or typewrite name, address including postal zip code and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

_______________________________________________________________________________.

Dated:
       ------------------------------


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed


                                      A-2-8

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      A-2-9

                                                                     EXHIBIT A-3

                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "RESIDUAL INTEREST" IN ONE OR MORE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC RESIDUAL INTERESTS REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR AND THE DEPOSITOR WITH A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(B) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.


                                      A-3-2

MLMI Series 2005-A8, Class R   Aggregate  Certificate  Principal  Balance  of
                               the Class R Certificates as of the Issue Date:
                               $100

Pass-Through Rate: _____%      Master Servicer and Securities Administrator:
                               Wells Fargo Bank, N.A.

Date of Agreement and          Trustee: Wachovia Bank, National Association
Cut-off Date:
October 1, 2005

First Distribution Date:       Issue Date: November 15, 2005
November 25, 2005

No. _______________            CUSIP: ______________

                        MORTGAGE PASS-THROUGH CERTIFICATE

                               MLMI SERIES 2005-A8

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, adjustable-rate, fully amortizing mortgage loans secured by first liens on residential property (the "Mortgage Loans") formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

          This certifies that Merrill Lynch, Pierce, Fenner & Smith Incorporated, is a registered owner of a 100% Percentage Interest specified above in that certain beneficial ownership interest evidenced by all the Class R Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose


                                      A-3-3
name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

          This Certificate does not have a Certificate Principal Balance or Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the related Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Master Servicer Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the related Mortgage Loans.

          The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Securities Administrator, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under the Agreement at any time by the Depositor, the Securities Administrator, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer, sale, pledge or other disposition of this Class R Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act


                                      A-3-4
of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, made in reliance upon an exemption from the 1933 Act, (i) the Trustee and the Depositor shall require (a) the transferor to certify in writing the facts surrounding the transfer (in substantially the form attached to the Agreement as Exhibit E-2), and the transferee to execute an investment letter (in substantially the form attached to the Agreement as Exhibit E-1) and (b) a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor. The Holder of this Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(b) of the Agreement.

          Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause the REMIC to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Securities Administrator, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Securities Administrator, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.


                                      A-3-5

          This certificate shall be governed by and construed in accordance with the laws of the state of New York.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of
(i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (ii) the optional purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Loan Balance of the Mortgage Loans at the time of purchase being 10% or less of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-3-6

     IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: ______________, 2005             WELLS FARGO BANK, N.A., as Securities
                                        Administrator


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.


WELLS FARGO BANK, N.A.,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory


                                      A-3-7

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenants in common           UNIF GIFT MIN ACT -      CUSTODIAN
TEN ENT -   as tenants by the entireties                          (Cust) (Minor)
                                                                  under Uniform
                                                                 Gifts to Minors
                                                                       Act

JT TEN -    as joint tenants with right                          _______________
            of survivorship and not as                               (State)
            tenants in common

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________
(Please print or typewrite name, address including postal zip code and Taxpayer
                       Identification Number of assignee)

the Percentage Interest evidenced by the Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

________________________________________________________________________________

Dated:
       ------------------------------

                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed


                                      A-3-8

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to _____________________________________,
_______________________________________________________________________________.

This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      A-3-9

                                                                     EXHIBIT A-4

                        FORM OF CLASS [C][P] CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A GRANTOR TRUST THAT HOLDS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND IS TREATED AS HAVING ENTERED INTO CERTAIN INTEREST RATE CAP AGREEMENTS.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES, THE CLASS M CERTIFICATES AND THE CLASS B CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO ANY PROVISION UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THIS CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, AND UPON WHICH THE SECURITIES ADMINISTRATOR SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF THIS CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE, OR A VIOLATION OF SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE CERTIFICATE REGISTRAR, THE MASTER SERVICER, ANY SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE

CERTIFICATE REGISTRAR, THE MASTER SERVICER, ANY SERVICER OR THE DEPOSITOR. IF THE CERTIFICATE IS NOT A DEFINITIVE CERTIFICATE, THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN (A) OR (B) ABOVE.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR.


                                      A-4-2

                            CLASS [C][P] CERTIFICATE

MLMI Series 2005-A8, Class [C][P]     Percentage Interest: 100%

Adjustable Pass Through Rate          Initial Certificate Principal Amount of
                                      the Class[C][P] Certificates as of the
                                      Issue Date: $_____

Date of Agreement and Cut-off Date:   Master Servicer and Securities
October 1, 2005                       Administrator: Wells Fargo Bank, N.A.

First Distribution Date:              Trustee: Wachovia Bank, National
November 25, 2005                     Association

No. _______________                   Issue Date: November 15, 2005

                                      CUSIP: ______________

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                        MORTGAGE PASS-THROUGH CERTIFICATE

                               MLMI SERIES 2005-A8

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional, one- to four-family, adjustable-rate, fully amortizing mortgage loans secured by first liens on residential property (the "Mortgage Loans") formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL LYNCH MORTGAGE INVESTORS, INC., THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.


                                      A-4-3

          This certifies that Merrill Lynch, Pierce, Fenner & Smith Incorporated is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate [Certificate Notional Amount of the Class C Certificates] [Certificate Principal Balance of the Class P Certificates] as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class [C][P] Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator") and Wachovia Bank, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [C][P] Certificates on such Distribution Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [C][P] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon the presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Pass-Through Certificates of the Series specified on the face hereof (hereinafter called the "Certificates") and representing a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Master Servicer Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Holders of the Certificates, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions and conditions provided therein, the amendment thereof and the modification of the rights and obligations of the Depositor, the Securities Administrator, the Master Servicer and the Trustee and the rights of the Holders of the Certificates under


                                      A-4-4
the Agreement at any time by the Depositor, the Securities Administrator, the Master Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached to the Agreement as Exhibit F-2) under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement as Exhibit F-1) and the transferee to execute an investment letter (in substantially the form attached to the Agreement as Exhibit F-2) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. None of the Depositor, the Certificate Registrar or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Certificate Registrar and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.


                                      A-4-5

          No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(b) of the Agreement.

          No service charge will be made for any such registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Securities Administrator, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Depositor, the Securities Administrator, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Securities Administrator, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment (or provision for payment) to the Holders of the Certificates of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of
(i) the Distribution Date on which the Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan remaining in the Trust Fund and (iii) the optional purchase by the party designated in the Agreement at a price determined as provided in the Agreement from the Trust Fund of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans remaining therein. The Agreement permits, but does not require, the party designated in the Agreement to purchase from the Trust Fund all the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining therein at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Loans at the time of purchase being 10% or less of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

          The recitals contained herein shall be taken as statements of the Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


                                      A-4-6

     IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated: ______________, 2005             WELLS FARGO BANK, N.A., as Securities
                                        Administrator


                                        By:
                                            ------------------------------------
                                            Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

WELLS FARGO BANK, N.A.,
as Authenticating Agent


By:
    ------------------------------------
    Authorized Signatory


                                      A-4-7

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT -       CUSTODIAN

TEN ENT - as tenants by the entireties                         (Cust) (Minor)
                                                           under Uniform Gifts
                                                               to Minors Act
JT TEN -  as joint tenants with right                          ______________
          of survivorship and not as                              (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.


                                      A-4-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code and Taxpayer Identification Number of assignee)

the Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: _____________________________________

Dated: __________


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed


                                      A-4-9

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
for the account of ____________________________, account number _____________, or, if mailed by check, to __________________________________. Applicable statements should be mailed to _________________________________________________

     This information is provided by _______________________________
_______________, the assignee named above, or ____________________________, as its agent.


                                     A-4-10

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                             Intentionally Omitted

                                    EXHIBIT C

                                FORM OF MI POLICY

                             Intentionally Omitted

                                                                       EXHIBIT D

                        REQUEST FOR RELEASE OF DOCUMENTS

To: Wells Fargo Bank, N.A.
    1015 10th Avenue S.E.
    Minneapolis, Minnesota 55414
    Attn: MLMI 2005-A8

    Re: Custodial Agreement dated as of November 15, 2005, among Wachovia Bank,
        National Association, as Trustee, Merrill Lynch Mortgage Investors, Inc., as Company, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator and Wells Fargo Bank, N.A., as Custodian

     In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custodial Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____   1.   Mortgage Paid in Full

_____   2.   Foreclosure

_____   3.   Substitution

_____   4.   Other Liquidation (Repurchases, etc.)

_____   5.   Nonliquidation Reason: ________________________

Address to which Trustee should
Deliver the Trustee's Mortgage File:              ______________________________

                                                  ______________________________

                                                  ______________________________


                                        By:
                                            ------------------------------------
                                            (authorized signer)

                                        Issuer:
                                                --------------------------------

                                        Address:
                                                 -------------------------------

                                                 -------------------------------

                                        Date:
                                              ----------------------------------

Custodian


                                      D-1-1

Wells Fargo Bank, N.A.

Please acknowledge the execution of the above request by your signature and date below:


Signature                                               Date

Documents returned to Custodian:

-------------------------------                         ------------------------
Custodian                                               Date


                                      D-1-2

                                   EXHIBIT E-1

                    FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust, Series 2005-A8

Ladies and Gentlemen:

We propose to purchase Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-A8, Class R, described in the Prospectus Supplement, dated November 11, 2005, and Prospectus, dated August 26, 2005. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated October 1, 2005 relating to this issuance of the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-A8 (the "Pooling and servicing Agreement").

1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

2. We certify that (a) we have historically paid our debts as they became due,
(b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, and (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due and (e) we will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.

3. We acknowledge that we will be the beneficial owner of the Class R Certificate and:(1)

          _____ The Class R Certificate will be registered in our name.

          _____ The Class R Certificate will be held in the name of our nominee,
               _________________, which is not a disqualified organization.

4. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code or a

----------
(1) Check appropriate box and if necessary fill in the name of the Transferee's nominee.


                                      E-1-1
 plan subject to federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and are not directly or indirectly acquiring the Class R Certificate on behalf of or with any assets of a Plan.

5. We certify that (i) we are a U.S. person or (ii) we will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons. We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

6. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and will furnish us and the Securities Administrator with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and (iii) has delivered to the Securities Administrator a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Securities Administrator a written statement substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement.

7. We hereby designate _______________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Pooling and Servicing Agreement in which the Class R Certificate represents the residual interest.


                                      E-1-2

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Accepted as of __________ __, 200__

MERRILL LYNCH MORTGAGE INVESTORS, INC.


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------


                                      E-1-3

                                   APPENDIX A

                                            Affidavit pursuant to (i) Section
                                            860E(e)(4) of the Internal Revenue
                                            Code of 1986, as amended, and (ii)
                                            certain provisions of the Pooling
                                            and Servicing Agreement

Under penalties of perjury, the undersigned declares that the following is true:

          1.   He or she is an officer of _________________________ (the
               "Transferee"),

          2.   the Transferee's Employer Identification number is __________,

          3. the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-A8, Class R Certificate on behalf of a disqualified organization or any other entity,

          4. unless Merrill Lynch Mortgage Investors, Inc.("MLMI") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

          5. that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

          6. the Transferee has historically paid its debts as they became due,

          7. the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

          8. the Transferee understands that, as beneficial owner of the Class R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

          9. the Transferee intends to pay any taxes associated with holding the Class R Certificate as they become due,

          10. the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by MLMI (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

          11. IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the Class R Certificate, the present value of


                                      E-1-4
               the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:

               A. the present value of any consideration given to the Transferee to acquire such residual interest;

               B. the present value of the expected future distributions on such residual interest; and

               C. the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

          For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;]

[(11)(A) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

     (B) the Transferee is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii),
          1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Transferee do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

(12) The Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.


                                      E-1-5

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

----------------------------------------

By:
    ------------------------------------

    ------------------------------------

     Address of Investor for receipt of distribution:

     Address of Investor for receipt of tax information:

     (Corporate Seal)

     Attest:

    ------------------------------------

    ------------------------------------, Secretary


                                      E-1-6

Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ______________ day of _______, 200__.


________________________________________
Notary Public

County of _______________________________

State of ________________________________

My commission expires the ________ day of ______________


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Dated:
       --------------------


                                      E-1-7

                                   EXHIBIT E-2

                         FORM OF TRANSFEROR'S AFFIDAVIT

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust, Series 2005-A8

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-A8

_______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class R Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                        Very truly yours,

                                        ----------------------------------------

                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                      E-2-1

                                   EXHIBIT E-3

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services - Merrill Lynch Mortgage Investors Trust, Series 2005-A8

RE: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2005-A8

Ladies and Gentlemen:

In connection with our disposition of the Class [____] Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and
(b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of October 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Wachovia Bank National Association, as trustee.

                                        Very truly yours,

                                        ----------------------------------------

                                        Name of Transferor

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title
                                              ----------------------------------


                                      E-3-1

                                   EXHIBIT F-1

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                          ______________, 200___

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
New York, New York 10281

Wachovia Bank, National Association
401 South Tryon Street, 12th Floor
Charlotte, North Carolina 28288-1179

     Re: Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MLMI Series 2005-A8, Class [ ]

Ladies and Gentlemen:

     In connection with the sale by ___________ (the "Seller") to ________ (the "Purchaser") of $_________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 2005-A8, Class _____ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2005 among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Wells Fargo Bank, N.A., as master servicer (in such capacity, the "Master Servicer") and securities administrator (in such capacity, the "Securities Administrator") and Wachovia Bank, National Association, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

     Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


                                      F-1-2

                                        Very truly yours,


                                        ----------------------------------------
                                        (Seller)


                                      F-1-2

                                   EXHIBIT F-2

             FORM OF INVESTOR REPRESENTATION LETTER (NON-RULE 144A)

                                                               __________, 200__

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
New York, New York 10281

Wachovia Bank, National Association
401 South Tryon Street, 12th Floor
Charlotte, North Carolina 28288-1179

     Re: Merrill Lynch Mortgage Investors, Inc., Mortgage Pass-Through Certificates, MLMI Series 2005-A8, Class [ ]

Ladies and Gentlemen:

     In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (The "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Code"), nor are we acting on behalf of any such plan or arrangement nor are we using the assets of any such plan or arrangement to effect such acquisition or (ii) the proposed transfer and holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers) and (II) will not subject the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the


                                      F-2-1

Trustee to any obligation in addition to those undertaken in the Agreement, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) The purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) The purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                        Very truly yours,


                                        ----------------------------------------
                                        Print Name of Transferee


                                      F-2-2

                                   EXHIBIT F-3

                            FORM OF RULE 144A LETTER

                                                              ____________, 2005

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
New York, New York 10281

Wachovia Bank, National Association
401 South Tryon Street, 12th Floor
Charlotte, North Carolina 28288-1179

     Re: Merrill Lynch Mortgage Investors, Inc.,
         Mortgage Pass-Through Certificates, MLMI Series 2005-A8, Class [ ]

Ladies and Gentlemen:

     In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (The "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended ("Code"), nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition or the proposed transfer and holding of such a Certificate and the servicing, management and operation of the Trust: (I) will not result in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Class Exemption ("PTCE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers) and (II) will not subject the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee to any obligation in addition to those undertaken in the Agreement, (e) we have not, nor has anyone


                                      F-3-1
acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act ("Rule 144A") and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2,
(g) we are aware that the sale to us is being made in reliance on Rule 144A, and
(h) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

                                        Very truly yours,

                                        ----------------------------------------
                                        Print Name of Transferee


                                      F-3-2

                                                          ANNEX I TO EXHIBIT F-3

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $___________(2) in securities (except for the 1 excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

     ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

     ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, The business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     ___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

----------
(2) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                  Ax.I to F-3-1

     ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

     ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

     ___ Small Business Investment Company. The Buyer is a small business investment company licensed by the U.S. Small Business Administration under
     Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.


                                  Ax.I to F-3-2

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

     6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                        ----------------------------------------
                                        Print Name of Buyer


                                  Ax.I to F-3-3

                                                         ANNEX II TO EXHIBIT F-3

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, The cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

     ___ The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.


                                 Ax.II to F-3-1

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

6. Until the date of purchase of the Certificates, The undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        ----------------------------------------
                                        Print Name of Buyer or Adviser


                                 Ax.II to F-3-2

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        IF AN ADVISER:

                                        ----------------------------------------
                                        Print Name of Buyer

                                        Date:
                                              ----------------------------------


                                 Ax.II to F-3-3

                                    EXHIBIT G

                           FORM OF CUSTODIAL AGREEMENT

          THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of November 15, 2005, by and among WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), MERRILL LYNCH MORTGAGE INVESTORS, INC., as company (together with any successor in interest, the "Company"), WELLS FARGO BANK, N.A., as master servicer and securities administrator (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and WELLS FARGO BANK, N.A., as custodian (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                                WITNESSETH THAT:

          WHEREAS, the Company, the Master Servicer and the Trustee have entered into a Pooling and Servicing Agreement, dated as of October 1, 2005, relating to the issuance of Mortgage Pass-Through Certificates, MLMI Series 2005-A8 (as in effect on the date of this agreement, the "Original Pooling and Servicing Agreement," and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

          WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company or the Master Servicer under the Pooling and Servicing Agreement and the Servicers under the their respective Servicing Agreements, all upon the terms and conditions and subject to the limitations hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II
                          CUSTODY OF MORTGAGE DOCUMENTS

          Custodian to Act as Agent: Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges (subject to any exceptions noted in the Initial Certification referred to in Section 2.3(a)) receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold such Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

          Recordation of Assignments. If any Mortgage File includes one or more assignments of Mortgage to the Trustee in a state which is specifically excluded from the Opinion of Counsel delivered by the Seller to the Trustee (with a copy to the Custodian) pursuant to the provisions of Section 2.01 of the Pooling and Servicing Agreement, the Custodian shall deliver each such assignment to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment of Mortgage and, upon receipt thereof from such public office, shall return each such assignment of Mortgage to the Custodian.

          Review of Mortgage Files.

          On or prior to the Closing Date, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section
2.02 of the Pooling and Servicing Agreement, each such document, and shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt (subject to any exceptions noted therein) of a Mortgage File for each of the Mortgage Loans listed on the Schedule attached hereto (the "Mortgage Loan Schedule") and certifying that all such documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Initial Certification. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

          Not later than 180 days after the Closing Date, the Custodian shall review the Mortgage Files as provided in Section 2.02 of the Pooling and Servicing Agreement and deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Two evidencing the completeness of the Mortgage Files (subject to any exceptions noted therein).

          In reviewing the Mortgage Files as provided herein and in the Pooling and Servicing Agreement, the Custodian shall make no representation as to and shall not be responsible to verify (i) the validity, legality, enforceability, due authorization, recordability, sufficiency or genuineness of any of the documents included in any Mortgage File or (ii) the collectability, insurability, effectiveness or suitability of any of the documents in any Mortgage File.

          Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

          Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Company as set forth in the Pooling and Servicing Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the related Servicer and the Trustee.

          Custodian to Cooperate: Release of Mortgage Files. Upon receipt of written notice from the Master Servicer that the Mortgage Loan Seller has repurchased a Mortgage Loan pursuant to Article II of the Pooling and Servicing Agreement, and that the purchase price therefor has been deposited in the Master Servicer Collection Account or the Distribution Account, then the Custodian agrees to promptly release to the Mortgage Loan Seller the related Mortgage File.

          Upon the Custodian's receipt of a request for release (a "Request for Release") substantially in the form of Exhibit D to the Pooling and Servicing Agreement signed by a Servicing Officer of the related Servicer stating that it has received payment in full of a Mortgage Loan or that payment in full will be escrowed in a manner customary for such purposes, the Custodian agrees promptly to release to such Servicer the related Mortgage File. The Company shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Substitute Mortgage Loan.

          From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Primary Mortgage Insurance Policy, the related Servicer shall deliver to the Custodian a Request for Release signed by a Servicing Officer requesting that possession of all of the Mortgage File be released to such Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Insurance Policies. Upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to such Servicer. The related Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefore by such Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Master Servicer Collection Account or the Distribution Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the related Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.

          At any time that a Servicer is required to deliver to the Custodian a Request for Release, such Servicer shall deliver two copies of the Request for Release if delivered in hard copy or such Servicer may furnish such Request for Release electronically to the Custodian, in which event the Servicing Officer transmitting the same shall be deemed to have signed the Request for Release. In connection with any Request for Release of a Mortgage File because of a repurchase of a Mortgage Loan, the related Servicer shall send to the Trustee an assignment of mortgage, without recourse, representation or warranty from the Trustee to the Mortgage Loan Seller and the related Mortgage Note which shall be endorsed without recourse, representation or warranty by the Trustee and the Trustee shall forward such documents to the Mortgage Loan Seller. In connection with any Request for Release of a Mortgage File because of the payment in full of a Mortgage Loan, the related Servicer shall send to the Trustee a certificate of satisfaction or other similar instrument to be executed by or on behalf of the Trustee and returned to such Servicer.

          Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer, to the extent provided in the related Servicing Agreement, shall cause the related Servicer to notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III
                            CONCERNING THE CUSTODIAN

          Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee and the Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or Mortgage File shall be delivered by the Custodian to the Company, the Servicer or the Master Servicer or otherwise released from the possession of the Custodian.

          Reserved.

          Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

          Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith or to the extent that such cost or expense is indemnified by the Company pursuant to the Pooling and Servicing Agreement.

          Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

          The Trustee may remove the Custodian at any time with the consent of the Master Servicer. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority, shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Servicer or the Company.

          Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the

Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

          Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $15,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

          Notices. All notices, requests, consents, demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

          Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

          GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Company and at the Trust's expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Company to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

          IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                WACHOVIA BANK, NATIONAL ASSOCIATION,
401 South Tryon Street, 12th Floor      as Trustee
Charlotte, NC 28288-1179

Attention:                              By:
           --------------------------       ------------------------------------
Telecopy:                               Name:
          ---------------------------         ----------------------------------
Confirmation:                           Title:
              -----------------------          ---------------------------------


Address:                                MERRILL LYNCH MORTGAGE INVESTORS, INC.
4 World Financial Center
New York, NY 10281
                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Address:                                WELLS FARGO BANK, N.A.,
9062 Old Annapolis Road                 as Master Servicer
Columbia, Maryland 21045-1951

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Address:                                WELLS FARGO BANK, N.A.,
1015 10th Avenue Southeast, MS 0031     as Custodian
Minneapolis, MN  55414

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT ONE

                     FORM OF CUSTODIAN INITIAL CERTIFICATION

                                                               November __, 2005

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 10th Floor
New York, New York 10281

Wachovia Bank, National Association
401 South Tryon Street, 12th Floor
Charlotte, NC 28288-1179

     Re: Pooling and Servicing Agreement, dated as of October 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator, and Wachovia Bank, National Association, as trustee,
          Mortgage Pass-Through Certificates, Series 2005-A8

Ladies and Gentlemen:

     Attached is the Custodian's preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) the existence of any assumption, modification, written assurance, or substitution agreement, with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian.

                                        WELLS FARGO BANK, N.A.,
                                        as Custodian


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT TWO

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                              ____________, 2005

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center, 10th Floor
New York, New York 10281
Attention: ____________________

Wachovia Bank, National Association
401 South Tryon Street, 12th Floor
Charlotte, NC 28288-1179

     Re: Pooling and Servicing Agreement, dated as of October 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator and Wachovia Bank, National Association, as trustee,
          Mortgage Pass-Through Certificates, Series 2005-A8

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as noted on the Schedule of Exceptions attached hereto, for each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto), it has received a complete Mortgage File which includes the documents required to be included in the Mortgage File as set forth in the Pooling and Servicing Agreement.

     The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any documents contained in any Mortgage File for any of the Mortgage Loans listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File should include any flood insurance policy, any rider, addends, surety or guaranty agreement, power of attorney, buy down agreement, assumption agreement, modification agreement, written assurance or substitution agreement.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                        WELLS FARGO BANK, N.A.,
                                        as Custodian


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------

                                   EXHIBIT H-1

                               SERVICING AGREEMENT

                        GREENPOINT MORTGAGE FUNDING, INC.

                               See Exhibit 99.6


                                      H-1-1

                                   EXHIBIT H-2

                               SERVICING AGREEMENT

                            PHH MORTGAGE CORPORATION

                               See Exhibit 99.7


                                      H-2-1

                                    EXHIBIT I

                        MORTGAGE LOAN PURCHASE AGREEMENT

                               See Exhibit 99.1

                                  EXHIBIT J

                            ASSIGNMENT AGREEMENTS

                            See Exhibit 99.2-99.5

                                    EXHIBIT K

            FORM CERTIFICATION TO BE PROVIDED BY THE MASTER SERVICER
                                 WITH FORM 10-K

     Re: Merrill Lynch Mortgage Investors, Inc. Mortgage Pass-Through Certificates, Series 2005-A8

          I, [identify the certifying individual], certify that:

          l. I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Merrill Lynch Mortgage Investors, Inc. (the "Registrant");

          2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

          3. Based on my knowledge, the servicing information required to be provided to the Trustee by the Master Servicer under the Pooling and Servicing Agreement for inclusion in these reports is included in these reports;

          4. I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon my knowledge and the annual compliance review required under the Servicing Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Servicing Agreement; and

          5. The reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement that is included in these reports.

          In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

          ____________________________

          ____________________________

          ____________________________

          Capitalized terms used but not defined herein have the meanings ascribed to them in Pooling and Servicing Agreement, dated October 1, 2005, among Merrill Lynch Mortgage Investors, Inc., as depositor, Wells Fargo Bank, N.A., as master servicer and securities administrator and Wachovia Bank, National Association, as trustee.

                                        WELLS FARGO BANK, N.A.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   EXHIBIT L-1

                         FORM OF CLASS A-2 CAP CONTRACT

                             (PROVIDED UPON REQUEST)


                                      L-1-1

                                   EXHIBIT L-2

                         FORM OF CLASS A-3 CAP CONTRACT

                             (PROVIDED UPON REQUEST)


                                      L-2-1

                                   EXHIBIT L-3

                  FORM OF SUBORDINATE CERTIFICATE CAP CONTRACT

                             (PROVIDED UPON REQUEST)


                                      L-3-1

                                   EXHIBIT M-1

                       CLASS A-2 ONE-MONTH LIBOR CAP TABLE


                                      M-1-1

From and including   To but excluding   Notional Amount (USD)   Cap Rate (%)
------------------   ----------------   ---------------------   ------------
11/15/2005           11/25/2005             365,191,000.00          9.740
11/25/2005           12/25/2005             353,476,771.81          5.910
12/25/2005           01/25/2006             342,106,282.69          5.711
01/25/2006           02/25/2006             331,070,793.11          5.919
02/25/2006           03/25/2006             320,360,443.50          6.581
03/25/2006           04/25/2006             309,965,664.23          5.919
04/25/2006           05/25/2006             299,877,167.03          6.125
05/25/2006           06/25/2006             290,085,936.86          5.920
06/25/2006           07/25/2006             280,583,223.72          6.126
07/25/2006           08/25/2006             271,360,534.98          5.946
08/25/2006           09/25/2006             262,409,627.78          5.946
09/25/2006           10/25/2006             253,722,501.67          6.153
10/25/2006           11/25/2006             245,291,391.52          5.946
11/25/2006           12/25/2006             237,108,760.53          6.153
12/25/2006           01/25/2007             229,167,293.65          5.947
01/25/2007           02/25/2007             221,459,890.94          5.947
02/25/2007           03/25/2007             213,979,661.30          6.612
03/25/2007           04/25/2007             206,719,916.36          5.947
04/25/2007           05/25/2007             199,674,164.42          6.154
05/25/2007           06/25/2007             192,836,104.80          5.948
06/25/2007           07/25/2007             186,199,622.15          6.157
07/25/2007           08/25/2007             179,758,723.87          6.101


                                      L-2-2

From and including   To but excluding   Notional Amount (USD)   Cap Rate (%)
------------------   ----------------   ---------------------   ------------
08/25/2007           09/25/2007             173,508,761.52          6.196
09/25/2007           10/25/2007             167,443,560.75          6.412
10/25/2007           11/25/2007             161,557,137.41          6.197
11/25/2007           12/25/2007             155,844,227.89          6.412
12/25/2007           01/25/2008             150,299,723.42          6.198
01/25/2008           02/25/2008             144,918,674.13          6.247
02/25/2008           03/25/2008             139,696,501.25          6.730
03/25/2008           04/25/2008             134,628,385.57          6.283
04/25/2008           05/25/2008             129,709,679.94          6.514
05/25/2008           06/25/2008             124,936,432.27          6.296
06/25/2008           07/25/2008             120,303,898.71          6.515
07/25/2008           08/25/2008             115,807,935.94          8.453
08/25/2008           09/25/2008             111,451,336.60          8.523
09/25/2008           10/25/2008             107,223,146.91          8.817
10/25/2008           11/25/2008             103,119,438.07          8.525
11/25/2008           12/25/2008             103,119,438.07          8.818
12/25/2008           01/25/2009             103,119,438.07          8.526
01/25/2009           02/25/2009             101,679,457.49          9.315
02/25/2009           03/25/2009              98,627,078.99          9.740
03/25/2009           04/25/2009              95,664,561.20          9.355
04/25/2009           05/25/2009              92,789,207.63          9.695
05/25/2009           06/25/2009              89,998,730.02          9.374


                                      L-2-3

From and including   To but excluding   Notional Amount (USD)   Cap Rate (%)
------------------   ----------------   ---------------------   ------------
06/25/2009           07/25/2009              87,290,352.32          9.696
07/25/2009           08/25/2009              84,661,661.48          9.730
08/25/2009           09/25/2009              82,111,699.79          9.731
09/25/2009           10/25/2009              79,636,733.09          9.740
10/25/2009           11/25/2009              77,234,541.47          9.733
11/25/2009           12/25/2009              74,903,003.34          9.740
12/25/2009           01/25/2010              72,640,042.66          9.734
01/25/10             02/25/2010              70,443,644.36          9.740
02/25/10             03/25/2010              68,312,329.52          9.740
03/25/10             04/25/2010              66,243,696.98          9.740
04/25/10             05/25/2010              64,235,905.08          9.740
05/25/10             06/25/2010              62,287,216.58          9.740
06/25/10             07/25/2010              60,396,075.96          9.740
07/25/10             08/25/2010              58,560,552.65          9.740
08/25/10             09/25/2010              56,771,132.46          9.740
09/25/10             10/25/2010              55,034,934.34          9.740
10/25/10             11/25/2010              53,349,949.99          9.740
11/25/10             12/25/2010              51,714,671.64          9.740
12/25/10             01/25/2011              50,127,635.78          9.740
01/25/11             02/25/2011              48,587,422.02          9.740
02/25/11             03/25/2011              47,096,548.94          9.740
03/25/11             04/25/2011              45,649,563.26          9.740


                                      L-2-4

From and including   To but excluding   Notional Amount (USD)   Cap Rate (%)
------------------   ----------------   ---------------------   ------------
04/25/11             05/25/2011              44,245,175.20          9.740
05/25/11             06/25/2011              42,882,132.93          9.740
06/25/11             07/25/2011              41,559,376.78          9.740
07/25/11             08/25/2011              40,275,562.99          9.740
08/25/11             09/25/2011              39,029,547.14          9.740
09/25/11             10/25/2011              37,820,218.34          9.740
10/25/11             11/25/2011              36,646,498.34          9.740
11/25/11             12/25/2011              35,507,340.55          9.740
12/25/11             01/25/2012              34,401,729.08          9.740
01/25/12             02/25/2012              33,328,677.89          9.740
02/25/12             03/25/2012              32,287,229.86          9.740
03/25/12             04/25/2012              31,276,456.00          9.740
04/25/12             05/25/2012              30,295,454.57          9.740
05/25/12             06/25/2012              29,343,350.31          9.740
06/25/12             07/25/2012              28,419,293.66          9.740
07/25/12             08/25/2012              27,522,460.02          9.740


                                      L-2-5

                                   EXHIBIT M-2

                       CLASS A-3 ONE-MONTH LIBOR CAP TABLE


                                      M-2-1

From and including   To but excluding   Notional Amount (USD)   Cap Rate (%)
------------------   ----------------   ---------------------   ------------
11/15/2005           11/25/2005             284,000,000.00          9.740
11/25/2005           12/25/2005             275,492,641.45          6.162
12/25/2005           01/25/2006             267,161,979.71          6.171
01/25/2006           02/25/2006             259,002,403.65          6.306
02/25/2006           03/25/2006             251,007,896.90          7.008
03/25/2006           04/25/2006             243,173,071.05          6.304
04/25/2006           05/25/2006             235,493,164.86          6.522
05/25/2006           06/25/2006             227,964,039.32          6.303
06/25/2006           07/25/2006             220,652,915.41          6.521
07/25/2006           08/25/2006             213,553,472.10          6.319
08/25/2006           09/25/2006             206,659,571.89          6.319
09/25/2006           10/25/2006             199,965,255.48          6.538
10/25/2006           11/25/2006             193,464,736.59          6.318
11/25/2006           12/25/2006             187,152,396.96          6.537
12/25/2006           01/25/2007             181,022,781.40          6.317
01/25/2007           02/25/2007             175,070,593.12          6.317
02/25/2007           03/25/2007             169,290,689.06          7.021
03/25/2007           04/25/2007             163,678,075.50          6.316
04/25/2007           05/25/2007             158,227,903.62          6.535
05/25/2007           06/25/2007             152,935,465.38          6.315
06/25/2007           07/25/2007             147,796,189.39          6.537
07/25/2007           08/25/2007             142,805,636.90          6.409


                                      L-2-2

From and including   To but excluding   Notional Amount (USD)   Cap Rate (%)
------------------   ----------------   ---------------------   ------------
08/25/2007           09/25/2007             137,960,402.01          6.560
09/25/2007           10/25/2007             133,255,448.43          6.787
10/25/2007           11/25/2007             128,686,605.38          6.559
11/25/2007           12/25/2007             124,249,929.73          6.785
12/25/2007           01/25/2008             119,941,592.74          6.558
01/25/2008           02/25/2008             115,757,876.75          6.589
02/25/2008           03/25/2008             111,695,356.57          7.122
03/25/2008           04/25/2008             107,750,353.42          6.645
04/25/2008           05/25/2008             103,919,442.08          6.874
05/25/2008           06/25/2008             100,199,318.31          6.644
06/25/2008           07/25/2008              96,586,773.69          6.874
07/25/2008           08/25/2008              93,078,692.85          8.357
08/25/2008           09/25/2008              89,674,561.85          8.450
09/25/2008           10/25/2008              86,369,269.24          8.739
10/25/2008           11/25/2008              83,159,464.19          8.447
11/25/2008           12/25/2008              83,159,464.19          8.735
12/25/2008           01/25/2009              83,159,464.19          8.445
01/25/2009           02/25/2009              82,031,215.94          8.955
02/25/2009           03/25/2009              79,636,772.89          9.740
03/25/2009           04/25/2009              77,311,520.83          9.010
04/25/2009           05/25/2009              75,053,408.45          9.317
05/25/2009           06/25/2009              72,860,494.30          9.006


                                      L-2-3

From and including   To but excluding   Notional Amount (USD)   Cap Rate (%)
------------------   ----------------   ---------------------   ------------
06/25/2009           07/25/2009              70,730,893.15          9.313
07/25/2009           08/25/2009              68,662,774.37          9.164
08/25/2009           09/25/2009              66,654,603.05          9.162
09/25/2009           10/25/2009              64,704,397.00          9.474
10/25/2009           11/25/2009              62,810,480.62          9.158
11/25/2009           12/25/2009              60,971,226.84          9.470
12/25/2009           01/25/2010              59,185,055.68          9.154
01/25/2010           02/25/2010              57,450,432.90          9.233
02/25/2010           03/25/2010              55,765,950.93          9.740
03/25/2010           04/25/2010              54,130,076.42          9.229
04/25/2010           05/25/2010              52,541,404.73          9.543
05/25/2010           06/25/2010              50,998,571.89          9.230
06/25/2010           07/25/2010              49,500,308.27          9.554
07/25/2010           08/25/2010              48,045,269.59          9.740
08/25/2010           09/25/2010              46,626,561.82          9.740
09/25/2010           10/25/2010              45,248,886.64          9.740
10/25/2010           11/25/2010              43,911,056.72          9.740
11/25/2010           12/25/2010              42,611,919.12          9.740
12/25/2010           01/25/2011              41,350,354.27          9.740
01/25/2011           02/25/2011              40,125,275.07          9.740
02/25/2011           03/25/2011              38,937,768.62          9.740
03/25/2011           04/25/2011              37,784,547.48          9.740


                                      L-2-4

From and including   To but excluding   Notional Amount (USD)   Cap Rate (%)
------------------   ----------------   ---------------------   ------------
04/25/2011           05/25/2011              36,664,621.25          9.740
05/25/2011           06/25/2011              35,577,028.14          9.740
06/25/2011           07/25/2011              34,520,877.07          9.740
07/25/2011           08/25/2011              33,495,215.78          9.740
08/25/2011           09/25/2011              32,499,163.67          9.740
09/25/2011           10/25/2011              31,531,865.57          9.740
10/25/2011           11/25/2011              30,592,491.06          9.740
11/25/2011           12/25/2011              29,680,233.73          9.740
12/25/2011           01/25/2012              28,794,310.46          9.740
01/25/2012           02/25/2012              27,933,960.80          9.740
02/25/2012           03/25/2012              27,098,446.27          9.740
03/25/2012           04/25/2012              26,287,049.73          9.740
04/25/2012           05/25/2012              25,499,074.79          9.740
05/25/2012           06/25/2012              24,733,845.17          9.740
06/25/2012           07/25/2012              23,990,704.14          9.740
07/25/2012           08/25/2012              23,269,013.97          9.740


                                      L-2-5

                                   EXHIBIT M-3

                SUBORDINATE CERTIFICATE ONE-MONTH LIBOR CAP TABLE

From and including   To but excluding   Notional Amount (USD)   Cap Rate (%)
------------------   ----------------   ---------------------   ------------
11/15/05             11/25/2005             65,335,000.00           9.150
11/25/2005           12/25/2005             65,335,000.00           5.228
12/25/2005           01/25/2006             65,335,000.00           5.098
01/25/2006           02/25/2006             65,335,000.00           5.221
02/25/2006           03/25/2006             65,335,000.00           5.871
03/25/2006           04/25/2006             65,335,000.00           5.220
04/25/2006           05/25/2006             65,335,000.00           5.422
05/25/2006           06/25/2006             65,335,000.00           5.220
06/25/2006           07/25/2006             65,335,000.00           5.422
07/25/2006           08/25/2006             65,335,000.00           5.236
08/25/2006           09/25/2006             65,335,000.00           5.236
09/25/2006           10/25/2006             65,335,000.00           5.439
10/25/2006           11/25/2006             65,335,000.00           5.236
11/25/2006           12/25/2006             65,335,000.00           5.439
12/25/2006           01/25/2007             65,335,000.00           5.236
01/25/2007           02/25/2007             65,335,000.00           5.236
02/25/2007           03/25/2007             65,335,000.00           5.888
03/25/2007           04/25/2007             65,335,000.00           5.236
04/25/2007           05/25/2007             65,335,000.00           5.439
05/25/2007           06/25/2007             65,335,000.00           5.236
06/25/2007           07/25/2007             65,335,000.00           5.441
07/25/2007           08/25/2007             65,335,000.00           5.325

From and including   To but excluding   Notional Amount (USD)   Cap Rate (%)
------------------   ----------------   ---------------------   ------------
08/25/2007           09/25/2007             65,335,000.00           5.408
09/25/2007           10/25/2007             65,335,000.00           5.617
10/25/2007           11/25/2007             65,335,000.00           5.408
11/25/2007           12/25/2007             65,335,000.00           5.617
12/25/2007           01/25/2008             65,335,000.00           5.409
01/25/2008           02/25/2008             65,335,000.00           5.437
02/25/2008           03/25/2008             65,335,000.00           5.903
03/25/2008           04/25/2008             65,335,000.00           5.469
04/25/2008           05/25/2008             65,335,000.00           5.684
05/25/2008           06/25/2008             65,335,000.00           5.474
06/25/2008           07/25/2008             65,335,000.00           5.685
07/25/2008           08/25/2008             65,335,000.00           6.842
08/25/2008           09/25/2008             65,335,000.00           6.898
09/25/2008           10/25/2008             65,335,000.00           7.156
10/25/2008           11/25/2008             65,335,000.00           6.898
11/25/2008           12/25/2008             59,585,028.15           7.162
12/25/2008           01/25/2009             49,810,968.89           6.913
01/25/2009           02/25/2009             44,076,750.02           7.390
02/25/2009           03/25/2009             42,846,340.72           8.313
03/25/2009           04/25/2009             41,650,231.78           7.429
04/25/2009           05/25/2009             40,487,449.81           7.715
05/25/2009           06/25/2009             39,357,107.12           7.441

From and including   To but excluding   Notional Amount (USD)   Cap Rate (%)
------------------   ----------------   ---------------------   ------------
06/25/2009           07/25/2009             38,258,255.41           7.721
07/25/2009           08/25/2009             37,190,016.30           7.640
08/25/2009           09/25/2009             36,151,786.14           7.644
09/25/2009           10/25/2009             35,142,471.06           7.932
10/25/2009           11/25/2009             34,161,262.36           7.653
11/25/2009           12/25/2009             33,207,379.11           7.941
12/25/2009           01/25/2010             32,280,059.61           7.662
01/25/2010           02/25/2010             31,378,563.45           7.768
02/25/2010           03/25/2010             30,502,256.91           8.698
03/25/2010           04/25/2010             29,650,349.83           7.780
04/25/2010           05/25/2010             28,822,162.35           8.076
05/25/2010           06/25/2010             28,017,041.37           7.803
06/25/2010           07/25/2010             27,234,380.57           8.102
07/25/2010           08/25/2010             26,473,508.71           8.285
08/25/2010           09/25/2010             25,730,646.71           8.365
09/25/2010           10/25/2010             25,008,591.06           8.682
10/25/2010           11/25/2010             24,306,693.29           8.384
11/25/2010           12/25/2010             23,624,391.03           8.702
12/25/2010           01/25/2011             22,961,137.62           8.405
01/25/2011           02/25/2011             22,316,401.69           8.763
02/25/2011           03/25/2011             21,690,595.43           9.150
03/25/2011           04/25/2011             21,082,236.14           8.788

From and including   To but excluding   Notional Amount (USD)   Cap Rate (%)
------------------   ----------------   ---------------------   ------------
04/25/2011           05/25/2011             20,490,837.95           9.123
05/25/2011           06/25/2011             19,791,390.96           8.826
06/25/2011           07/25/2011             19,093,912.29           9.150
07/25/2011           08/25/2011             18,415,880.28           8.855
08/25/2011           09/25/2011             17,756,753.53           8.870
09/25/2011           10/25/2011             17,116,005.64           9.150
10/25/2011           11/25/2011             16,493,124.97           8.903
11/25/2011           12/25/2011             15,887,614.11           9.150
12/25/2011           01/25/2012             15,298,989.51           8.938
01/25/2012           02/25/2012             14,726,781.14           8.957
02/25/2012           03/25/2012             14,170,532.05           9.150
03/25/2012           04/25/2012             13,629,798.00           8.996
04/25/2012           05/25/2012             13,104,147.16           9.150
05/25/2012           06/25/2012             12,593,159.75           9.039
06/25/2012           07/25/2012             12,096,427.66           9.150
07/25/2012           08/25/2012             11,613,554.14           9.118